CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST, PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Exhibit 2.2

ASSET PURCHASE AGREEMENT

among

SCOTLAND ACQUISITION, LLC,

RCS CAPITAL CORPORATION,

THE PRINCIPALS NAMED HEREIN,

HATTERAS INVESTMENT PARTNERS LLC, HATTERAS INVESTMENT MANAGEMENT LLC, HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC, HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC, HATTERAS CAPITAL INVESTMENT PARTNERS, LLC,

and

DAVID PERKINS, AS THE SELLERS’ REPRESENTATIVE

Dated as of October 1, 2013

i

ii

iii

Section 11.19.	No Third Party Beneficiaries	104
Section 11.20.	Purchaser Guaranty	104
Section 11.21.	Principals Limited Guaranty	105
Section 11.22.	Reserved	105
Section 11.23.	Acknowledgement	105

iv

Exhibit A	Disclosure Schedules and other Schedules
Exhibit B	Form of Employment Agreements
Exhibit C-1	Applicable Accounting Principles
Exhibit C-2	Calculation of AUM Shortfall Adjustment
Exhibit C-3	Calculation of Closing PTNI Shortfall Adjustment
Exhibit C-4	Net Working Capital Calculation Methodology
Exhibit D	Form of Assignment and Assumption Agreement
Exhibit E	Form of Bill of Sale
Exhibit F-1	Form of Intellectual Property Assignment Agreement
Exhibit F-2	Form of Intellectual Property Assignment Agreement—Trademarks
Exhibit G	Form of Lease Assignment Agreement
Exhibit H-1	Post-Closing Annual Bonus Plan
Exhibit H-2	Post-Closing Performance Bonus Plan
Exhibit I	Form of Transaction Notice

v

ASSET PURCHASE AGREEMENT dated as of October 1, 2013, among Scotland Acquisition, LLC, a Delaware limited liability company (“Purchaser”), RCS Capital Corporation, a Delaware corporation (“Guarantor”), the persons named as principals on the signature pages hereto (each a “Principal” and collectively, “Principals”), Hatteras Investment Partners LLC, a Delaware limited liability company, Hatteras Investment Management LLC, a Delaware limited liability company, Hatteras Capital Investment Management, LLC, a Delaware limited liability company, Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company, and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (each, a “Hatteras Seller,” and, collectively, “Hatteras Sellers”), and David Perkins, in his capacity as the sellers representative (the “Sellers’ Representative”). Purchaser, Guarantor, the Hatteras Sellers and the Sellers’ Representative are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS:

A.           The Hatteras Sellers, together with the other members of the Hatteras Group (as defined below), are engaged in the Business (as defined below).

B.           Purchaser wishes to purchase from the Hatteras Sellers, and the Hatteras Sellers wish to sell to Purchaser, substantially all the assets related to the Business (including all the outstanding equity interests of the BD Subsidiary (as defined below)), and Purchaser has agreed to assume the Assumed Liabilities (as defined below) of the Hatteras Sellers (but not the Excluded Liabilities, as defined below), all for the purchase price and upon the terms and subject to the conditions set forth below.

C.           Contemporaneously with the execution and delivery of this Agreement, and as a condition and a material inducement to Purchaser’s willingness to enter into this Agreement, each of David Perkins, Robert Worthington, J. Michael Fields and Robert Lance Baker has entered into an employment agreement substantially in the form attached hereto as Exhibit B (each, an “Employment Agreement,” and, collectively, the “Employment Agreements”); provided, however, that the employment term under each such Employment Agreement shall commence as of (and be subject to the occurrence of) the Closing (as defined below).

D.           For certain limited purposes, upon the terms and subject to the conditions set forth herein, the Sellers’ Representative shall serve as the representative of the Principals and the Hatteras Sellers, and shall have the power and authority set forth herein.

E.           Guarantor will guarantee certain obligations of Purchaser upon the terms and subject to the conditions set forth in this Agreement.

F.           Principals will guarantee certain obligations of the Hatteras Sellers under Article X of this Agreement upon the terms and subject to the conditions set forth in this agreement.

G.           Capitalized terms used herein without separate definition have the respective meanings given to such terms in Section 1.1.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1. Definition of Certain Terms. The terms defined in this Section 1.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

“2013 Adjusted PTNI” has the meaning set forth in Section 3.7(b)(i).

“2013 Incentive Fees” means, for the fiscal year 2013, the (i) incentive fees payable by Hatteras Master Fund, L.P., (ii) incentive fees payable by Hatteras GPEP Fund, LP, (iii) the incentive allocation account in Hatteras Global Private Equity Partners Institutional, LLC and (iv) the carried interest account in Hatteras GPEP Fund II, LLC, in each case to their general partners or special members, as applicable.

“Acquisition Transaction” has the meaning set forth in Section 6.10(a).

“Action” means any action, claim, dispute, arbitration, audit, litigation, suit or other proceeding (whether civil, criminal, arbitral, administrative or investigative) commenced, brought, conducted, or heard by or before, any Government Authority or any court, arbitrator or mediator.

“Adjusted PTNI” means the sum of Adjusted Pre-Closing PTNI plus Adjusted Post-Closing PTNI. Adjusted PTNI for all purposes of this Agreement shall be determined based on and consistent with the methodology of, and in a form consistent with, Schedule 1.1(b).

“Adjusted Post-Closing PTNI” means, for the period from the Closing Date through December 31, 2013, the consolidated net income, before any Taxes based on net income, of the Earnout Group Business determined in accordance with GAAP, (i) plus (without duplication and in each case only to the extent deducted in determining such consolidated net income) (A) all expenses associated with the Post-Closing Bonus Plans, (B) any variable compensation expense in excess of $250,000 per calendar month after Closing, (C) any expense, amortization or other write-down of goodwill or any intangible assets, whether existing or acquired at the time of Closing, or acquired any time after Closing, (D) any expenses incurred by any party in connection with the negotiation, execution or performance of this Agreement or the other Transaction Documents and (ii) minus (without duplication and in each case only to the extent added in determining such consolidated net income) any income or gain (or plus any loss), from acquisitions of mutual funds, registered funds or fund complexes, or non-registered fund vehicles following the Closing Date to the extent such acquisitions or business combinations were of stand-alone funds and are not included in the Earnout Group Business. Adjusted Post-Closing PTNI for all purposes of this Agreement shall be determined based on and consistent with the methodology of, and in a form consistent with, Schedule 1.1(b).

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“Adjusted Pre-Closing PTNI” means, for the period from January 1, 2013 through the day before the Closing Date, the consolidated net income, before any Taxes, of the Hatteras Sellers, determined in accordance with GAAP, (i) plus (without duplication and in each case only to the extent deducted in determining such consolidated net income) (A) all expenses associated with the Hatteras Investment Partners LLC Deferred Bonus Plan for Certain Key Employees, (B) any variable compensation in excess of $250,000 in any calendar month prior to Closing, (C) any expense, amortization or other write-down of goodwill or any intangible assets, (D) any expenses not incurred in the Ordinary Course of Business through the Closing Date, and (E) any expenses incurred by any Party in connection with the negotiation, execution or performance of this Agreement or the other Transaction Documents. Adjusted Pre-Closing PTNI for all purposes of this Agreement shall be determined based on and consistent with the methodology of, and in a form consistent with, Schedule 1.1(b).

“Adviser Subsidiary” means each Hatteras Group member that is required to be registered as an “investment adviser” under the Investment Advisers Act.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled,” “controlling,” “controlled by” and “under common control with” have meanings correlative thereto.

“Aggregate Base Date Assets Under Management” means $1,946,686,539.

“Aggregate Measurement Date Assets Under Management” means the sum of: (i) the Measurement Date Assets Under Management for all Investment Advisory Agreements of Clients whose Investment Advisory Agreements with the Hatteras Sellers have been assigned to Purchaser, plus (ii) the Measurement Date Assets Under Management for all new and/or replacement Investment Advisory Agreements of Clients in favor of Purchaser or its designee in place on the Closing Date; plus (iii) the AUM Adjustment at the Measurement Date.

“Agreement” means this Asset Purchase Agreement (including the Schedules hereto), as the same from time to time may be amended, supplemented or waived.

“Allocation Pool” means the sum of (a) the aggregate base salaries of the external wholesalers used by, and the internal sales desk of, Purchaser and its Affiliates that are Broker-Dealers, plus (b) the base salaries of the Person(s) appointed by the Purchaser to work with the Business following the Closing Date.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any foreign competition law, investment law and all other foreign or domestic laws, decrees, administrative and judicial doctrines that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

“Applicable Accounting Principles” means the accounting principles, practices and methodologies set forth on Exhibit C-1, in each case to the extent in accordance with GAAP

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except as applicable to the calculation of Net Working Capital and the exclusion of certain Current Assets and Current Liabilities from the calculation thereof as specifically set forth in Exhibit C-1.

“Applicable Fund GAAP” has the meaning set forth in Section 4.13(e).

“Applicable Law” means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, by-laws, ordinances or codes of any Governmental Authority applicable to such Person, (ii) Governmental Approvals applicable to such Person, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority, in each case in this clause (iii) specifically naming or applicable to such Person.

“Applicable Privacy and Data Security Laws” means all privacy, security, data protection, direct marketing, consumer protection and workplace privacy laws, rules and regulations of any applicable jurisdiction (including the United States and each state of the United States), and all then-current industry standards, guidelines and practices with respect to privacy, security, data protection, direct marketing, consumer protection and workplace privacy, relating to the collection, processing, storage, protection and disclosure of Personal Information.

“Assets” has the meaning set forth in Section 2.1.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“AUM Adjustment at the Measurement Date” means the aggregate dollar amount of tenders honored in the Hatteras Core Alternatives Funds between June 16, 2013 and the Closing Date.

“AUM Shortfall Adjustment” means (i) if the quotient of the Aggregate Measurement Date Assets Under Management divided by the Aggregate Base Date Assets Under Management is less than 0.95, the product of (A) $40,000,000 multiplied by (B) an amount equal to (1) 0.95 minus (2) the quotient of the Aggregate Measurement Date Assets Under Management divided by the Aggregate Base Date Assets Under Management, and (ii) if the quotient of the Aggregate Measurement Date Assets Under Management divided by the Aggregate Base Date Assets Under Management is equal to or greater than 0.95, zero. An example of the AUM Shortfall Adjustment calculation is set forth on Exhibit C-2.

“Base Date” means June 16, 2013.

“Baseline Balance Sheet” means the combined unaudited balance sheet of the Business at and as of April 30, 2013, a copy of which is attached hereto as Schedule 1.1(c).

“BD Subsidiary” means Hatteras Capital Distributors LLC, a North Carolina limited liability company.

“Benefit Plans” means any “employee benefit plans” (as defined in Section 3(3) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, equity (including stock options and phantom

4

stock or any plan affording similar benefits), retirement, vacation, sick pay, sick leave or other paid time off, severance, employment agreement, change in control agreement, indemnification agreement, consulting agreement, collective bargaining agreement, commission, salary continuation, retention, life insurance, fringe benefit, tuition, scholarship, relocation, service award, company car, payroll practices, disability, accident, death benefit, hospitalization, medical, dental, health, welfare or other plan, policy, agreement, trust fund, arrangement or understanding (whether or not legally binding, written or unwritten, insured or self-insured or domestic or foreign).

“Books and Records” means all books and records pertaining to any member of the Hatteras Group and relating to or used by the Business, of any and every kind, including Client and customer lists, Tax Returns and supporting workpapers and schedules (including accountants’ workpapers), referral sources, research and development reports, operating guides and manuals, financing and accounting records, programs, inventory lists, correspondence, emails, word and data storage systems, compact disks, compact disk lists, account ledgers, minute books, files, reports, plans, advertising materials, promotional materials, drawings and operating records, held or maintained by any member of the Hatteras Group and all membership interest ledgers and Organizational Documents of the BD Subsidiary.

“Breach Notice” has the meaning set forth in Section 6.7.

“Broker-Dealer” means a broker or dealer registered under the Exchange Act.

“Business” means the business and operations conducted by the Hatteras Group as of the date of this Agreement and as of the Closing Date, which, for purposes of this Agreement, includes the Investment Management Services provided by the Hatteras Group to the funds (and each portfolio or series thereof) that are listed on Schedule 1.1(d), as well as the other businesses of the Hatteras Group set forth therein.

“Business Contracts” has the meaning set forth in Section 4.17(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“CEA” means the Commodity Exchange Act and the rules and regulations promulgated thereunder, as amended from time to time.

“Certificate of 2013 Adjusted PTNI” has the meaning set forth in Section 3.7(b).

“Certificate of Projected 2013 Adjusted PTNI” has the meaning set forth in Section 3.7(a).

“CFTC” means the U.S. Commodity Futures Trading Commission and any successor thereto.

“Claim Notice” has the meaning set forth in Section 10.4(a).

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“Client” means any Person to whom a member of the Hatteras Group provides Investment Management Services.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing PTNI Shortfall Adjustment” means (i) if the quotient of the Projected 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI is less than 0.95, the product of (A) $40,000,000 multiplied by (B) an amount equal to (1) 0.95 minus (2) the quotient of the Projected 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI, and (ii) if the quotient of the Projected 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI is equal to or greater than 0.95, zero. An example of the Closing PTNI Shortfall Adjustment calculation is set forth on Exhibit C-3.

“Closing Statement” has the meaning set forth in Section 3.6(a).

“Closing Statement Deadline” has the meaning set forth in Section 3.6(a).

“Closing Working Capital” has the meaning set forth in Section 3.6(b)(i).

“COBRA” means continuing group health plan coverage required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, as both are amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Transaction Expenses” means all expenses of the Hatteras Group incurred or to be incurred at or prior to the Closing in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby and the Closing, including all fees and disbursements of attorneys, accountants and other advisors and service providers and all expenses incurred in connection with obtaining any Consents pursuant to Article VI.

“Confidential Information” has the meaning set forth in Section 6.11(b).

“Confidentiality Agreement” has the meaning set forth in Section 6.11(a).

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means any contract, indenture, note, bond, mortgage, instrument, Lease, sublease, license, permit, purchase and sale order and any other agreement, commitment, undertaking or binding arrangement or understanding, whether written or oral, including each amendment, supplement, renewal or extension thereof or thereto.

“Conveyance Documents” means the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit D, the Bill of Sale substantially in the form

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attached hereto as Exhibit E, the Intellectual Property Assignment Agreement substantially in the form attached hereto as Exhibit F-1, the Intellectual Property Assignment Agreement—Trademarks substantially in the form attached hereto as Exhibit F-2, the Lease Assignment Agreement substantially in the form attached hereto as Exhibit G and such other documents, instruments and agreements conveying Assets to Purchaser at the Closing, in each case free and clear of any and all Encumbrances thereon other than Permitted Encumbrances.

“Deductible Amount” has the meaning set forth in Section 10.5(c).

“Deferred Payment” has the meaning set forth in Section 3.2(c).

“Disclosure Schedules” means the Disclosure Schedules relating to this Agreement and attached hereto as Exhibit A.

“Disputed Item” has the meaning set forth in Section 3.6(b)(iv).

“Disputed PTNI Item” has the meaning set forth in Section 3.7(b)(iv).

“Distribution Agreement” means any Contract between a Registered Fund and a principal underwriter (as such term is defined under the Exchange Act), distributor or placement agent of such Registered Fund for the underwriting, distribution or placement by such principal underwriter, distributor or placement agent of any security issued by such Registered Fund.

“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar material used in the conduct of the Business or related to the Assets, in each case whether or not in electronic form.

“Earnout Group” means the registered closed-end funds, the registered open-end funds and the private funds listed on Schedule 1.1(a), whether or not those funds are currently in existence, and any new fund formed by the Purchaser during the Earnout Period as a new series of an entity listed on Schedule 1.1(a).

“Earnout Group Business” means the Business as conducted by the Purchaser after Closing, which includes the Business as it relates to all funds in the Earnout Group at any given time.

“Earnout Payment” has the meaning set forth in Section 3.2(c).

“Earnout Payment Date” has the meaning set forth in Section 3.2(c).

“Earnout Period” means the period commencing on the Closing Date and ending on the date of the payment by Purchaser of the Earnout Payment set forth in Section 3.2(c)(ii).

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“Employee Benefit Plan” has the meaning set forth in Section 4.25(a).

“Employment Agreement” has the meaning set forth in Recital C at the head of this Agreement.

“Encumbrance” means any security interest, lien, pledge, levy, charge, escrow, encumbrance, option, right of first refusal, restriction, conditional sale contract, title retention contract, easement, title defect, exception to title, encroachment, mortgage, hypothecation, indenture, security agreement or other similar Contract, whether written or oral.

“Environmental Laws” means any and all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, abatement, Release, arranging for the disposal or transportation of any Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity required to be aggregated in a controlled group or affiliated service group with any of the Hatteras Group members under Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA, at any relevant time.

“ERISA Client” has the meaning set forth in Section 4.4(d).

“Estimated Working Capital” has the meaning set forth in Section 3.6(a).

“Event Notice” has the meaning set forth in Section 6.7.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Expenses” has the meaning set forth in Section 11.1.

“Final 2013 Adjusted PTNI” has the meaning set forth in Section 3.7(b)(iii).

“Final Allocation Statement” has the meaning set forth in Section 3.3(a).

“Final Closing Working Capital Statement” has the meaning set forth in Section 3.6(b)(iii).

“Final PTNI Shortfall Adjustment” means the product of (i) $40,000,000 multiplied by (ii) (A) 0.95 minus (B) the quotient of the Final 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI.

“Financial Statements” has the meaning set forth in Section 4.5(a).

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“FINRA” means the Financial Industry Regulatory Authority, Inc. and any successor thereto.

“First Delayed Payment” has the meaning set forth in Section 3.2(b)(i).

“Form ADV” has the meaning set forth in Section 4.15(a).

“Form BD” has the meaning set forth in Section 4.14(b).

“Fundamental Representations” means (A) for the Hatteras Sellers Indemnitees, the representations and warranties made in Sections 4.1 (Organizational Status), 4.2 (Authorization, etc.), 4.3(a), 4.9 (Affiliate Transactions), 4.26 (Brokers, Finders, etc.) and 4.28(b), and (B) for the Purchaser Indemnitees, the representations and warranties made in Sections 5.1 (Organization), 5.2 (Authority; Binding Effect), 5.4 (Regulatory Matters) and 5.6 (Brokers, Finders, etc.).

“Fund Investors” means, with respect to any Fund, the investors in such Fund.

“Funds” means the Registered Funds and Private Funds (and each portfolio or series thereof).

“GAAP” means United States generally accepted accounting principles.

“Governmental Approval” means any Consent of, with or to any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

“Guaranteed Obligations” has the meaning set forth in Section 11.20(a).

“Guarantor” has the meaning set forth in the first paragraph of this Agreement.

“HAMF” has the meaning set forth in Section 4.16.

“Hatteras Allocation Percentage” means, for any year as measured from January 1 through and including December 31 of such year, the greater of (a) zero and (b) the percentage given by (i) (A) the gross assets under management raised for the Earnout Group during such year, minus (B) the gross assets under management raised for the Earnout Group during the year of 2013, divided by (ii) the aggregate gross assets under management raised by Realty Capital Securities, LLC and any other Affiliate of the Purchaser that is a Broker-Dealer that serves solely or principally in the role as principal underwriter or dealer–manager for securities offerings of affiliated and non-affiliated issuers, during such year.

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“Hatteras Core Alternatives Funds” means Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives TEI Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P., Hatteras Core Alternatives TEI Institutional Fund, L.P., Hatteras Core Alternatives 3C1 Fund, L.P., and Hatteras Core Alternatives Offshore, LTD.

“Hatteras Group” means the Hatteras Sellers and their Subsidiaries, or any of the foregoing Persons.

“Hatteras Group member” means any entity that is a member of the Hatteras Group.

“Hatteras Sellers” and “Hatteras Seller” have the meanings set forth in the first paragraph of this Agreement.

“Hatteras Sellers Indemnitees” has the meaning set forth in Section 10.2.

“Hazardous Substance” means any substance that: (i) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a “hazardous waste,” “hazardous material,” “toxic substance,” “contaminant,” “pollutant,” “oil” or “hazardous substance” thereunder; or (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such under any Environmental Law.

“HIP” has the meaning set forth in Section 4.4(d).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Fees” means the aggregate incentive fees derived by the Earnout Group Business from the Earnout Group for a given year.

“Indebtedness” means, with respect to any Person, any of the following liabilities of such Person, whether secured (with or without limited recourse) or unsecured: (i) indebtedness of such Person for borrowed money; (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments, the payment for which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all purchase money obligations of such Person, all obligations of such Person under any title retention agreement and all obligations of such Person or any other Person secured by any Encumbrance on any property or asset of such Person (but excluding trade accounts payable and other accrued current Liabilities reflected in the Closing Statement); (iv) all obligations of such Person under Leases required to be capitalized in accordance with GAAP and under synthetic or similar leases; (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bond, banker’s acceptance or similar credit transaction; (vi) all obligations of such Person under interest rate, currency swap, other derivative or hedging transactions (valued at the termination value thereof); (vii) all obligations of such Person in respect of off-balance sheet agreements or transactions that are in the nature of, or in substitution for, financings; (viii) all unfunded pension and other employee-related obligations; (ix) the liquidation value, accrued and unpaid dividends and other monetary obligations in respect of any redeemable preferred stock of such Person; (x) all obligations of the

10

type referred to in clauses (i) through (ix) of any other Person, the payment for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, and including Liability by way of agreement to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss; and (xi) all principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), accrued and unpaid fees or expenses and other monetary obligations in respect of the obligations of the type referred to in clauses (i) through (x).

“Indemnified Party” has the meaning set forth in Section 10.4(a).

“Indemnifying Party” has the meaning set forth in Section 10.4(a).

“Initial Purchase Price” means $40,000,000 (i) plus or minus the NWC Adjustment, if any, and (ii) minus the greater of (A) the adjustment pursuant to Section 3.2(b)(ii) and (B) the adjustment pursuant to Section 3.2(b)(iii).

“Intellectual Property” means: (i) any and all trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered), registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (ii) any and all inventions, developments, improvements, discoveries, concepts and ideas, whether patentable or not in any jurisdiction; (iii) any and all patents, revalidations, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations-in-part and extensions) and patent disclosures; (iv) any and all mask works and other semiconductor chip rights and registrations thereof; (v) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (vi) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases); (vii) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (viii) any and all other intellectual property or proprietary rights; (ix) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and (x) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

“Investment Adviser” means “investment adviser” as defined in the Investment Advisers Act.

“Investment Advisers Act” means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

“Investment Advisory Agreement” means any investment management, advisory or sub-advisory agreement, limited partnership agreement or limited liability company agreement

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under which the Hatteras Group provides Investment Management Services or acts as a general partner, managing member or manager as of any date of determination.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

“Investment Management Services” means services which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) or (iii) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act, and performing activities related or incidental thereto.

“IRS” means the Internal Revenue Service.

“knowledge of the Hatteras Sellers,” and words or phrases of similar import, means the actual knowledge of David Perkins, Robert Worthington, J. Michael Fields, Robert Lance Baker, and Andrew Chica.

“Latest Balance Sheet” has the meaning set forth in Section 4.5(a)(ii).

“Lease” means any lease, sublease, license agreement, or occupancy agreement, whether written or oral, including all amendments, supplements, renewals, extensions, guarantees and other documents and agreements with respect thereto.

“Leased Real Property” means all Real Property that is the subject of a Lease by the Hatteras Group.

“Liability” means any indebtedness, obligation, liability, deficiency, cost, expense, fee, fine, penalty, or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether secured or unsecured, whether choate or inchoate, whether fixed or unfixed, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including liability for Taxes.

“LSVC General Partner Balance” means the general partner capital balance of the general partner of Hatteras Late Stage VC Fund I LP, as of the Closing Date or the last quarter-end (accounting period) of the fund immediately prior to Closing.

“Logo” means any symbol or logo incorporating a Name.

“Loss” and “Losses” have the meanings set forth in Section 10.1.

“Material Adverse Effect” means any fact, event, circumstance or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the condition (financial or otherwise), Business, Assets (taken as a whole), Liabilities (taken as a whole), or results of operations of the Hatteras Group, taken as a whole, or (ii) the ability of the Hatteras Sellers to perform any of their material obligations under this Agreement or the other Transaction Documents; provided, however, that no adverse fact, event, circumstance or change shall be taken into account in determining whether a “Material Adverse Effect” has occurred or

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would reasonably be expected to occur if such fact, event, circumstance or change arises from or relates to (A) general economic conditions or general effects on the industry in which the Hatteras Group operates (including as a result of an outbreak or escalation of hostilities or the declaration of a state of emergency or war, or the occurrence of any other calamity or crisis (including any act of terrorism) or any change in financial, political or economic conditions in the United States or the rest of the world, (B) any amendment of any Applicable Law, including GAAP, or any change in the manner in which any Applicable Law is or may be enforced; (C) (i) performance by Hatteras Sellers of any action pursuant to this Agreement at Purchaser’s request or (ii) the failure of the Hatteras Sellers to take any action that is prohibited by this Agreement and that Purchaser did not otherwise consent to, (D) any failure by the Business to meet internal or published projections, budgets, estimates or forecasts of revenues, earnings or other measures of financial performance in and of themselves (provided, however, that this clause (D) shall not prevent a determination that any fact, circumstance, change or effect otherwise resulting in or underlying such failure has resulted in a Material Adverse Effect), (E) the announcement or disclosure of the transactions contemplated by this Agreement or the identity of the parties to this Agreement, or (F) any reduction in the amount of assets under management of the Hatteras Group (provided, however, that this clause (F) shall not prevent a determination that any fact, event, circumstance or change otherwise resulting in or underlying reduction has resulted in a Material Adverse Effect); provided further, however, that clauses (A) and (B) shall not include, and thus the determination of “Material Adverse Effect” shall not exclude, such changes or effect to the extent that such changes or effect have a materially disproportionately negative effect on the Hatteras Group as compared to other Persons in the industry in which the Hatteras Group operates that manages funds of similar asset types and classes as the Funds.

“Measurement Date” means the Closing Date.

“Measurement Date Assets Under Management” means with respect to an Investment Advisory Agreement which was in effect with the Hatteras Group on the Base Date (or any new Investment Advisory Agreement replacing such an Investment Advisory Agreement that was in effect on the Base Date and will by its terms and/or under Applicable Law terminate upon the consummation of the transactions contemplated hereby), the aggregate amount of net assets under management by the Hatteras Group under such Investment Advisory Agreement as of the Measurement Date.

“Name” means any name, mark, trade name, trademark, service name or service mark.

“Net Working Capital” means an amount equal to the total current assets of the Business included in the Assets (taken as a whole) minus the total current liabilities of the Business included in the Assumed Liabilities (taken as a whole), calculated in accordance with the Applicable Accounting Principles and in the manner set forth on Exhibit C-4 hereto.

“Neutral Auditors” has the meaning set forth in Section 3.6(b)(iv)(C).

“NFA” means the National Futures Association and any successor thereto.

“Non-Continuing Employees” has the meaning set forth in Section 8.1(a).

“Notice” has the meaning set forth in Section 11.3.

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“NWC Adjustment” means an amount equal to the difference between the Estimated Working Capital and the Target Working Capital, which shall (i) increase the Initial Purchase Price, on a dollar-for-dollar basis, by the amount that the Estimated Working Capital exceeds the Target Working Capital or (ii) decrease the Initial Purchase Price, on a dollar-for-dollar basis, by the amount that the Estimated Working Capital is less than the Target Working Capital, as the case may be.

“Offshore Entity” means each of Hatteras Core Alternative Offshore Fund, LDC (also known as Hatteras Multi-Strategy Offshore Fund, LDC) and Hatteras Core Alternative Offshore Institutional Fund, LDC (also known as Hatteras Multi-Strategy Offshore Institutional Fund, LDC).

“Order” means any decree, injunction, ruling, judgment, assessment, award, consent or other order of or entered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of the Hatteras Group consistent with past custom and practice in all material respects.

“Organizational Documents” means with respect to any particular entity, (i) if a corporation, the articles or certificate of incorporation and the by-laws, (ii) if a limited liability company, the articles or certificate of organization and limited liability company or operating agreement, (iii) if a partnership, the partnership agreement and any certificate of partnership, and (iv) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the person, (v) all equity holders’ agreements, voting agreements or voting trusts or other agreements or documents relating to the organization, management or operation of any Person or related to the duties, right and obligations of the equity holders of any Person, and (vi) any amendment of or supplement to any of the foregoing.

“Parties” and “Party” have the meanings set forth in the first paragraph of this Agreement.

“Pending Claim” has the meaning set forth in Section 10.8(b).

“Pending Claim Account” has the meaning set forth in Section 10.8(b).

“Permitted Commission Expenses” means any commissions or variable compensation expenses paid for the sale of securities of the Earnout Group to (a) the Purchaser, (b) an Affiliate of the Purchaser that is a Broker-Dealer that serves solely or principally in the role as principal underwriter or dealer–manager for securities offerings of affiliated and non-affiliated issuers or (c) employees of the Purchaser or an Affiliate of the Purchaser that is a Broker-Dealer that serves solely or principally in the role as principal underwriter or dealer–manager for securities offerings of affiliated and non-affiliated issuers, in each case in connection with an annual compensation plan for the Earnout Group Business, which shall include the commission rates to be paid on all Earnout Group products, that is consented to by the Sellers’ Representative, which may be amended with the consent of the Sellers’ Representative as necessary, in each case, which consent shall not be unreasonably withheld, conditioned or delayed.

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“Permitted Encumbrances” means (i) statutory liens for Taxes, special assessments or other governmental charges not yet due and payable or that are being contested in good faith and with respect to which adequate reserves have been made, (ii) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business that are not yet due and payable or that are being contested in good faith and with respect to which adequate reserves have been made, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over any Leased Real Property which are not violated by the current use and operation of such Leased Real Property and do not adversely affect the value or cost of operation of such Leased Real Property, and (iv) Encumbrances of record (excluding any Encumbrance that secures Indebtedness or that can be discharged by the payment of a liquidated amount prior to, at, or after the Closing Date) affecting title to but not adversely affecting in any material respect the value or cost of operation of, or the current occupancy or use of, any Leased Real Property.

“Permitted Overhead Expenses” means, for any year, an amount equal to the lesser of (a) the Allocation Pool for such year multiplied by the Hatteras Allocation Percentage for such year and (b) five percent (5%) multiplied by the Pre-Bonus PTNI.

“Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

“Personal Information” means personally identifiable information of the Hatteras Group members, their employees, other personnel, agents, officers, directors, managers, contractors, customers, potential and prospective customers, suppliers or other persons, which information may include name, address, other contact information, financial account information, health or medical information, insurance information, social security number, tax ID number, driver’s license, mother’s maiden name, date of birth, password, PIN number, employee ID number, payroll records, salary information or other human resources records and information, personal identification number or code, other account information or account activity information, other information or data that can be used for identity theft (including that which is not personally identifiable), and other sensitive information regarding any of the foregoing persons.

“Post-Closing Adjustment” has the meaning set forth in Section 3.6(c).

“Post-Closing Annual Bonus Plan” means the bonus plan to be adopted by Purchaser on the Closing Date substantially in the form set forth as Exhibit H-1.

“Post-Closing Bonus Plans” means the Post-Closing Annual Bonus Plan and the Post-Closing Performance Bonus Plan.

“Post-Closing Performance Bonus Plan” means the bonus plan to be adopted by Purchaser on the Closing Date substantially in the form set forth as Exhibit H-2.

“Pre-Bonus PTNI” means, for any period of measurement, the consolidated net income, before any Taxes based on net income, of the Earnout Group Business, determined in accordance with GAAP (i) plus (without duplication and in each case only to the extent deducted in determining such consolidated net income) (A) any expense, amortization or other write-down of goodwill or any intangible assets, whether existing or acquired at the time of Closing, or

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acquired any time after Closing, (B) any allocation of corporate, overhead, compensation or commission expense from Purchaser or any Affiliates of Purchaser and (C) all expenses associated with the Post-Closing Bonus Plans, and (ii) minus (without duplication and in each case only to the extent added in determining such consolidated net income) any income or gain (or plus any loss) net of related expenses, from acquisitions with mutual funds, registered funds or fund complexes, or non-registered fund vehicles following the Closing Date to the extent such acquisitions or business combinations were of stand-alone funds and are not included in the Earnout Group Business.

“Pre-Closing Taxes” has the meaning set forth in Section 6.13.

“Pre-Tax Net Income” means, for any period of measurement, the consolidated net income, before any Taxes based on net income, of the Earnout Group Business, determined in accordance with GAAP (i) plus (without duplication and in each case only to the extent deducted in determining such consolidated net income) (A) any expense, amortization or other write-down of goodwill or any intangible assets, whether existing or acquired at the time of Closing, or acquired any time after Closing and (B) any allocation of corporate, overhead, compensation or commission expense from Purchaser or any Affiliates of Purchaser that are not Permitted Commission Expenses and Permitted Overhead Expenses and (ii) minus (without duplication and in each case only to the extent added in determining such consolidated net income) (A) any income or gain (or plus any loss) net of related expenses, from acquisitions with mutual funds, registered funds or fund complexes, or non-registered fund vehicles following the Closing Date to the extent such acquisitions or business combinations were of stand-alone funds and are not included in the Earnout Group Business, and (B) any Incentive Fees received during such period less (I) any incentive fees paid by the Earnout Group Business to sub-advisers from such Incentive Fees and (II) the Incentive Fee Pool (as defined in the Post-Closing Annual Bonus Plan). Pre-Tax Net Income for all purposes of this Agreement shall be determined based on and consistent with the methodology of, and in a form consistent with, Schedule 1.1(e).

“Preliminary Statement” has the meaning set forth in Section 3.6(b)(i).

“Principals” and “Principal” have the meanings set forth in the first paragraph of this Agreement.

“Principals Guaranty” has the meaning set forth in Section 11.21(a).

“Principals Obligations” has the meaning set forth in Section 11.21(a).

“Private Fund” means any pooled investment vehicle for which the Hatteras Group acts as investment advisor or sub-advisor that is not required to be registered as an investment company under the Investment Company Act, and includes Hatteras Core Alternatives 3c1 Fund, L.P., Hatteras Core Alternatives Offshore Fund, Ltd., Hatteras Late Stage VC Fund I, L.P. and Hatteras GPEP Fund, L.P.

“Private Fund Financial Statement” has the meaning set forth in Section 4.13(e).

“Projected 2013 Adjusted PTNI” has the meaning set forth in Section 3.7(a).

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“Proposed Allocation Statement” has the meaning set forth in Section 3.3(a).

“PTNI Adjustment” has the meaning set forth in Section 3.7(c).

“Purchase Price” has the meaning set forth in Section 3.2.

“Purchaser” has the meaning set forth in the first paragraph of this Agreement.

“Purchaser Guaranty” has the meaning set forth in Section 11.20(a).

“Purchaser Indemnitees” has the meaning set forth in Section 10.1.

“QPAM” has the meaning set forth in Section 4.4(d).

“QPAM Exemption” has the meaning set forth in Section 4.4(d).

“Real Property” means any real property, any interest therein and/or any appurtenance thereto.

“Registered Fund” means any pooled investment vehicle (including each portfolio or series thereof, if any) for which the Hatteras Group acts as investment adviser or investment sub-adviser and which is required to be registered as an investment company under the Investment Company Act, and includes each of Hatteras Alpha Hedged Strategies Fund (a series of Hatteras Alternative Mutual Funds Trust), Hatteras Hedged Strategies Fund (a series of Hatteras Alternative Mutual Funds Trust), Hatteras Long/Short Equity Fund (a series of Hatteras Alternative Mutual Funds Trust), Hatteras Long/Short Debt Fund (a series of Hatteras Alternative Mutual Funds Trust), Hatteras Managed Futures Strategies Fund (a series of Hatteras Alternative Mutual Funds Trust), Event Driven Fund (a series of Underlying Funds Trust), Long Short Equity Fund (a series of Underlying Funds Trust), Market Neutral Fund (a series of Underlying Funds Trust), Relative Value – Long/Short Debt Fund (a series of Underlying Funds Trust), Managed Futures Strategies Fund (a series of Underlying Funds Trust), Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives TEI Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P., Hatteras Core Alternatives TEI Institutional Fund, L.P., Hatteras VC Co-Investment Fund II, LLC, Hatteras Global Private Equity Partners Institutional Fund, LLC, and Hatteras GPEP Fund II, LLC.

“Registered Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Registered Fund.

“Registered Fund Board Approval” has the meaning set forth in Section 6.3(a)(i).

“Registered Fund Financial Statement” has the meaning set forth in Section 4.12(g).

“Registered Fund Regulatory Documents” has the meaning set forth in Section 4.12(e).

“Registered Fund Shareholder Approval” has the meaning set forth in Section 6.3(a)(i).

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“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

“Releasees” has the meaning set forth in Section 6.17.

“Releasors” has the meaning set forth in Section 6.17.

“Replacement Contract” has the meaning set forth in Section 7.2(p).

“Representative” means, with respect to any Person, its directors, officers, employees, attorneys, accountants, agents, consultants or other representatives.

“SEC” means the U.S. Securities and Exchange Commission and any successor thereto.

“Second Delayed Payment” has the meaning set forth in Section 3.2(b)(i).

“Securities Act” means the Securities Act of 1933, as the same may be amended from time to time, and any successor thereto.

“Sellers’ Representative” has the meaning set forth in the first paragraph of this Agreement.

“Selling Agreement” means any Contract pursuant to which (i) a third-party intermediary makes available to its clients or customers investment products for which a member of the Hatteras Group serves as an investment advisor, sub-advisor, manager or distributor or provides shareholder services with respect to such investment products or pursuant to which such intermediary and the applicable member of the Hatteras Group share revenues relating to such intermediary’s clients or customers, or (ii) a Hatteras Group member or an Affiliate thereof makes available to its clients or customers investment products for which a member of the Hatteras Group serves as an investment advisor, sub-advisor, or distributor or provides shareholder services with respect to such investment products (including, in each case, any Contract pursuant to which the Hatteras Group member or any such Affiliate makes payments to an intermediary out of its own resources, for services relating to the distribution of fund shares, shareholder services or the provision of non-distribution services for or on behalf of purchasers of Registered Funds).

“Statute of Limitation Representations” means the representations and warranties made in Sections 4.23 (Environmental Matters) and 4.25 (Employee Benefit Plans and Related Matters).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company (with voting securities), a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), partnership, association or other business

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entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to (A) have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or (B) control a limited liability company, partnership, association or other business entity if such Person or Persons shall be or possess a majority of the voting power of any general partner or board of managers of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, the Funds shall not be deemed to be Subsidiaries of any Hatteras Seller.

“Target 2013 Adjusted PTNI” means $5,726,000.

“Target Working Capital” means $0.

“Taxes” means with respect to any Person (i) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including any income, alternative or add-on minimum tax, estimated gross income, gross receipts, sales, use, ad valorem, value added, transfer, capital, stock, franchise, profits, license, registration, recording, documentary, intangibles, conveyancing, gains, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, property (real and personal), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) whether such Tax is disputed or not, (ii) liability for the payment of any amounts of the type described in clause (i) above relating to any other Person as a result of being party to any agreement, including an agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person, or (iii) liability for the payment of any amounts of the type described in clause (i) arising as a result of being (or ceasing to be) a member of any affiliated group as defined in Section 1504 of the Code, or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law (or being included (or required to be included) in any Tax Return relating thereto).

“Tax Law” means any Applicable Law relating to Taxes.

“Tax Return” means any report, return, declaration, claim for refund or other information or statement or schedule relating to Taxes, including any schedules or attachments thereto and any amendments thereof or supplements thereto.

“Termination Date” has the meaning set forth in Section 9.1(d).

“Third Delayed Payment” has the meaning set forth in Section 3.2(b)(i).

“Third Party Claim” has the meaning set forth in Section 10.4(c).

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“Transaction Documents” means this Agreement, the Conveyance Documents and the Employment Agreements.

“Transaction Notice” has the meaning set forth in Section 6.3(b)(i).

“Transferred Employee” has the meaning set forth in Section 8.1(b).

“Transferred Intellectual Property” has the meaning set forth in Section 2.1(c).

“Transfer Taxes” has the meaning set forth in Section 11.5.

“Treasury Regulations” means the regulations prescribed pursuant to the Code.

“Unresolved Item” has the meaning set forth in Section 3.6(b)(iv)(C).

“Unresolved PTNI Item” has the meaning set forth in Section 3.7(b)(iv)(C).

Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof (a) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof, (b) the word “including” means “including, but not limited to,” (c) words denoting any gender shall include all genders, (d) the singular includes the plural and the plural includes the singular, (e) a reference in this Agreement to an Article, Section, Exhibit, Appendix or Schedule is to the articles, sections, exhibits, appendix or schedules, if any, of this Agreement, and (f) any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder. References to $ will be references to United States Dollars, and with respect to any contract, obligation, liability, claim or document that is contemplated by this Agreement but denominated in currency other than United States Dollars, the amounts described in such contract, obligation, liability, claim or document will be deemed to be converted into United States Dollars for purposes of this Agreement as of the applicable date of determination. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. The principles of interpretation set forth in this Section 1.2 shall apply equally to all Transaction Documents.

ARTICLE II

SALE AND PURCHASE OF THE ASSETS

Section 2.1. Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Hatteras Sellers shall, sell, transfer, set over, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Hatteras Sellers, all right, title and interest of the Hatteras Sellers in and to any and all their respective properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired (other than the Excluded Assets) as the same may exist on the Closing Date (collectively, the “Assets”), including the following Assets:

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(a)          all accounts receivable due to each Hatteras Seller and, to the extent not otherwise described in clauses (b)-(x) below, all other current assets reflected on the Closing Statement;

(b)          all deposits (including customer deposits, security deposits for rent, electricity, telephone or otherwise and required capital deposits), escrowed funds for Assumed Liabilities and prepaid charges and expenses of the Hatteras Group associated with the Business;

(c)          all Intellectual Property owned by, issued to or licensed to any member of the Hatteras Group that relates to or is used in or held for use in the Business or in connection with the Business, including, the items set forth on Schedule 2.1(c), together with all income, royalties, damages and payments due or payable to such Hatteras Group member as of the Closing or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments thereof (collectively, the “Transferred Intellectual Property”);

(d)          the goodwill of the Business, including the exclusive right of Purchaser to (i) represent itself as carrying on the Business in continuation of and in succession to the Hatteras Group, and (ii) use any words indicating that the Business is so carried on, including the Hatteras Group’s right, title and interest in and to the Names “Hatteras” and “Defining Alternatives” or any variations thereof;

(e)          all Leased Real Property and rights thereunder and all improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenances thereto (such as appurtenant rights in and to public streets);

(f)          except as may otherwise be expressly set forth herein, all rights under all Business Contracts;

(g)          all credits, prepaid expenses, deferred charges, security deposits and prepaid items;

(h)          subject to Section 2.2(c) and Section 6.6, all Books and Records of the Business, which shall include (i) all account statements and all worksheets and other documentation necessary to demonstrate the calculation of the performance or rate of return of each Client account, as required by Applicable Law, including (A) Rule 204-2(a)(16) under the Investment Advisers Act, (B) Rule 482 under the Securities Act and (C) as otherwise required by the SEC or FINRA or the staffs thereof, and (ii) all other Books and Records of the Business required to be maintained under Applicable Law, including Rule 204-2 under the Investment Advisers Act;

(i)          all Documents, but excluding (i) personnel files for employees who are not Transferred Employees, (ii) such files as may be required under Applicable Law regarding privacy, and (iii) any Documents related to any Excluded Assets;

(j)          all Governmental Approvals, including all applications therefor;

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(k)          all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by any of the Hatteras Group members with respect to the Assets or the Assumed Liabilities other than those that are Excluded Assets;

(l)          all guarantees, warranties, indemnities and similar rights in favor of each Hatteras Group member with respect to the Assets or the Business;

(m)          all computer hardware and software used by each Hatteras Group member including all rights under Contracts relating thereto;

(n)          the cash, cash equivalents and bank accounts, and brokerage accounts and similar accounts of the Hatteras Group members, including deposits in transit, listed on Schedule 2.1(n);

(o)          all assets reflected on the Baseline Balance Sheet other than those that are Excluded Assets;

(p)          all telephone and facsimile numbers;

(q)          (i) the Tax records and records relating to the Transferred Employees, and (ii) all personnel files relating to the Transferred Employees;

(r)          all service Contracts, warranties, equipment leases, guarantees, bonds, architectural, engineering and other plans and drawings, building permits, utility reservations or allocations arrangements and/or commitments relating to any Leased Real Property;

(s)          all insurance proceeds arising out of or related to damage, destruction or loss of any property or asset of or used in connection with any Leased Real Property to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced, as of the Closing Date;

(t)          subject to Section 6.18, all incentive fees or payments, whether contingent or due, owed by any Person in connection with the Business to which any Hatteras Group member may now or in the future be entitled;

(u)          subject to Section 6.18, the general partner and special limited partner interests in the Funds included in the Business;

(v)         all track record and related historical performance data related to the Business;

(w)          all the equity interests of the BD Subsidiary and the qualifications to conduct business as foreign corporations, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seal, minute book, unit transfer book, unit certificates, and other documents relating to the organization, maintenance, and existence of the BD Subsidiary; and

(x)          all other assets listed on Schedule 2.1(x).

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To the extent any assets of the Business (other than Excluded Assets) within the description of clauses (a) – (x) above are owned, managed or leased by an Affiliate of any Hatteras Seller, (i) such items are included within the term “Assets”, and (ii) the Hatteras Sellers and Principals shall cause each such Affiliate, at the Closing, to convey such Assets to Purchaser, in accordance with the provisions hereof.

Upon the terms and subject to the conditions hereof, at the Closing, the Assets shall be transferred or otherwise conveyed to Purchaser free and clear of all Encumbrances excepting only Permitted Encumbrances.

Section 2.2. Excluded Assets. The Hatteras Sellers shall retain and not transfer, and Purchaser shall not purchase or acquire, or have any ownership claim or right (except as otherwise set forth in this Agreement), in respect of the following assets (collectively, the “Excluded Assets”):

(a)          except to the extent provided in Section 2.1(n), cash, cash equivalents and bank accounts, brokerage accounts and similar accounts of the Hatteras Group members;

(b)          all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by any of the Hatteras Sellers with respect to the Excluded Assets or the Excluded Liabilities;

(c)          the corporate charters, bylaws, qualifications to conduct business as foreign corporations, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates, and other documents relating to the organization, maintenance, and existence of the Hatteras Sellers as limited liability companies or the other Hatteras Group members (other than the BD Subsidiary);

(d)          (i) all income Tax Returns of Hatteras Sellers (it being understood and agreed, however, that no Tax Returns of the BD Subsidiary shall be Excluded Assets and, instead, shall be included in the Assets); (ii) all Books and Records which Hatteras Sellers are required by Applicable Law to retain (it being understood and agreed, however, that copies of such Books and Records shall be, to the extent permitted by Applicable Law, included in the Assets); (iii) all records, reports, correspondence and memoranda prepared or received by Hatteras Sellers or any of its Affiliates (including all analyses relating thereto so prepared or received) and all valuations, expressions of interest and bids received from all Persons, in each case, in connection with the offer or sale of the Business or the transactions contemplated under this Agreement; and (iv) any document or other item subject to attorney-client privilege prepared prior to the Closing Date that relates to the transactions contemplated under this Agreement;

(e)          all assets sold or otherwise disposed of by Hatteras Sellers in accordance with the terms hereof prior to the Closing Date, all of which, for the avoidance of doubt, are set forth on Schedule 2.2(e);

(f)          all rights of Hatteras Sellers and their Affiliates under this Agreement and any Transaction Documents;

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(g)          all rights, claims, credits, refunds, causes of action and rights of set-off against third parties pertaining exclusively to the Excluded Assets or the Excluded Liabilities;

(h)          all assets arising out of, relating to or otherwise in respect of any Employee Benefit Plan; and

(i)          the assets listed on Schedule 2.2(i).

Section 2.3. Assumption of Liabilities. Upon the terms and subject to the conditions set forth herein, at the Closing, Purchaser shall assume and agree to pay, honor and discharge when due all only the following Liabilities (collectively, the “Assumed Liabilities”):

(a)          Liabilities arising from events occurring on or after the Closing (i) under those Business Contracts that are assigned to Purchaser pursuant to this Agreement, (ii) relating to the Assets being acquired by Purchaser, (iii) incurred in connection with the operation of the Business or the Earnout Group Business and (iv) relating to the Transferred Employees other than Liabilities for severance arising from termination of employment with the Hatteras Group members on or before the Closing Date;

(b)          Liabilities arising from events occurring on or after the Closing under the Replacement Contracts;

(c)          all Liabilities comprising “Liabilities” on the financial statements of the Hatteras Sellers as of the Closing Date; and

(d)          those Liabilities specifically set forth on Schedule 2.3(d).

Section 2.4. Excluded Liabilities. For the avoidance of doubt, other than the Assumed Liabilities, Purchaser shall not assume or be responsible for any Liabilities of Principals, any of the Hatteras Sellers, the Funds or the Business, whether disclosed or undisclosed, whether known or unknown, whether contingent or liquidated or whether now existing or hereafter acquired relating to the operations of the Business prior to the Closing (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing and notwithstanding anything herein that may be to the contrary, Excluded Liabilities include any and all Liabilities of Principals, any of the Hatteras Sellers, the Funds or the Business relating to or arising out of any of the following:

(a)          Those set forth on Schedule 2.4(a).

(b)          any Liabilities relating to or arising out of (i) any severance or other obligations to any Non-Continuing Employee or any other employee whose service was terminated by a Hatteras Group member prior to the Closing arising pursuant to any severance agreement or arrangement with such employee in existence prior to the Closing, (ii) any Liability to any current or former holder of any security (or of any right or obligation to redeem, purchase or otherwise acquire any security) of any of the Hatteras Group members, or (iii) any transaction, retention or similar bonus or bonuses to any employee, officer or consultant of any of the Hatteras Group members arising pursuant to agreements or arrangements with such individuals in existence prior to the Closing;

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(c)          (i) any Liability for any Taxes imposed on the Hatteras Sellers; (ii) any Liability for any Taxes imposed on any of the Hatteras Group members or any of their respective Affiliates, or attributable to the operations of any of the Hatteras Group members or any of their respective Affiliates for any taxable period (or portion thereof) ending on or prior to the Closing Date; (iii) any Liability for any Taxes imposed as a result of income or gain in connection with any 2013 Incentive Fees or LSVC General Partner Balance payable to the Sellers’ Representative pursuant to Section 6.18; and (iv) any Liability of any of the Hatteras Group members or any of their respective Affiliates for Taxes arising in connection with the consummation of the transactions contemplated hereby (other than Transfer Taxes allowable to Purchaser pursuant to Section 11.5);

(d)          except as set forth on Schedule 2.4(d), any Liability to any Affiliate of any Hatteras Group member;

(e)          any Liability arising from any of the Excluded Assets;

(f)          any and all Losses incurred by the Hatteras Sellers to the extent resulting from entering into, performing their respective obligations pursuant to or consummating the transactions contemplated by this Agreement;

(g)          any and all Liabilities of any of the Hatteras Group members, or any of their respective Affiliates to offer, issue, redeem, purchase or otherwise acquire shares of capital stock or other securities of any of the Hatteras Group members or to make any payment in lieu of shares of capital stock or other securities (including options, warrants, rights and convertible securities), or any payment in lieu of an obligation to redeem, purchase or otherwise acquire shares of capital stock or other securities of any of the Hatteras Group members, pursuant to any contract, any stock option plan or agreement, any Employee Benefit Plan or otherwise, and any claim, litigation, action or proceeding in connection with the foregoing, in each case arising out of arrangements in effect prior to the Closing; and

(h)          any and all Liabilities of any of the Hatteras Group members or any of their respective Affiliates relating to any claims brought by any equity holder of any Hatteras Group member to the extent relating to such Person’s ownership interest in a Hatteras Group member.

ARTICLE III

THE CLOSING

Section 3.1. Place and Date. Subject to satisfaction or waiver of the conditions to Closing set forth herein, the closing of the sale and purchase of the Assets (the “Closing”) and the assumption of the Assumed Liabilities shall take place at 10:00 A.M. local time at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 on the date (the “Closing Date”) that is the last Business Day in the calendar month in which the satisfaction or waiver of each of the conditions to Closing specified in Article VII (other than conditions with respect to actions that the respective Parties shall take at the Closing itself) occurs, or such other place or date as the Parties may mutually agree to in writing.

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Section 3.2. Purchase Price.

(a)          The aggregate purchase price payable in connection with the acquisition contemplated hereby (the “Purchase Price”) shall consist of the Initial Purchase Price and the Earnout Payments described in Section 3.2(c).

(b)          (i)          The Initial Purchase Price shall be payable to the Hatteras Sellers as follows: (A) seventy-five percent (75.0%) of the Initial Purchase Price shall be payable in cash on the Closing Date by wire transfer to an account designated in writing by the Sellers’ Representative at least five Business Days prior to the Closing Date; (B) seven and one-half percent (7.5%) of the Initial Purchase Price (the “First Delayed Payment”) shall be payable in cash on the date that is the first anniversary of the Closing Date by wire transfer to an account designated in writing by the Sellers’ Representative at least five days prior to such date; (C) seven and one-half percent (7.5%) of the Initial Purchase Price (the “Second Delayed Payment”) shall be payable in cash on the date that is the second anniversary of the Closing Date by wire transfer to an account designated in writing by the Sellers’ Representative at least five days prior to such date; and (D) ten percent (10.0%) of the Initial Purchase Price (the “Third Delayed Payment”) shall be payable in cash on the date that is the third anniversary of the Closing Date by wire transfer to an account designated in writing by the Sellers’ Representative at least five days prior to such date. To the extent any of the First Delayed Payment, Second Delayed Payment or Third Delayed Payment is not paid by Purchaser to the Hatteras Sellers when due hereunder, the amount of such late payment shall bear interest from and including the date such payment was due to and including the date of payment at a rate per annum equal to seven percent (7%).

(i)          If the Aggregate Measurement Date Assets Under Management are between eighty-seven and one-half percent (87.5%) and ninety-five percent (95.0%) of the Aggregate Base Date Assets Under Management, then the Initial Purchase Price shall be decreased dollar-for-dollar by the AUM Shortfall Adjustment. Such reduction of the Initial Purchase Price shall be apportioned among the Initial Payment, the First Delayed Payment, the Second Delayed Payment and the Third Delayed Payment proportionately. For the avoidance of doubt, if the Aggregate Measurement Date Assets Under Management exceed ninety-five percent (95%) of the Aggregate Base Date Assets Under Management, then there shall be no such reduction of the Initial Purchase Price in respect of an AUM Shortfall Adjustment.

(ii)         If the Projected 2013 Adjusted PTNI is between eighty-seven and one-half percent (87.5%) and ninety-five percent (95.0%) of the Target 2013 Adjusted PTNI, then the Initial Purchase Price shall be decreased dollar-for-dollar by the Closing PTNI Shortfall Adjustment. Such reduction of the Initial Purchase Price shall be apportioned among the Initial Payment, the First Delayed Payment, the Second Delayed Payment and the Third Delayed Payment proportionately. For the avoidance of doubt, if the Projected 2013 Adjusted PTNI exceeds ninety-five percent (95.0%) of the Target 2013 Adjusted PTNI, then there shall be no such reduction of the Initial Purchase Price in respect of an Closing PTNI Shortfall Adjustment.

(c)          As additional consideration payable in connection with the transactions contemplated hereby, Purchaser agrees, on the terms and subject to the conditions set forth in this Section 3.2(c) and in Schedule 3.2(c) and Section 3.2(d), to pay to the Hatteras Sellers the

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following additional payments (the “Earnout Payments,” and together with the First Delayed Payment, the Second Delayed Payment and the Third Delayed Payment, the “Deferred Payments”) on the following dates (each, an “Earnout Payment Date”):

(i)          Subject to the provisions of Schedule 3.2(c), within 30 days following Purchaser’s preparation of audited consolidated balance sheet and the related audited consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows relating to the Earnout Group Business for the fiscal year ended December 31, 2016, an amount equal to the product of (A) 10 multiplied by (B)(1) 0.15 multiplied by (2) the Pre-Tax Net Income for the fiscal year ended December 31, 2016; and

(ii)         Subject to the provisions of Schedule 3.2(c), within 30 days following Purchaser’s preparation of audited consolidated balance sheet and the related audited consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows relating to the Earnout Group Business for the fiscal year ended December 31, 2018, an amount equal to the product of (A) 10 multiplied by (B)(1) 0.15 multiplied by (2) the Pre-Tax Net Income for the fiscal year ended December 31, 2018.

(d)          Subject to the provisions of Schedule 3.2(c), the Earnout Payments shall be paid by Purchaser by wire transfer to an account designated in writing by the Sellers’ Representative at least five Business Days prior to the applicable Earnout Payment Date.

(e)          The Hatteras Sellers acknowledge that (i) Purchaser has not promised any Earnout Payments and (ii) Purchaser owes no fiduciary duties, whether express or implied, to the Hatteras Sellers. The Hatteras Sellers hereby waive any fiduciary duty, whether express or implied, of Purchaser to the Hatteras Sellers.

Section 3.3. Allocation of Purchase Price.

(a)          The Purchase Price plus Assumed Liabilities, to the extent properly taken into account under the Code and the Treasury Regulations, shall be allocated among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations (the “Proposed Allocation Statement”), which shall be delivered by the Sellers’ Representative to Purchaser within 30 days following the date on which the Final Closing Working Capital Statement has been finally determined in accordance with Section 3.6(b)(iii) or 3.6(b)(iv) for Purchaser’s review, comment and consent, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall provide the Sellers’ Representative any comments on such allocation within 60 days after receipt thereof, and the Sellers’ Representative shall consider such comments in good faith. Purchaser and Sellers’ Representative’s shall make a good faith effort to agree on such allocation. In the event the parties cannot agree on such allocation, it shall be referred to the Neutral Auditor. Each of the Sellers’ Representative and Purchaser shall present its position to the Neutral Auditor, which shall decide which position shall be adopted. The Neutral Auditor shall hold no ex-parte discussions or conferences with any party. The decision of the Neutral Auditor shall be final and binding, and its fees and costs shall be paid one-half by the Hatteras Sellers and one-half by Purchaser. The Proposed Allocation Statement, as amended to reflect agreed to or resolved changes, shall become the “Final Allocation Statement”. Purchaser and the Hatteras Sellers agree to revise the Final Allocation Statement from time to

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time to reflect any Deferred Payments or Assumed Liabilities, in either case to the extent not previously taken into account for purposes of the Final Allocation Statement.

(b)          Purchaser, the Hatteras Sellers and the Sellers’ Representative agree to (i) be bound by the Final Allocation Statement, (ii) act in accordance with the Final Allocation Statement in the preparation of all financial statements and the filing of all Tax Returns (including filing IRS Form 8594 with their U.S. federal income Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (iii) take no position and cause the Hatteras Group members and their Affiliates to take no position inconsistent with the Final Allocation Statement in any filings, declarations or reports with any U.S. or foreign Tax authority, including for income Tax purposes, U.S. federal and state income Tax and non-U.S. income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Not later than 30 days prior to the filing of their respective IRS Forms 8594 relating to this transaction if such filing is required by Applicable Law, Purchaser and each Hatteras Seller shall deliver to each other a copy of its IRS Form 8594.

Section 3.4. Consent of Third Parties. Notwithstanding anything that may be to the contrary in this Agreement (other than the last sentence of this Section 3.4), this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, Business Contract or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent or approval of a third party (or without the novation thereof) would constitute a breach or violation thereof or affect adversely the rights of Purchaser or any member of the Hatteras Group thereunder; and any transfer or assignment to Purchaser by such member of the Hatteras Group of any interest under any such Governmental Approval or Business Contract that requires novation or the consent or approval of a third party shall be made subject to such novation, consent or approval being obtained. If any such novation, consent or approval is not obtained prior to the Closing, the Hatteras Sellers agree to cause such member of the Hatteras Group to (a) if requested by Purchaser, continue to use its commercially reasonable efforts for a period of one year following the Closing Date to obtain any such novation, consent or approval (and to cooperate with Purchaser in connection therewith), (b) hold such Governmental Approval or Business Contract on behalf of Purchaser, (c) reasonably cooperate with Purchaser in any lawful arrangement to provide that Purchaser shall receive the benefits under any such Governmental Approval or Business Contract, including performance by such member of the Hatteras Group, as agent, and (d) perform for the account of Purchaser any rights of such member of the Hatteras Group arising from such Governmental Approval or Business Contract; provided, however, that nothing contained herein shall require any member of the Hatteras Group to pay any amounts, extend any arrangements, concede anything of value or guarantee any obligation of Purchaser or file any lawsuits or claims to effectuate the foregoing; provided further however, that any failure of the Hatteras Sellers to obtain any such consents shall not be deemed a breach by the Hatteras Sellers of this Agreement. Subject to compliance with the provisions of this Section 3.4, nothing in this Section 3.4 shall be deemed a waiver by Purchaser of its right to receive an effective assignment of all the Assets.

Section 3.5. Reserved.

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Section 3.6. Net Working Capital Adjustment.

(a)          Closing Calculations. No later than two Business Days prior to the Closing Date (such date, the “Closing Statement Deadline”), Hatteras Sellers shall prepare and deliver to Purchaser a statement setting forth their calculation (the “Closing Statement”) of their estimate of Net Working Capital (the “Estimated Working Capital”) as of the Closing and their estimate of the Initial Purchase Price, together with a schedule setting forth in reasonable detail the calculations supporting their computation thereof (it being understood that no later than five days prior to the Closing Statement Deadline, Hatteras Sellers shall deliver to Purchaser for Purchaser’s review a preliminary non-binding draft of the Closing Statement). Hatteras Sellers shall prepare the Closing Statement, and the calculation of the Estimated Working Capital, in good faith and in a manner consistent with the Applicable Accounting Principles.

(b)          Preliminary Statement.

(i)          Not later than 60 days after the Closing Date, Purchaser shall prepare and deliver to Hatteras Sellers a statement setting forth Purchaser’s good faith calculation (the “Preliminary Statement”) of the Net Working Capital as of the Closing (the “Closing Working Capital”) and of the Initial Purchase Price as adjusted pursuant to Section 3.6(c), together with a schedule setting forth in reasonable detail the calculations supporting Purchaser’s computation thereof. The Closing Working Capital shall be determined in accordance with the Applicable Accounting Principles and the manner of calculating Net Working Capital set forth on Exhibit C-4 attached hereto. If Purchaser does not deliver the Preliminary Statement to Hatteras Sellers within 60 days after the Closing Date, then, at the election of Hatteras Sellers, either (A) Hatteras Sellers may prepare and deliver the Preliminary Statement to Purchaser within an additional 60 days thereafter, or (B) the Closing Statement shall be deemed to be the Preliminary Statement and the Final Closing Working Capital Statement (defined below) for all purposes under this Agreement. If Hatteras Sellers elect to prepare the Preliminary Statement in accordance with the immediately preceding sentence, all references in Sections 3.6(b)(ii), 3.6(b)(iii), and 3.6(b)(iv) to Hatteras Sellers shall be deemed to be references to Purchaser and all references in Sections 3.6(b)(ii), 3.6(b)(iii), and 3.6(b)(iv) to Purchaser shall be deemed to be references to Hatteras Sellers.

(ii)         During the period of any review or dispute within the contemplation of this Section 3.6(b), during normal business hours and upon reasonable prior written notice, Purchaser shall (A) provide the Hatteras Sellers and their authorized representatives with reasonable access to all work papers and records related to the Business, the Assets and the Assumed Liabilities used in the preparation of the Preliminary Statement, and (B) cooperate with the Hatteras Sellers and their authorized representatives, including providing, on a timely basis, such additional information as may be reasonably requested by Hatteras Sellers in connection with the preparation of the Preliminary Statement. To the extent Purchaser reasonably requests information and access to books and records of the Hatteras Sellers for the preparation of the Preliminary Statement, the Hatteras Sellers shall, on a timely basis, provide such information and such access.

(iii)        Subject to the terms and conditions hereof, if, within 30 days following its receipt of the Preliminary Statement, the Hatteras Sellers do not dispute in accordance with this

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Section 3.6 Purchaser’s calculation of the Closing Working Capital or Initial Purchase Price set forth thereon, the Preliminary Statement and the Closing Working Capital and Initial Purchase Price set forth thereon shall be deemed to be final for all purposes under this Agreement (the final Preliminary Statement, Closing Working Capital and Initial Purchase Price set forth thereon determined in accordance with this Section 3.6(b)(iii) or as determined in accordance with Section 3.6(b)(iv), as the case may be, being the “Final Closing Working Capital Statement”).

(iv)        In the event that the Hatteras Sellers elect to dispute the Preliminary Statement or the calculations set forth thereon (any such disputed item being a “Disputed Item”):

(A)         The Hatteras Sellers shall notify Purchaser in writing within 30 days after the Hatteras Sellers’ receipt of the Preliminary Statement, which notice shall specify in reasonable detail the nature of the dispute with respect to any Disputed Item (including, to the extent reasonably practicable, the specific amount together with the basis for each such Disputed Item).

(B)         During the 30 day period following Purchaser’s receipt of such notice, Purchaser and the Hatteras Sellers shall attempt to resolve the dispute with respect to any such Disputed Items and to determine the final calculation of Closing Working Capital and the Initial Purchase Price.

(C)         If, at the end of the 30 day period specified in subsection (b)(iv)(B) above, Purchaser and the Hatteras Sellers shall have failed to reach a written agreement with respect to all or any portion of such Disputed Items (those items that remain in dispute at the end of such period are the “Unresolved Items”), the Unresolved Items shall be referred for resolution to Tait, Weller & Baker, LLP (the “Neutral Auditors”) within ten days of the end of such period. In the event that Tait, Weller & Baker, LLP refuses or is otherwise unable to act as the Neutral Auditors, the Hatteras Sellers and Purchaser shall cooperate in good faith to appoint an independent certified public accounting firm in the United States of national recognition mutually agreeable to the Hatteras Sellers and Purchaser, in which event “Neutral Auditors” shall mean such firm. During the review by the Neutral Auditors, the Hatteras Sellers and Purchaser shall each make available to the Neutral Auditors such individuals and such information, books, records and work papers as may be reasonably required by the Neutral Auditors to fulfill its obligations hereunder.

(D)         Each party hereto agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter with the Neutral Auditors. The fees and expenses of the Neutral Auditors will be borne by the Hatteras Sellers and Purchaser in the same proportion that the dollar amount of Unresolved Items lost by a party bears to the total dollar amount of the Unresolved Items. Each party will bear the fees, costs and expenses of its own accountants and all its other expenses in connection with matters contemplated by this Section 3.6(b)(iv)(D). The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Agreement and the presentations by the Hatteras Sellers and Purchaser, or representatives thereof, and not by independent review, only the resolution of the Unresolved Items. The Neutral Auditors’ authority will be limited to resolving disputes with respect to whether the Preliminary Statement was prepared in accordance with the terms of Section 3.6(b)(i) with respect to the Unresolved Items (it being understood that the Neutral Auditors will have no

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authority to make any adjustments to any financial statements or amounts other than the Unresolved Items). In resolving any Unresolved Item, the Neutral Auditors may not assign a value to such item greater than the greatest value for such item asserted by either party or less than the smallest value for such item asserted by either party. The parties will use reasonable efforts to cause the Neutral Auditors to issue their resolution within 30 days after the submission of the Unresolved Items to the Neutral Auditors. The Neutral Auditors’ resolution of the Unresolved Items shall be set forth in a written statement delivered to the Hatteras Sellers and Purchaser. Such resolution shall be deemed to be mutually agreed upon by Purchaser and the Hatteras Sellers for all purposes of this Agreement and shall be final and binding on, and non-appealable by, the parties hereto. Either party shall be entitled to have judgment entered upon such resolution, in a manner consistent with such resolution, in any court having jurisdiction. In the event that the Unresolved Items are resolved by the Neutral Auditors, the Final Closing Working Capital Statement will consist of the applicable amounts from the Preliminary Statement (or amounts otherwise agreed to in writing by the Hatteras Sellers and Purchaser) as to items that have not been submitted for resolution to the Neutral Auditors, and the amounts determined by the Neutral Auditors as to the Unresolved Items that were submitted for resolution by the Neutral Auditors. Any changes to the Preliminary Statement resulting from such resolution of the Unresolved Items shall be made, and such Preliminary Statement, as so changed, shall be the Final Closing Working Capital Statement for all purposes under this Agreement.

(c)          Post-Closing Adjustment Payment. The “Post-Closing Adjustment” shall be an amount equal to the Closing Working Capital as set forth on the Final Closing Working Capital Statement minus the Estimated Working Capital. If the Post-Closing Adjustment is a positive amount, then Purchaser shall pay to Hatteras Sellers the amount of the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative amount, then Hatteras Sellers shall pay to Purchaser the amount equal to the absolute value of the Post-Closing Adjustment. Any amounts payable under this Section 3.6(c) shall be treated as an adjustment to the Purchase Price for all purposes of this Agreement and all Tax purposes, unless otherwise required by applicable Tax Law.

(d)          Payment and Interest.

(i)          Any payment required to be made pursuant to Section 3.6(c) shall be made within five (5) days after the Final Closing Working Capital Statement has been finally determined in accordance with Section 3.6(b)(iii) or 3.6(b)(iv), by wire transfer to Purchaser or Hatteras Sellers, as the case may be, of immediately available funds to a designated account of such other Party.

(ii)         The amount of any payment pursuant to Section 3.6(c) shall bear interest from and including the day on which the Closing occurs but excluding the date of payment at a fixed per annum rate equal to five percent (5%).

Section 3.7. Adjustment for 2013 Adjusted PTNI.

(a)          Closing Calculations. No later than five Business Days prior to the Closing Date, Hatteras Sellers shall prepare and deliver to Purchaser a statement prepared in a manner consistent with this Section 3.7(a), setting forth the calculation of the projected Adjusted PTNI

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(the “Certificate of Projected 2013 Adjusted PTNI”) as of the Closing and the estimate of the Initial Purchase Price, together with a schedule setting forth in reasonable detail the calculations supporting the computation thereof. The Certificate of Projected 2013 Adjusted PTNI, and the estimated calculation of Adjusted PTNI, shall be prepared in good faith applying GAAP on a basis consistent with the Financial Statements (including the Baseline Balance Sheet) and the Applicable Accounting Principles. Purchaser shall have the opportunity to provide comment on the Certificate of Projected 2013 Adjusted PTNI prior to the Closing Date, and any such comments reasonably acceptable to the Hatteras Sellers shall be incorporated in the Certificate of Projected 2013 Adjusted PTNI on the Closing Date. The calculation of Adjusted PTNI set forth in the Certificate of Projected 2013 Adjusted PTNI, including any changes thereto based on Purchaser’s comments prior to the Closing Date, shall be the “Projected 2013 Adjusted PTNI” for all purposes of this Agreement.

(b)          Certificate of 2013 Adjusted PTNI.

(i)          Within 60 days following December 31, 2013, Purchaser shall cause to be prepared by an auditor acceptable to the Sellers’ Representative, and shall deliver to the Hatteras Sellers, an audited consolidated balance sheet (including any notes thereto) and the related audited consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows relating to the Business. Such audited financials shall be determined in accordance with GAAP applied in a manner consistent with the Financial Statements. Not later than 90 days after December 31, 2013, Purchaser shall prepare and deliver to Hatteras Sellers a statement setting forth Purchaser’s good faith calculation (the “Certificate of 2013 Adjusted PTNI”) of the actual Adjusted PTNI for the fiscal year ended December 31, 2013 (the “2013 Adjusted PTNI”) and of the Purchase Price as adjusted pursuant to Section 3.7(c), together with a schedule setting forth in reasonable detail the calculations supporting Purchaser’s computation thereof. The 2013 Adjusted PTNI shall be determined in accordance with GAAP applied in a manner consistent with the Financial Statements. If Purchaser does not deliver the Certificate of 2013 Adjusted PTNI to Hatteras Sellers within 90 days after December 31, 2013, then, at the election of Hatteras Sellers, either (A) Hatteras Sellers may prepare and deliver the Certificate of 2013 Adjusted PTNI to Purchaser within an additional 60 days thereafter, or (B) the Certificate of Projected 2013 Adjusted PTNI shall be deemed to be the Certificate of 2013 Adjusted PTNI and the Final 2013 Adjusted PTNI (defined below) for all purposes under this Agreement. If Hatteras Sellers elect to prepare the Certificate of 2013 Adjusted PTNI in accordance with the immediately preceding sentence, all references in Sections 3.7(b)(ii), 3.7(b)(iii), and 3.7(b)(iv) to Hatteras Sellers shall be deemed to be references to Purchaser and all references in Sections 3.7(b)(ii), 3.7(b)(iii), and 3.7(b)(iv) to Purchaser shall be deemed to be references to Hatteras Sellers.

(ii)         During the period of any review or dispute within the contemplation of this Section 3.7(b), during normal business hours and upon reasonable prior written notice, Purchaser shall (A) provide the Hatteras Sellers and their authorized representatives with reasonable access to all work papers and records related to the Business, the Assets and the Assumed Liabilities used in the preparation of the Certificate of 2013 Adjusted PTNI, and (B) cooperate with the Hatteras Sellers and their authorized representatives, including providing, on a timely basis, such additional information as may be reasonably requested by Hatteras Sellers in connection with the preparation of the Certificate of 2013 Adjusted PTNI. To the

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extent Purchaser reasonably requests information and access to books and records of the Hatteras Sellers for the preparation of the Certificate of 2013 Adjusted PTNI, the Hatteras Sellers shall, on a timely basis, provide such information and such access.

(iii)        Subject to the terms and conditions hereof, if, within 30 days following its receipt of the Certificate of 2013 Adjusted PTNI, the Hatteras Sellers do not dispute in accordance with this Section 3.7 Purchaser’s calculation of the 2013 Adjusted PTNI or Initial Purchase Price set forth thereon, the Certificate of 2013 Adjusted PTNI and the 2013 Adjusted PTNI and Initial Purchase Price set forth thereon shall be deemed to be final for all purposes under this Agreement (the final Certificate of 2013 Adjusted PTNI, 2013 Adjusted PTNI and Initial Purchase Price set forth thereon determined in accordance with this Section 3.7(b)(iii) or as determined in accordance with Section 3.7(b)(iv), as the case may be, being the “Final 2013 Adjusted PTNI”).

(iv)        In the event that the Hatteras Sellers elect to dispute the Certificate of 2013 Adjusted PTNI or the calculations set forth thereon (any such Disputed PTNI Item being a “Disputed PTNI Item”):

(A)         The Hatteras Sellers shall notify Purchaser in writing within 30 days after the Hatteras Sellers’ receipt of the Certificate of 2013 Adjusted PTNI, which notice shall specify in reasonable detail the nature of the dispute with respect to any Disputed PTNI Item (including, to the extent reasonably practicable, the specific amount together with the basis for each such Disputed PTNI Item).

(B)         During the 30-day period following Purchaser’s receipt of such notice, Purchaser and the Hatteras Sellers shall attempt to resolve the dispute with respect to any such Disputed PTNI Items and to determine the final calculation of 2013 Adjusted PTNI and the Initial Purchase Price.

(C)         If, at the end of the 30-day period specified in subsection (b)(iv)(B) above, Purchaser and the Hatteras Sellers shall have failed to reach a written agreement with respect to all or any portion of such Disputed PTNI Items (those items that remain in dispute at the end of such period are the “Unresolved PTNI Item”), the Unresolved PTNI Item shall be referred for resolution to the Neutral Auditors. During the review by the Neutral Auditors, Hatteras Sellers and Purchaser shall each make available to the Neutral Auditors such individuals and such information, books, records and work papers as may be reasonably required by the Neutral Auditors to fulfill its obligations hereunder.

(D)         Each party hereto agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter with the Neutral Auditors. The fees and expenses of the Neutral Auditors will be borne by the Hatteras Sellers and Purchaser in the same proportion that the dollar amount of Unresolved PTNI Item lost by a party bears to the total dollar amount of the Unresolved PTNI Item. Each party will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this Section 3.7(b)(iv)(D). The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Agreement and the presentations by the Hatteras Sellers and Purchaser, or representatives thereof, and not by independent review, only the resolution of the Unresolved

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PTNI Item. The Neutral Auditors’ authority will be limited to resolving disputes with respect to whether the Certificate of 2013 Adjusted PTNI was prepared in accordance with the terms of Section 3.7(b)(i) with respect to the Unresolved PTNI Item (it being understood that the Neutral Auditors will have no authority to make any adjustments to any financial statements or amounts other than the Unresolved PTNI Item). In resolving any Unresolved Item, the Neutral Auditors may not assign a value to such item greater than the greatest value for such item asserted by either party or less than the smallest value for such item asserted by either party. The parties will use reasonable efforts to cause the Neutral Auditors to issue their resolution within 30 days after the submission of the Unresolved PTNI Item to the Neutral Auditors. The Neutral Auditors’ resolution of the Unresolved PTNI Item shall be set forth in a written statement delivered to the Hatteras Sellers and Purchaser. Such resolution shall be deemed to be mutually agreed upon by Purchaser and the Hatteras Sellers for all purposes of this Agreement and shall be final and binding on, and non-appealable by, the parties hereto. Either party shall be entitled to have judgment entered upon such resolution, in a manner consistent with such resolution, in any court having jurisdiction. In the event that the Unresolved PTNI Item are resolved by the Neutral Auditors, the Final 2013 Adjusted PTNI will consist of the applicable amounts from the Certificate of 2013 Adjusted PTNI (or amounts otherwise agreed to in writing by the Hatteras Sellers and Purchaser) as to items that have not been submitted for resolution to the Neutral Auditors, and the amounts determined by the Neutral Auditors as to the Unresolved PTNI Item that were submitted for resolution by the Neutral Auditors. Any changes to the Certificate of 2013 Adjusted PTNI resulting from such resolution of the Unresolved PTNI Item shall be made, and such Certificate of 2013 Adjusted PTNI, as so changed, shall be the Final 2013 Adjusted PTNI for all purposes under this Agreement.

(c)          Post-Closing Adjustment Payment. The “PTNI Adjustment” shall be an amount equal to:

(i)          if the Final 2013 Adjusted PTNI is greater than 95% of the Target 2013 Adjusted PTNI, $0 payable from the Hatteras Sellers to Purchaser and an amount equal to any adjustment made to the Initial Purchase Price pursuant to Section 3.2(b)(iii) refunded by Purchaser to the Hatteras Sellers within five Business Days of such final determination,

(ii)         if the Final 2013 Adjusted PTNI is less than 95% of the Target 2013 Adjusted PTNI but greater than the Projected 2013 Adjusted PTNI, $0 payable from the Hatteras Sellers to Purchaser and an amount equal to any adjustment made to the Initial Purchase Price pursuant to Section 3.2(b)(iii) that is allocable to the difference between the Final 2013 Adjusted PTNI and the Projected 2013 Adjusted PTNI refunded by Purchaser to the Hatteras Sellers within five Business Days of such final determination, and

(iii)        if the Final 2013 Adjusted PTNI is less than both the Projected 2013 PTNI and 95% of the Target 2013 Adjusted PTNI, $0 payable to the Hatteras Sellers and an amount payable by the Hatteras Sellers to Purchaser equal to the difference between (A) the Final PTNI Shortfall Adjustment, minus (B) the Closing PTNI Shortfall Adjustment, within five Business Days of such final determination.

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Any amounts payable under this Section 3.7(c) shall be treated as an adjustment to the Purchase Price for all purposes of this Agreement and all Tax purposes, unless otherwise required by applicable Tax Law.

(d)          Payment and Interest.

(i)          Any payment required to be made pursuant to Section 3.7(c) shall be made within five days after the Final 2013 Adjusted PTNI has been finally determined in accordance with Section 3.7(b)(iii) or 3.7(b)(iv), as the case may be, by wire transfer to Purchaser or the Hatteras Sellers, as the case may be, of immediately available funds to a designated account of such other Party.

The amount of any payment pursuant to Section 3.7(c) shall bear interest from and including the day on which the Closing occurs but excluding the date of payment at a fixed per annum rate equal to five percent (5%).

(e)          No Post-Closing Adjustment If No Closing Date Adjustment. Notwithstanding anything set forth in Section 3.7(b), 3.7(c) or 3.7(d), if the Initial Purchase Price is adjusted on the Closing Date pursuant to Section 3.2(b)(ii), then Sections 3.7(b), 3.7(c) and 3.7(d) shall have no effect and no action shall be required by the Parties hereto pursuant to those sections.

Section 3.8. Deliveries to be Made by Purchaser at Closing. At the Closing, Purchaser shall deliver or cause to be delivered to the Sellers’ Representative (on behalf of the Hatteras Sellers):

(a)          The Initial Purchase Price payable to the Hatteras Sellers in accordance with the provisions of Section 3.2;

(b)          All executed Conveyance Documents to which Purchaser is a party, each of which shall be in form and substance reasonably satisfactory to the Hatteras Sellers and Purchaser;

(c)          A copy of the resolutions of Purchaser’s manager or managers authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents, certified by the secretary of Purchaser as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing;

(d)          A certificate of incumbency with respect to the office and authority of the officer of Purchaser executing this Agreement and the other documents delivered by Purchaser at the Closing, duly executed by the secretary of Purchaser;

(e)          A certificate, issued by the Secretary of State of the State of Delaware, establishing that Purchaser is in existence and otherwise is in good standing under the laws of the State of Delaware; and

(f)          Evidence of registration of Purchaser as an investment adviser under the Investment Advisers Act and as a Commodity Pool Operator under the CEA.

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Section 3.9. Deliveries to be Made by the Hatteras Sellers at Closing. At the Closing, the Hatteras Sellers shall deliver or cause to be delivered to Purchaser:

(a)          All executed Conveyance Documents, each of which shall be in form and substance reasonably satisfactory to the Hatteras Sellers and Purchaser;

(b)          A copy of resolutions of the manager or managers (or equivalent applicable governing body) of each of the Hatteras Sellers authorizing the execution, delivery and performance by such Hatteras Seller of this Agreement and each of the other Transaction Documents, certified by the secretary of such Hatteras Seller as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing;

(c)          A certificate of the Secretary of each of the Hatteras Sellers certifying as of the Closing as to the incumbency of the officers of such Hatteras Seller, as applicable, and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of such Hatteras Seller;

(d)          A certificate of the appropriate officer of each of the Hatteras Sellers pursuant to Section 7.2(d);

(e)          Such other customary agreements, instruments, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement or as otherwise may be reasonably requested by Purchaser; and

(f)          All Consents set forth in Schedule 7.2(k) that are required to be obtained prior to the Closing, each of which shall be in form and substance reasonably satisfactory to Purchaser.

Section 3.10. Transfer of Control. Simultaneously with the deliveries described in Sections 3.8 and 3.9, Hatteras Sellers shall take such actions as are reasonably requested by Purchaser and necessary to put Purchaser in actual possession and control of the Assets.

Section 3.11. Withholding Rights. If withholding is required under applicable Tax Law, each of Purchaser or its designee shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable Tax Law, and Purchaser shall identify the amount of withholding and the applicable Tax Law under which the withholding is required to the Hatteras Sellers prior to the Closing Date. To the extent such amounts are so withheld or paid over to or deposited with the relevant Governmental Authority by Purchaser or its designee, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE HATTERAS SELLERS

Except as set forth in the Disclosure Schedules, each of the Hatteras Sellers, jointly and severally, makes to Purchaser, both as of the date of this Agreement and as of the Closing Date, each of the representations and warranties contained in this Article IV:

Section 4.1. Organizational Status.

(a)          Each of the Hatteras Sellers and the BD Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full limited liability company power and authority under the Applicable Laws and its Organizational Documents to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Copies of the Organizational Documents of each of the Hatteras Seller and the BD Subsidiary, certified (if applicable) by the Secretary of State of the state of such entity’s organization, each as heretofore delivered to Purchaser, are complete and correct, and no amendments thereto are pending (except as expressly provided for in this Agreement). Neither any Hatteras Seller nor the BD Subsidiary is in violation of any term of its Organizational Documents. Each of the Hatteras Sellers and the BD Subsidiary is duly qualified to do business as a foreign limited liability company under the laws of each jurisdiction in which the conduct of its Business or the ownership to its properties and assets requires it to be so qualified except where the failure to be so qualified would not, or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. All jurisdictions where the Hatteras Sellers or the BD Subsidiary are qualified to do business are set forth on Schedule 4.1(a).

(b)          Except as described in Schedule 4.1(b), true, complete and correct copies of minutes of all meetings of the directors (including committees thereof) and shareholders (or written actions or consents in lieu of meetings) (including minutes and written actions or consents of predecessor companies) of each of the Hatteras Group members and each Fund, in each case since January 1, 2010, have been delivered to Purchaser.

Section 4.2. Authorization, etc.

(a)          Each Hatteras Seller has full limited liability company right, authority and power under the applicable Organizational Documents and Applicable Laws to enter into each Transaction Document executed and delivered, or to be executed and delivered, by it pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each Hatteras Seller of each Transaction Document to which it is a party has been duly authorized by all necessary action of such Hatteras Seller and the shareholders, partners and/or members thereof and no other action on the part of such Hatteras Seller is required in connection therewith. Each Transaction Document executed and delivered by each Hatteras Seller pursuant to, or as contemplated by, this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of the applicable Hatteras Seller, enforceable against them in accordance with its terms, except as

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enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. The execution, delivery and performance by each Hatteras Seller (including after giving effect to the Closing) of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby:

(i)          Do not and will not violate any provision of its Organizational Documents;

(ii)         Do not and will not violate any Applicable Law applicable to such Hatteras Seller or its assets or employees or require such Hatteras Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except as specifically identified in Schedule 4.2(a), which approvals, consents and waivers identified in such schedule will, when obtained and as of the Closing, conform in all material respects to, and otherwise satisfy in all material respects, all contractual requirements and all Applicable Law applicable thereto; and

(iii)        Except as identified on Schedule 4.2(a), do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any of its Organizational Documents or any material Business Contract, or result in the creation or imposition of any Encumbrance on any of the respective assets of such Hatteras Seller or of any Person’s interests in such Hatteras Seller;

provided, however, that the representations in the immediately preceding clauses (ii) and (iii) shall not apply to Investment Advisory Agreements to the extent that the assignment of such Investment Advisory Agreements requires the receipt of consents from a party to such agreement or terminates such Investment Advisory Agreements under the Investment Company Act or the Investment Advisers Act (as applicable) and is separately provided for in Section 6.3.

(b)          At the Closing, the Hatteras Sellers will hold the entire legal, equitable and beneficial title and interest to the assets of the Business, and will transfer to Purchaser good title to the Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

Section 4.3. Assets.

(a)          Each of the Hatteras Group members has good and valid title to its respective Assets, free and clear of any and all Encumbrances (other than Permitted Encumbrances). The Assets include all assets used in the current conduct of the Business by Purchaser (through the ownership of the Assets) as the Business is now being conducted. The Assets do not include stock of or other equity interests in any Person other than (i) the BD Subsidiary, (ii) general partnership interests in Hatteras GPEP Fund, L.P., Hatteras Late Stage VC Fund I L.P., Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P., Hatteras Core Alternatives TEI Institutional Fund, L.P., Hatteras Core Alternatives TEI Fund, L.P. and Hatteras Core Alternatives 3c1 Fund, L.P., (iii) carried interest account for Hatteras GPEP Fund II, LLC, (iv) the incentive allocation account for Hatteras Global Private Equity Partners Institutional, LLC and (v) equity interests in Hatteras Core

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Alternative Offshore Institutional Fund, LDC and Hatteras Core Alternative Offshore Fund, LDC.  The Assets are free and clear of any and all voting trust agreements, options or rights of first refusal.

(b)          The material tangible Assets are, in all material respects, in good condition and repair (except for ordinary wear and tear), free from any known defect (except such minor defects as do not interfere with the use thereof in the conduct of normal operations).

(c)          No Hatteras Group member owns (or has not at any time owned) any Real Property. Schedule 4.3(c) contains a list of all the Leased Real Property. Each lease covering Leased Real Property used in connection with the Business is a legal, valid and binding agreement of the applicable Hatteras Group member, as the case may be, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. There is not under any such Leases any existing default on the part of any of the Hatteras Group members or, to the knowledge of the Hatteras Sellers, any other party thereto, nor any facts which, with the passage of time or notice of default or both, constitute such a default.

(d)          Each of the Hatteras Group members enjoys peaceful and quiet possession of the Leased Real Property. The rental amounts set forth in each lease represents the actual rental being paid, and there are no separate agreements or understandings amending or modifying such rental amounts.

(e)          To the knowledge of the Hatteras Sellers, there are no condemnation proceedings or eminent domain proceedings of any kind pending against the Leased Real Property or any portion thereof, and no written notice of any threatened condemnation proceedings or eminent domain proceedings of any kind against the Leased Real Property or any portion thereof has been received by any of the Hatteras Group members.

(f)          To the knowledge of the Hatteras Sellers, all improvements comprising and part of the Leased Real Property are in compliance with all Applicable Laws, except for any such non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.4. Assets Under Management.

(a)          Set forth in Schedule 4.4(a) is a list as of the Base Date of all Investment Advisory Agreements, setting forth the following with respect to each such Investment Advisory Agreement:

(i)          The name of the Client under such Investment Advisory Agreement.

(ii)         The state (or, if such Client is not a U.S. citizen, the country) of which such Client is a citizen or resident (in the case of individuals) or domiciled (in the case of entities).

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(iii)        The amount of net assets under management by the Hatteras Group pursuant to such Investment Advisory Agreement as of the Base Date and the nature of the Investment Management Services (i.e., whether discretionary or non-discretionary) provided.

(iv)        (A) The fee schedule in effect with respect to such Investment Advisory Agreement (including identification of any applicable sub-components of such fees, e.g., investment management fees versus fees that include other services, fees for any other services, etc., as applicable), and (B) a description of any other fees or allocations payable by the Client in connection with Investment Management Services provided by the Hatteras Group.

(v)         Any fee changes under such Investment Advisory Agreement (including through any fee waiver or reimbursement obligation), or changes in the amount of net assets under management pursuant to such Investment Advisory Agreement as a result of subscriptions or withdrawals made by investors in such Client, in each case from the Base Date to the date of this Agreement.

(b)          Except as described in Schedule 4.4(b) by express disclosure thereon relating to a particular Investment Advisory Agreement, there are no Contracts pursuant to which any Hatteras Group member, or any of their respective Affiliates or any employee of any of the foregoing Persons, has undertaken or agreed to cap, waive, offset, reimburse or otherwise reduce any or all fees or charges payable by or with respect to any of the Clients set forth in Schedule 4.4(a) or pursuant to any of the Contracts set forth in Schedule 4.4(a). As of the date of this Agreement, except as set forth on Schedule 4.4(b), no Client of any Hatteras Group member has expressed in writing to any Hatteras Group member or any of their respective Affiliates or any employee of any of the foregoing Persons, an intention to terminate or reduce its investment relationship in any material respect with any Hatteras Group member or adjust the fee schedule with respect to any Contract in a manner which would reduce the fees or other payments (including after giving effect to the Closing) in connection with such Client relationship. None of the Hatteras Group members provides Investment Management Services to any Person other than pursuant to a written Investment Advisory Agreement with the Hatteras Group set forth in Schedule 4.4(a).

(c)          Except as described in Schedule 4.4(c), the Hatteras Group has no Clients with respect to which fees are based on performance or otherwise provide for compensation on the basis of a share of capital gains upon or capital appreciation of the funds (or any portion thereof) of such Client. With respect to each Client described on Schedule 4.4(c), to the knowledge of the Hatteras Sellers, such Client and each investor in such Client is a “qualified client” as defined under Rule 205-3(d)(1) under the Investment Advisers Act.

(d)          Each Client to which the Hatteras Group provides Investment Management Services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or Section 4975 of the Code, (ii) a person acting on behalf of such a plan, or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an “ERISA Client”), has been serviced by the Hatteras Group such that the Hatteras Group in the provision of such services is in compliance in all material respects with the applicable requirements of ERISA and Section 4975 of the Code. Schedule 4.4(d) identifies each Client that is an ERISA Client with a footnote to that effect.

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Hatteras Investment Partners LLC (“HIP”) is a qualified professional asset manager (a “QPAM”) (as such term is used in Prohibited Transaction Class Exemption 84-14, as amended) (the “QPAM Exemption”). The QPAM Exemption is currently available with respect to transactions negotiated by or under the authority and general direction of HIP and HIP is not disqualified from relying on the QPAM Exemption with respect to such transactions due to the application of Section I(e) or Section I(g) of the QPAM Exemption.

(e)          Any Client that is a Registered Fund is identified as such on Schedule 4.4(a) with a note to that effect. Any Client that is a Private Fund is identified as such on Schedule 4.4(a) with a note to that effect.

(f)          Other than the Registered Funds and Private Funds identified on Schedule 4.4(a) and except as set forth on Schedule 4.4(f), (i) the Hatteras Group does not provide (and at no time since January 1, 2010 has provided) Investment Management Services to or through (A) any issuer or other Person that is an investment company (within the meaning of the Investment Company Act), (B) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, (C) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities, and (ii) none of the Hatteras Group members serves (or at any time has served) as general partner, managing member, manager or sponsor to any such Person. No Private Fund is, or at any time since its inception was, required to register as an investment company under the Investment Company Act.

(g)          To the knowledge of the Hatteras Sellers and except as set forth in Schedule 4.4(g), no material controversy or disagreement exists between any Hatteras Group member and any Client thereof as of the date of this Agreement.

(h)          Except as set forth in Schedule 4.4(h), no exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to (i) any Hatteras Group member, (ii) any other officer, member of the board of managers, partner or employee of the Hatteras Group members, or (iii) any Client of the Hatteras Group (in connection with the provision of Investment Management Services to such Client by the Hatteras Group).

(i)          With respect to each Client, true and complete copies of the current offering documents and any documents related thereto of such Client have been provided to Purchaser by the Hatteras Sellers prior to the date hereof.

(j)          With respect to each Client, each investment made by the Hatteras Group on behalf of such Client has been made in all material respects in accordance with such Client’s investment policies, guidelines and restrictions set forth in (or otherwise provided to the Hatteras Group pursuant to or in connection with) its Investment Advisory Agreement in effect at the time the investments were made (and, with respect to each Client that is a collective investment

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vehicle, each investment has been made in all material respects in accordance with such Client’s investment policies, guidelines and restrictions set forth in its offering documents, organizational documents and marketing materials, in each case as in effect at the time the investments were made), and has been held thereafter in all material respects in accordance with such investment policies, guidelines and restrictions.

(k)          Any of the Hatteras Group members that distributes or markets its services or interests, as appropriate, by or through any intermediary, or which delegates to or appoints any investment managers or advisers, sub-advisers or other third parties, or which outsources the conduct of any part of its services to third parties, undertakes reasonable efforts to perform due diligence and ongoing monitoring in relation to the delegation to or appointment and activities of the intermediary, investment managers, adviser, sub-adviser or third party, as applicable, to determine that those activities are conducted in all material respects in accordance with Applicable Laws and regulations affecting such Hatteras Group member, as appropriate.

(l)          To the knowledge of the Hatteras Sellers, no intermediary, delegate or appointee has unlawfully marketed any of the services of any Hatteras Group member or unlawfully marketed or sold any interest in any Fund and as of the date hereof there are no outstanding claims against any Hatteras Group member with respect to such marketing or sale.

(m)          All performance information provided, presented or made available by a Hatteras Group member to any Client or potential client or with respect to any Fund has complied in all material respects with Applicable Law. Each Hatteras Group member maintains all documentation reasonably necessary to form the basis for, demonstrate or recreate the calculation of the performance or rate of return of all accounts that are included in a composite (current and historical performance results) as required by Applicable Law. To the knowledge of the Hatteras Sellers, any investment performance earned by any Person at a firm other than the Hatteras Group members and presented by a Hatteras Group member as its business performance has complied in all material respects with Applicable Law. Each member of the Hatteras Group has, to the extent required, complied with FINRA Rule 5123 and such other FINRA Conduct Rules as may be applicable with respect to any offering documents or marketing materials utilized by any member of the Hatteras Group.

(n)          Since January 1, 2010, there has existed no material pricing error for any Fund or Client account that has not been addressed in a manner consistent with applicable SEC staff guidance.

Section 4.5. Financial Statements.

(a)          The Hatteras Sellers have delivered to Purchaser prior to the date of this Agreement true and complete copies of the following financial statements, true and correct copies of which are set forth in Schedule 4.5(a) (collectively, the “Financial Statements”):

(i)          An audited balance sheet (including any notes thereto) for each Hatteras Group member (other than Hatteras Investment Management LLC and Hatteras Capital Investment Partners, LLC) at each of December 31, 2010, December 31, 2011 and December 31, 2012, and audited statements of operations, stockholders’ equity and cash flows for each

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Hatteras Group member (other than Hatteras Investment Management LLC and Hatteras Capital Investment Partners, LLC) for each of the three years then ended, together with a copy of the auditor’s report thereon.

(i)          An unaudited consolidated balance sheet of each Hatteras Group member (other than Hatteras Investment Management LLC and Hatteras Capital Investment Partners, LLC) at April 30, 2013 (the “Latest Balance Sheet”), and an unaudited consolidated statement of operations, stockholders’ equity and cash flows for each Hatteras Group member (other than Hatteras Investment Management LLC and Hatteras Capital Investment Partners, LLC) for the four-month period then ended.

The Financial Statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby (except as set forth on Schedule 4.5(a) and except that the unaudited financial statements do not include footnote disclosure and are subject to normal year-end audit adjustments which are not in the aggregate material), and present fairly in all material respects the financial condition of the applicable Hatteras Group member at the dates of said statements and the results of their operations, changes in stockholders’ equity and changes in cash flows for the periods covered thereby.

(b)          No Hatteras Group member has any Liabilities of any nature, and there is no basis of which the Hatteras Sellers have knowledge, or of which the Hatteras Sellers should have knowledge, for any present or future Action, complaint, claim or demand against any of them that could give rise to any such Liability, except: (i) Liabilities specifically reflected in Schedule 4.5(b) or on the Latest Balance Sheet, or (ii) contractual Liabilities incurred after April 30, 2013 in the Ordinary Course of Business which are not in the aggregate material and which, in the case of Liabilities incurred after the date hereof, also are consistent with the terms of this Agreement (in each case, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, violation of Applicable Law or an Environmental Liability).

(c)          Except as set forth on Schedule 4.5(c), no member of the Hatteras Group has any outstanding Indebtedness.

(d)          The Financial Statements accurately reflect in all material respects the aggregate amounts charged to a Hatteras Group member for services, systems, products and any other support provided by any other Hatteras Group member to the former. Schedule 4.5(d) contains a complete list of all such services, systems, products and any other support. Such amounts charged were not materially less than the actual costs incurred by the applicable Hatteras Group member in providing such services, systems, products and any other support.

(e)          Each Hatteras Group member has in place systems and processes that are customary for an organization of a similar size, type and nature as the Business of such Hatteras Group member and that are designed to (i) provide reasonable assurances regarding the reliability of the Hatteras Group’s financial statements, and (ii) in a timely manner accumulate and communicate to the Hatteras Group member’s principal executive officer and principal financial officer the type of information that is required to be disclosed in the Hatteras Group’s

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financial statements. There are no material deficiencies in the internal accounting controls of the Business which would reasonably be expected to adversely affect in any material respect the ability of the Business to record, process, summarize and report financial data. Except as set forth on Schedule 4.5(e), no Hatteras Group member has received any material complaint, allegation, assertion or claim regarding the accounting practices, procedures, methodologies or methods, including any material complaint, allegation, assertion or claim that the Business has engaged in any accounting practices not in accordance with GAAP.

(f)          For the period since January 1, 2010, the Hatteras Sellers have not prepared or caused to be prepared financial statements for Hatteras Investment Management LLC or Hatteras Capital Investment Partners, LLC. Hatteras Investment Management LLC and Hatteras Capital Investment Partners, LLC have not had material assets or liabilities and have not generated material profits or losses since January 1, 2010.

Section 4.6. Taxes. Except as set forth on Schedule 4.6:

(a)          Each Hatteras Group member has timely filed all income Tax Returns and material non-income Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes owed by each Hatteras Group member (whether or not shown on any Tax Return) have been duly and timely paid. Since January 1, 2006, no material claim has ever been made by a Governmental Authority in a jurisdiction where a Hatteras Group member does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b)          Each Hatteras Group member has (i) collected or withheld from all employees, independent contractors, and customers, and any other applicable payees, proper and accurate amounts for all taxable periods in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Tax Laws, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Tax authority, (iii) properly completed and timely filed all IRS Forms W-2 and 1099 required with respect thereto, and (iv) furnished or been furnished properly completed exemption certificates for all exempt transactions.

(c)          No Hatteras Group member has extended or otherwise waived the benefit of any applicable statute of limitations or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(d)          Except as reflected on the Baseline Balance Sheet or on the Closing Statement, there are no unpaid Taxes (after taking into account payments of estimated income taxes) relating to the Business which are, or will be, an Encumbrance on any of the Assets (except for Taxes not yet due and payable).

(e)          No audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter of any Hatteras Group member are pending or, to the knowledge of the Hatteras Sellers, have been threatened in writing. None of the Hatteras Group members has received written notice of any deficiency assessments with respect to a material amount of

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Taxes, which deficiency has not been satisfied by payment, settled or been withdrawn or is being contested in good faith.

(f)          None of the Hatteras Sellers is a “foreign person” within the meaning of Section 1445(b)(2) of the Code.

(g)          None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Section 280G of the Code.

(h)          The BD Subsidiary is and has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

(i)          The BD Subsidiary and each Offshore Entity are not a party to, are not bound by and do not have any obligation with respect to any Tax sharing, Tax indemnity or similar contract or arrangement.

(j)          Each Offshore Entity is, and has been since its formation, treated for U.S. federal income tax purposes as a corporation or an association taxable as a corporation and not as a partnership or disregarded entity. No Hatteras Group member is or has been treated for U.S. federal income tax purposes as a corporation or an association taxable as a corporation.

(k)          No Offshore Entity (and any predecessor of the foregoing Persons) (a) has been a member of an affiliated group filing a consolidated income Tax Return; and (b) has liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(l)          No Offshore Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income as a result of any (i) adjustment pursuant to Section 481 of the Code, the Treasury Regulations thereunder or any similar provision under state, local or foreign Law, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing, (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing, (v) prepaid amount received on or prior to the Closing, or (vi) election under Section 108(i) of the Code.

(m)          No Hatteras Group member has participated in or has any liability or obligation with respect to any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(n)          The Hatteras Sellers have delivered or otherwise made available to Purchaser, in respect of the Hatteras Group, correct and complete copies in all material respects of all material income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by a Hatteras Group member for all Tax years open to audit.

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(o)          Notwithstanding anything that may be to the contrary herein, no representation or warranty is made with respect to any Taxes that may accrue in any periods (or portions of periods) that begin on or after the Closing Date.

Section 4.7. Absence of Changes. Except as set forth in Schedule 4.7, since December 31, 2012, none of the members of the Hatteras Group has:

(a)          suffered any Material Adverse Effect;

(b)          incurred, assumed, guaranteed or discharged any Liability, absolute, accrued, contingent or otherwise, whether due or to become due (including any indebtedness for borrowed money), in excess of $200,000 individually or $400,000 in the aggregate, except Liabilities incurred in the Ordinary Course of Business;

(c)          mortgaged, pledged or subjected to any other Encumbrance, any property, business or assets, tangible or intangible other than Permitted Encumbrances;

(d)          sold, transferred, leased to others or otherwise disposed of any of the Assets, in excess of $125,000 individually or $350,000 in the aggregate, except for inventory sold in the Ordinary Course of Business, or waived or released any right of substantial value, involving an amount in excess of $125,000 individually or $350,000 in the aggregate;

(e)          received any written notice of termination of any Business Contract with required payments thereunder in excess of $125,000;

(f)          suffered any damage, destruction or loss (whether or not covered by insurance) to property, in excess of $125,000 individually or $350,000 in the aggregate;

(g)          transferred or granted (except in the Ordinary Course of Business) any rights under, or entered into any settlement regarding the breach, misappropriation, infringement or violation of, any Intellectual Property, or modified any existing rights with respect thereto in a manner involving payments by or to the Business in excess of $125,000 individually or $400,000 in the aggregate;

(h)          with respect to any employees earning more than $125,000 per annum, made any material change in the rate of compensation, commission, bonus or other direct remuneration payable, or paid or agreed to pay, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any such employee, in each case other than (i) changes in the Ordinary Course of Business, and (ii) changes set forth in a Contract disclosed on Schedules 4.17(a) and 4.25(a);

(i)          made any material change in its accounting or auditing methods, practices or principles;

(j)          with respect to the Business, encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or been notified in writing of any adverse change in its relations, as a group, with its employees,

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distributors, agents, customers or suppliers that would reasonably be expected to have a Material Adverse Effect;

(k)         entered into any transaction or Contract involving an amount per year in excess of $150,000 individually or $400,000 in the aggregate, other than in the Ordinary Course of Business, or paid or agreed to pay any brokerage or finder’s fee, or incurred any severance pay obligations by reason of, this Agreement or any of the transactions contemplated hereby;

(l)          other than in the Ordinary Course of Business, made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past;

(m)        taken any action or knowingly omitted to take any action that would result in the occurrence of any of the foregoing; or

(n)         received written notice of any condemnation proceedings commenced with respect to any Real Estate Asset or written notice as to the proposed commencement of any such proceedings.

Section 4.8. Reserved.

Section 4.9. Affiliate Transactions.

(a)          Except as set forth on Schedule 4.9(a), there are no arrangements or Contracts between any Hatteras Group member, on the one hand, and any Principal or immediate family member of a Principal or any manager, officer, director, any immediate family member or controlled Affiliate of any of the foregoing or Hatteras Group member, on the other hand. Except as set forth on Schedule 4.9(a), no manager, officer, director, equityholder of any Hatteras Group member owns directly or indirectly any Asset used in or held for use in connection with the Business. Except as set forth on Schedule 4.9(a), no manager, officer or director of any Hatteras Group member has a material business relationship with a Hatteras Group member, or serves as an executive officer or director of any Person which is a competitor or supplier of any of the Hatteras Group members.

(b)          None of the equityholders of a Hatteras Group member set forth on Schedule 4.9(b) has a material business relationship (other than as an employee) with a Hatteras Group member or serves as an executive officer or director of any Person which is a competitor or supplier of any of the Hatteras Group members.

Section 4.10. Litigation. Except as set forth in Schedule 4.10, there is no Action pending in which any of the Hatteras Group members or any officer, member of the board of managers or employee of any such Person is a party or otherwise involved or, to the knowledge of the Hatteras Sellers, with which any of them is threatened, in connection with the Business or Assets (including any of the foregoing to which any Fund is a party, engaged or involved or threatened and, in the case of a Registered Fund, relating to services provided by the Hatteras Group to or in respect of such Fund), or which might call into question the validity or hinder the enforceability or performance of this Agreement or any other Transaction Document or the transactions contemplated hereby and thereby. There are no Actions pending or, to the

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knowledge of the Hatteras Sellers, threatened, relating to the termination of, or limitation of, the rights of the Hatteras Group members or the Funds under or with respect to their registration under the Investment Advisers Act as investment advisers, their membership in any exchange (as defined under the Exchange Act) or other self-regulatory organization or any similar rights under any registrations or qualifications with various states or other jurisdictions, or under any other Applicable Law.

Section 4.11. Compliance with Laws; Governmental Approvals and Consents.

(a)          Except as disclosed in Schedule 4.11(a), each of the members of the Hatteras Group and each Fund is, and at all times since January 1, 2010 has been, in compliance in all material respects with all Applicable Laws applicable in the conduct of the Business or to the Assets.

(b)          Except as disclosed on Schedule 4.11(b), none of the members of the Hatteras Group or any Fund or any member of the board of directors (or equivalent thereof) or any officer or employee of any Hatteras Group member or Fund (i) is in default with respect to any Order relating to the Business, or (ii) has been or is charged with or, to the knowledge of the Hatteras Sellers, is threatened with an Action or under investigation with respect to any material violation of any Applicable Law relating to the Business.

(c)          Except as set forth in Schedule 4.11(c), none of the Hatteras Group members or any Fund is subject to any Order that materially restricts the conduct of the Business, and, to the knowledge of the Hatteras Sellers, none of them is threatened in writing with the imposition of any such Order.

(d)          Principals and the Hatteras Sellers have delivered to Purchaser prior to the date hereof copies of all material reviews conducted by any Person concerning any compliance, regulatory, internal controls or similar matters relating to any of the Hatteras Group members and any of the Funds since January 1, 2010.

(e)          The Hatteras Sellers have delivered to Purchaser prior to the date hereof each annual report of the Registered Funds’ Chief Compliance Officer required by Rule 38a-1 under the Investment Company Act to be provided to the board of directors or trustees, as applicable, of each Registered Fund since January 1, 2010. The Hatteras Sellers have delivered to Purchaser prior to the date hereof the written product of each annual review of each member of the Hatteras Group’s compliance policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act since January 1, 2010. The Hatteras Group members have made a written response to any deficiency letters received from the SEC and, except as set forth on Schedule 4.11(e), have implemented all changes, policies, or procedures described in such written responses. Principals and the Hatteras Sellers have delivered to Purchaser prior to the date hereo true, correct and complete copies of all such deficiency letters and all such responses.

(f)          Schedule 4.11(f) sets forth all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business as currently conducted. Except as set forth in Schedule 4.11(f), all such Governmental Approvals and Consents (excluding Governmental Approvals and Consents required under Environmental Laws which

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are covered in Section 4.23) have been duly obtained and are in full force and effect, and each of the Hatteras Group members and each Fund is in compliance in all material respects with each of such Governmental Approvals and Consents held by it with respect to the Assets and the Business.

(g)          Neither this Section 4.11 nor any other provision of this Article IV (other than Section 4.23) addresses representations and warranties concerning Environmental Laws, any environmental matter or environmental litigation, all of which representations and warranties are addressed exclusively in Section 4.23.

Section 4.12. Registered Funds.

(a)          Each Registered Fund has had in full force and effect (as applicable) an investment advisory, sub-advisory, distribution, placement or underwriting agreement (as applicable) at all times since January 1, 2010 and each such agreement with a Registered Fund pursuant to which any Hatteras Group member has received compensation with respect to its activities in connection with any such Registered Fund was duly approved in accordance with the applicable provisions of the Investment Company Act except as set forth in Schedule 4.12(a).

(b)          Except as set forth in Schedule 4.12(b), there are no special restrictions, consent judgments or SEC or judicial orders on or with regard to any Registered Fund currently in effect.

(c)          Each Registered Fund is duly organized, validly existing and in good standing in the jurisdiction in which it is organized and has all requisite power and authority to conduct its business in the manner and in the places where such business is currently conducted. Each Registered Fund is and has been, since its inception, engaged primarily in the business of an investment company. Since inception, except as set forth in Schedule 4.12(c), each Registered Fund has been a duly registered investment company (or exempt from such registration) in material compliance with the Investment Company Act, if applicable, and the rules and regulations promulgated thereunder and duly registered or licensed and in good standing under the laws of each jurisdiction in which such qualification is necessary. Since their initial offering, shares of each Registered Fund have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The offering and sale of shares of each Registered Fund have been registered under the Securities Act during such period or periods for which such registration is required, the related registration statement for each Registered Fund that is registered pursuant to the Securities Act has become effective under the Securities Act, no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Hatteras Sellers, are contemplated. Copies of the current registration statement of each Registered Fund under the Investment Company Act and under the Securities Act (to the extent applicable) or have been made available to Purchaser by the Hatteras Sellers prior to the date hereof. All the outstanding shares of capital stock of each Registered Fund are duly authorized, validly issued, fully paid and non-assessable, and none of such shares has been issued in violation of any Applicable Law.

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(d)          Except as set forth in Schedule 4.12(d), each Registered Fund’s investments have been made in all material respects in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and have been held in all material respects in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e)          Except as set forth in Schedule 4.12(e), and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) each Registered Fund has timely filed (other than in respect of Taxes, which are the subject of separate representations and warranties set forth herein) all material reports, registration statements and other documents, together with any amendments required to be made with respect thereto, which were required to be filed with any governmental authority, including the SEC (the “Registered Fund Regulatory Documents”), and has paid all fees and assessments due and payable in connection therewith, and (ii) as of their respective dates, each of the foregoing filings complied in all material respects with the requirements of the securities laws and the rules and regulations of the SEC promulgated thereunder applicable to such Fund Regulatory Documents.

(f)          None of the Hatteras Group members or any person who is an “affiliated person” (as defined in the Investment Company Act) or any other “interested person” (as defined in the Investment Company Act) of the Hatteras Group members receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Registered Funds, other than bona fide ordinary compensation as principal underwriter or placement agent (or an employee or agent thereof) for any of the Registered Funds or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from any of the Registered Funds or its security holders for other than bona fide investment advisory, distribution, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the registration statement of the Registered Funds filed under the federal securities laws.

(g)          The Hatteras Sellers have delivered to Purchaser true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each Registered Fund for the past five fiscal years (or such shorter period as such Registered Fund shall have been in existence), and unaudited financial statements, prepared in accordance with GAAP, of each Registered Fund for the first six months of its most recent fiscal year if the ending date of such six-month period occurred more than fifteen days prior to the date hereof (each hereinafter referred to as a “Registered Fund Financial Statement”). Each of the Registered Fund Financial Statements is consistent with the books and records of the related Registered Fund, and presents fairly in all material respects the consolidated financial position of the related Registered Fund in accordance with GAAP applied in all material respects on a consistent basis (except as otherwise noted therein) at the respective date of such Registered Fund Financial Statement and the results of operations and cash flows for the respective periods indicated. The Registered Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each Registered Fund during the periods covered by each Registered Fund Financial Statement to the extent such disclosure is required by GAAP.

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(h)          Except as set forth on Schedule 4.12(h), there is no Action pending or, to the knowledge of the Hatteras Sellers, threatened in writing by or before any Governmental Authority, by or against any of the Registered Funds, or any officer or director thereof relating to the activities of the Registered Funds, any disqualification of any of the Hatteras Group members under Section 9(a) of the Investment Company Act, or any event which would require any of the Hatteras Group members to give an affirmative response to any of the questions in Item 11 of its Form ADV Part 1 (or any similar or successor form). There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Registered Funds or any officer or director thereof relating to the activities of or affecting the Registered Funds.

(i)          Except as set forth in Schedule 4.12(i), and except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, each Registered Fund is, and at all times has been, in compliance in all respects with all Applicable Laws since January 1, 2010.

(j)          Except as would not reasonably be expected to have a Material Adverse Effect, no Hatteras Group member or director, officer or employee of any Hatteras Group member has (i) caused a securities transaction to be effected on behalf of a Registered Fund that involved a directed brokerage arrangement that did not comply in all material respects with Applicable Law or (ii) participated in or facilitated a revenue sharing arrangement based on the distribution of interests in, or on the assets of, a Registered Fund that did not comply in all respects with Applicable Law.

(k)          No Hatteras Group member has any express or implied understanding or arrangement that would reasonably be expected to impose an “unfair burden” (as defined in the Investment Company Act) on any Registered Fund for purposes of Section 15(f) of the Investment Company Act as a result of the transactions contemplated by this Agreement.

(l)          Except as would not reasonably be expected to have a Material Adverse Effect, in the case of any Registered Funds organized as open-end management investment companies, no Hatteras Group member or director, officer or employee of any Hatteras Group member has taken any action pursuant to any arrangements or accommodations whereby (i) any of the them has permitted any Person to enter orders to purchase or redeem shares or to cancel previously entered orders of any Registered Fund; or (ii) any of them facilitates the entering by any Person of orders to purchase or redeem shares or to cancel previously entered orders of any Registered Fund, in either such case at a time and in a manner materially inconsistent with the requirements of Rule 22c-1 under the Investment Company Act.

Section 4.13. Private Funds.

(a)          Each Private Fund has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company, or similar power and authority. Each Private Fund possesses all material permits necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted. Each Private Fund is duly qualified, licensed or registered to do business in each jurisdiction where it is

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required to do so under Applicable Law other than any failure to be so qualified that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All outstanding shares or units of each Private Fund have been issued and sold on a private placement basis in compliance with Applicable Law, including pursuant to an applicable exemption from registration pursuant to the Securities Act and the Investment Company Act.

(b)          As to each Private Fund, there has been in full force and effect an Investment Advisory Agreement at all times that any Hatteras Group member was performing Investment Management Services for such Private Fund, and each such Investment Advisory Agreement pursuant to which any of the Hatteras Group members has received compensation respecting its activities in connection with any of the Private Funds was duly approved in accordance with Applicable Law (as applicable to such Private Fund). Each such Investment Advisory Agreement contains all provisions required by Applicable Law, including the Investment Advisers Act.

(c)          There are no material special restrictions, consent judgments or judicial orders on or with regard to any of the Private Funds. All material notifications to local regulatory and other bodies required by Applicable Laws have been made to permit such activities as are carried out by the Private Funds and all authorizations, licenses, consents and approvals required by Applicable Laws have been obtained in relation to the Private Funds.

(d)          Copies of the current private placement memorandum or other offering document of each of the Private Funds have been provided to Purchaser by the Hatteras Sellers prior to the date hereof. Each investor or offeree of an investment in a Private Fund (other than Hatteras Trading Advisors, an exempted company incorporated in the Cayman Islands) has been delivered a private placement memorandum (or other applicable offering document) relating to such Private Fund at all times required by Applicable Laws (and in any event prior to subscribing for, or otherwise making an investment decision with respect to, investment interests in such Private Fund). All the outstanding shares or other ownership interests of each Private Fund (as applicable) are duly authorized, validly issued, fully paid and non-assessable, and none of such shares or other ownership interests have been issued in violation of any Applicable Laws. Each Private Fund has been operated in all material respects in compliance with the description thereof set forth in the private placement memorandum or other offering document used from time to time for the offering of outstanding shares or other ownership interests in such Private Fund.

(e)          The Hatteras Sellers have delivered to Purchaser true, correct and complete copies of the audited financial statements, prepared in accordance with generally accepted accounting principles as in effect in the jurisdiction of organization of each Private Fund (with respect to each such Private Fund, its “Applicable Fund GAAP”), of each of the Private Funds for last five fiscal years (or such shorter period as such Private Fund has been in existence) (each hereinafter referred to as a “Private Fund Financial Statement”). Each of the Private Fund Financial Statements is consistent with the books and records of the related Private Fund, and presents fairly in all material respects the consolidated financial position of the related Private Fund in accordance with its Applicable Fund GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Private Fund Financial Statement and the results of operations and cash flows for the respective periods indicated. The Private Fund Financial Statements reflect and disclose all material changes in accounting principles and practices

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adopted by each of the Private Funds during the periods covered by each Private Fund Financial Statement.

(f)          Each of the Private Funds maintains all its assets with (as applicable) a separate prime broker, custodian or trustee which is a third-party entity independent of any of the Hatteras Group members undertaking Investment Management Services for the Private Funds.

(g)          Except as set forth on Schedule 4.13, no Hatteras Group member is party to or bound by any side letters with any Fund Investors.

(h)          No Hatteras Group member participates in any wrap fee program.

(i)          Except as set forth on Schedule 4.13, no Hatteras Group member acts as a general partner, managing member, manager or sponsor of any pooled investment vehicle.

Section 4.14. Broker-Dealer Matters.

(a)          The BD Subsidiary is, and at all times since January 1, 2010 has been, duly registered, licensed or qualified as a broker-dealer under the Exchange Act and in each jurisdiction where the conduct of the Business requires such registration, licensing or qualification, and are, and at all times since January 1, 2010 has been, in compliance in all material respects with all Applicable Laws requiring any such registration, licensing or qualification except, in each case, where the failure to be so registered, licensed or qualified would not reasonably be expected to have a Material Adverse Effect.

(b)          Copies of the Uniform Application for Broker-Dealer Registration on Form BD of the BD Subsidiary on file with the SEC, reflecting all amendments thereof that are in effect as of the date of this Agreement (the “Form BD”), and all FOCUS reports, amendments and updates for the period ended March 31, 2013 filed by the BD Subsidiary with the SEC, have been delivered to Purchaser prior to the date of this Agreement. Such forms are in compliance with the applicable requirements of the Exchange Act except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(c)          The BD Subsidiary is a member in good standing of FINRA and each other Governmental Authority with respect to which the conduct of its business requires membership or association. No Hatteras Group member other than the BD Subsidiary is a registered or unregistered Broker-Dealer.

(d)          The BD Subsidiary has in effect as of the date of this Agreement the blanket broker-dealer fidelity bond identified on Schedule 4.14(d).

(e)          The BD Subsidiary has adopted written supervisory control policies and procedures in compliance with FINRA Rules 3010(b) and 3012(a), and Section 15(g) of the Exchange Act. The written supervisory control policies that have been adopted by the BD Subsidiary are identified in Schedule 4.14(e). Complete and correct copies of each of such policies and procedures have been delivered to Purchaser in the form in effect on the date of this Agreement.

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(f)          Each of the BD Subsidiary’s officers, employees and independent contractors who is required to be registered, licensed or qualified with any Governmental Authority as a registered principal or registered representative is duly and properly registered, licensed or qualified as such and such licenses are in full force and effect, or are in the process of being registered as such within the time periods required by Applicable Law, except as the failure to be so registered would not reasonably be expected to have a Material Adverse Effect.

(g)          None of the members of the Hatteras Group nor any of their respective directors, officers, employees, registered representatives or “associated persons” (as defined in the Exchange Act) is the subject of any material disciplinary proceedings or Orders of any Governmental Authority arising under Applicable Laws which would be required to be disclosed on Form BD or Form U-4 that are not so disclosed on such Form BD or Form U-4, and no such disciplinary proceeding or Order is pending against the Hatteras Group or, to the knowledge of the Hatteras Sellers, threatened against any member of the Hatteras Group or pending or threatened against the other persons referred to above. Except as disclosed on the Form BD or Form U-4, none of the members of the Hatteras Group nor any of their respective directors, officers, employees, registered representatives or associated persons has been permanently enjoined by any Order from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Except as disclosed on the Form BD or Form U-4, none of the members of the Hatteras Group nor any of their respective directors, officers, employees or associated persons is ineligible to serve as a broker-dealer or an associated person of a broker dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification,” as defined in Section 3(a)(39) of the Exchange Act).

(h)          Hatteras Sellers have delivered to Purchaser a list of all written customer complaints, including those reportable on Form U-4, which have been made from January 1, 2010 to the date hereof against the BD Subsidiary, or any of its adviser representatives or registered representatives and which are set forth in Schedule 4.14(h). Except as set forth in Schedule 4.14(h), as of the date of this Agreement, no customer complaints reportable on Form U-4 are pending, or to the knowledge of the Hatteras Sellers, threatened in writing.

(i)          The BD Subsidiary is in compliance with all applicable regulatory net capital requirements of the Exchange Act and applicable rules of Governmental Authorities addressing net capital requirements including all applicable regulatory net capital requirements (including any applicable “early warning” and “expansion-contraction” capital requirements), and no distribution of cash is required to be made by the BD Subsidiary that will result in the BD Subsidiary not being in compliance with such applicable regulatory net capital requirements. The BD Subsidiary is in compliance with all applicable regulatory requirements for the protection of customer or Client funds and securities. The BD Subsidiary has not made any withdrawals from any reserve bank account they are required to maintain pursuant to SEC Rule 15c3-3(e), except as permitted by SEC Rule 15c3-3(g).

Section 4.15. Investment Adviser Matters.

(a)          Except as described in Schedule 4.15(a), copies of the Uniform Application for Investment Adviser Registration on Form ADV, including Parts 1 and 2 (to the extent required),

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of each of the Adviser Subsidiaries on file with the SEC or one or more states, as applicable, and currently made available to Clients, reflecting all amendments thereof that are in effect as of the date of this Agreement (the “Form ADVs”), have been made available to Purchaser prior to the date of this Agreement. The Form ADVs are in compliance with Applicable Law in all material respects. No Hatteras Group member other than the Adviser Subsidiaries is a registered or unregistered Investment Adviser. Except as described in Schedule 4.15(a), each Adviser Subsidiary has timely filed with the SEC all reports and documents required by the Investment Advisers Act and related rules, including Form PF and all annual (and required other-than-annual) amendments to Form ADV.

(b)          Except as set forth in Schedule 4.15(b), the Adviser Subsidiaries are, and at all times since January 1, 2010 have been, duly registered, licensed or qualified (including through state notice filings) as investment advisers under the Investment Advisers Act or other Applicable Law in each jurisdiction where the conduct of the Business requires such registration, licensing or qualification or related to or governing such Adviser Subsidiary’s, and are, and at all times since January 1, 2010 have been, in material compliance with all Applicable Laws requiring any such registration, licensing or qualification and are not subject to any material Liability or disability by reason of the failure to be so registered, licensed or qualified.

(c)          The Adviser Subsidiaries have adopted written policies and procedures pursuant to Sections 204(A) and 206(4) of the Investment Advisers Act and Rules 206(4)-7 and 204A-1 thereunder that are reasonably designed to detect and prevent violations of the Investment Advisers Act and the rules adopted thereunder, as well as such other written policies and procedures as required by the Investment Advisers Act (including a proxy voting policy) to the extent required by Applicable Law. Except as set forth in Schedule 4.15(c), the Adviser Subsidiaries have been in compliance in all material respects with such policies and procedures. Complete and correct copies of each of the policies set forth on Schedule 4.15(c) have been delivered to Purchaser in the form in effect on the date of this Agreement.

(d)          No Hatteras Group member nor any other Person “associated” (as defined in Section 202(a)(17) of the Investment Advisers Act) with any Hatteras Group member has been subject to disqualification pursuant to Section 203 of the Investment Advisers Act to serve as an Investment Adviser or as an associated person of an Investment Adviser, or subject to disqualification as a solicitor pursuant to Rule 206(4)-3, unless, in each case, such Hatteras Group member or associated Person has received exemptive relief from the SEC with respect to any such disqualification. No Hatteras Group member or any “affiliated person” (as defined under the Investment Company Act) thereof has been subject to disqualification as an Investment Adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act for any investment company under Sections 9(a) or 9(b) of the Investment Company Act, unless, in each case, such Person, as applicable, has received exemptive relief from the SEC with respect to any such disqualification. The facts and circumstances surrounding any such disqualification have been disclosed on the Form ADVs.

(e)          Except as set forth in Schedule 4.15(e), each member of the Hatteras Group has traded and trades solely as agent on behalf of its Clients and has not traded and does not trade in any circumstances as principal.

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(f)          Each Adviser Subsidiary has adopted policies and procedures reasonably designed to ensure compliance with Rule 206(4)-5, and except as set forth in Schedule 4.15(f), no contributions have been made to an official of a government entity by any covered associate of any member of the Hatteras Group, in each case as such terms are defined in Rule 206(4)-5.

Section 4.16. Commodity Pool Operator; Commodity Trading Advisor.

Hatteras Alternative Mutual Funds LLC (“HAMF”) is, and has been at all times since December 28, 2012, registered as a commodity pool operator under the CEA and a member of the NFA. Except as set forth on Schedule 4.16 or as would not reasonably be expected to have a Material Adverse Effect, (i) no Hatteras Group member except HAMF acts or has acted as a “commodity pool operator” or “commodity trading advisor” of or with respect to any Person within the meaning of the CEA since January 1, 2008 except pursuant to an exemption from such registration or in reliance upon a no-action position of the CFTC; (ii) no Hatteras Group member except HAMF is required to be registered with the CFTC as a commodity pool operator or commodity trading advisor; (iii) each Hatteras Group member requiring an exemption from registration as a “commodity pool operator” or a “commodity trading advisor” has fulfilled (and continues to fulfill) all criteria for such exemption, including the timely filing and maintenance of any notices or claims of exemption with the NFA; (iv) HAMF is not prohibited by any provision of the CEA from acting as a commodity pool operator in any material respect and in a manner not generally applicable to other commodity pool operators; and (v) HAMF is duly registered, licensed or qualified as a commodity pool operator in each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign Applicable Laws requiring any such registration, licensing or qualification. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) since December 28, 2012, HAMF has complied with all reporting, recordkeeping and disclosure requirements of the CFTC and NFA applicable to a registered commodity pool operator and commodity trading advisor, (ii) without limiting the generality of the foregoing, HAMF has timely filed all reports and documents required by the CEA and the rules of the NFA with the CFTC and NFA, as applicable, including all annual reports, disclosure documents, Forms PQR, Forms PR and NFA 2-46 reports, and each such report, as of the date of filing with the CFTC and/or NFA did not, as of such respective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) since December 28, 2012, HAMF has timely delivered to all investors in the Funds all reports and disclosures required to be delivered pursuant to the CEA and (iv) since December 28, 2012, HAMF has maintained all records required to be maintained pursuant to the CEA in, each case of clauses (i), (ii), (iii) and (iv) above, to the extent HAMF was required to do so under Applicable Law.

Section 4.17. Contracts.

(a)          Schedule 4.17 contains a true, complete and correct list of all the following Contracts to which any Hatteras Group member is a party or by which any Hatteras Group members or any of their respective Assets is bound (the “Business Contracts”):

(i)          Investment Advisory Agreements or any other Contract for or related to the provision of (A) Investment Management Services or other similar services (e.g., side letters

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with investors in any Fund) or (B) services to Clients of the Hatteras Group other than Investment Management Services (e.g., brokerage services, tax preparation or similar services);

(ii)         Selling Agreements, Distribution Agreements, sub-advisory agreements, plans adopted pursuant to Rule 12b-1 under the Investment Company Act and arrangements for the payment of service fees (as such term is defined in Rule 2830 of the FINRA Conduct Rules), in each case, pursuant to which payments have been made by a Hatteras Group member in excess of $10,000 in the last twelve months;

(iii)        material custody, transfer agent, shareholder servicing, administrative, or similar services agreements;

(iv)        plans or contracts providing for bonuses, pensions, options, stock (or other beneficial interest) purchases (or other securities or phantom equity purchases), deferred compensation, retirement payments, profit sharing, or the like;

(v)         employment contracts or contracts for services that are not terminable at will by the applicable Hatteras Group member without Liability in excess of $100,000 for any penalty or severance payment (excluding any Liability or obligation imposed by statute (e.g., COBRA));

(vi)        Contracts for the purchase of any assets, material or equipment except purchase orders in the Ordinary Course of Business for less than $50,000 each, such orders not exceeding $125,000 in the aggregate;

(vii)       other Contracts creating any obligations of any Hatteras Group member or Fund of $100,000 or more with respect to any such Contract not specifically disclosed under any other clause of this Section 4.17(a);

(viii)      Contracts for the sale of all or any material portion of the assets of any Hatteras Group member or Fund or any Contract for the purchase of all or any material portion of the assets of any other entity;

(ix)         Contracts with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to any Hatteras Group member or Fund (including any Contracts with respect to solicitation of prospective investors in any Fund);

(x)          Contracts containing covenants (i) limiting the freedom of any of the Hatteras Group members, any Fund, any Principal or any employee of the Hatteras Group members to compete with respect to the Business, or (ii) requiring any of the Hatteras Group members, any Fund or, any Principal to deal exclusively with any Person or requiring any Person to deal exclusively with any of the Hatteras Group members, any Fund or any Principal;

(xi)         licensing Contracts (whether as licensor or licensee) other than licenses of commercially available software on standard terms or with a total replacement cost of less than $100,000;

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(xii)        Contracts providing for the borrowing or lending of money, and no Hatteras Group member or Fund has any obligation: (A) for borrowed money; (B) evidenced by bonds, debentures, notes or similar instruments; (C) to pay the deferred purchase price of property or services; (D) under leases that would, in accordance with GAAP, appear on the balance sheet of the lessee as a liability; (E) secured by a Claim; (F) in respect of letters of credit, or bankers acceptances, contingent or otherwise; or (G) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another Person;

(xiii)       side letters or other Contracts relating to this Agreement or the transactions contemplated hereby;

(xiv)      Contracts under which any Hatteras Group member is obligated, directly or indirectly, to make any capital contribution, coinvestment, provision of seed capital or other investment in any Person, or invest in any investment product;

(xv)       Contracts that provide for earn-outs or other similar contingent obligations in excess of $50,000 in the aggregate per Contract;

(xvi)      Contracts which contain a (A) “clawback” or similar undertaking by any Hatteras Group member or any employee of the Hatteras Group (as related to any Fund) requiring the reimbursement or refund of any fees or (B) a “most favored nation” or similar provision;

(xvii)     joint venture, strategic alliance, partnership or other similar Contracts involving a sharing of profits or expenses or payments based on revenues or assets under management of any Hatteras Group member or Fund;

(xviii)    all Contracts with respect to Leased Real Property; and

(xix)       other material Contracts relating to the Business and providing individually for payments in excess of $100,000 per year or $250,000 in the aggregate.

(b)          The Hatteras Sellers have made available to Purchaser true, correct and complete copies of all Business Contracts.

(c)          There does not exist under any Business Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of any of the Hatteras Group or, to the knowledge of the Hatteras Sellers, any other party thereto except, in each case, for such events or conditions that (i) would not reasonably be expected to have a Material Adverse Effect and (ii) have not materially impaired the ability of the Hatteras Sellers to perform their obligations under this Agreement. Each Business Contract is a legal, valid, binding and enforceable obligation of the applicable Hatteras Group member, and, to the knowledge of the Hatteras Sellers, the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. Except as set forth in Schedule 4.17(c), no consent of any third party is required under any Business Contract as a

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result of or in connection with the execution and delivery by the Hatteras Sellers of this Agreement or the performance by any of the Hatteras Sellers of its obligations hereunder or the consummation by any of the Hatteras Sellers of the transactions contemplated hereby.

Section 4.18. Territorial Restrictions. No Hatteras Group member is restricted by any Contract with any other Person from carrying on the Business anywhere in the world, other than pursuant to exclusive distribution agreements.

Section 4.19. Banking Relations. Set forth on Schedule 4.19 is a list of all bank and brokerage accounts of any Hatteras Group member or Fund and the person or persons authorized as signatories or otherwise to take action in respect thereof.

Section 4.20. Intellectual Property.

(a)          The Hatteras Group owns (and as of the Closing Date, Purchaser will own) all right, title and interest in, or the Hatteras Group has a valid right or license to use, the Transferred Intellectual Property, which constitutes all the Intellectual Property used in the Business. Schedule 4.20(a) sets forth a list of all trademarks, service marks, trade names, and domain names as well as all patents, patent applications, copyright registrations, copyright registration applications, trademark registrations, trademark registration applications and other registered Intellectual Property owned or licensed to any of the Hatteras Group members. All such Intellectual Property either is owned solely by one or more of the Hatteras Group members, or used by same pursuant to a valid license which shall not be adversely affected by the transactions contemplated herein. To the knowledge of the Hatteras Sellers and excluding generally available third-party computer programs and software, no Person is infringing the Intellectual Property used by the Hatteras Group members. Schedule 4.20(a) indicates which Intellectual Property used in the Business is licensed to the applicable Hatteras Group members, as the case may be. Except as specified in Schedule 4.20(a), all issued patents, copyright registrations, and registered trademarks and service marks listed on Schedule 4.20(a) and all copyrights held by the Hatteras Group members are, to the knowledge of the Hatteras Sellers, valid, enforceable and subsisting. The Hatteras Group members have the exclusive right to file, prosecute and maintain all their respective patent applications and other applications to register Intellectual Property owned by the Hatteras Group, and have the exclusive right to maintain their respective patents and other registrations of Intellectual Property owned by the Hatteras Group.

(b)          Except as set forth in Schedule 4.20(b), none of the Hatteras Group members’ rights in or to any of their respective Intellectual Property shall be adversely affected by the execution or delivery of this Agreement or by full performance of any obligations hereunder. No allegations or claims with respect to any Intellectual Property used in the Business have been asserted in writing or, to the knowledge of the Hatteras Sellers, threatened by any Person (i) against any of the Hatteras Group members, as the case may be, or (ii) to the knowledge of the Hatteras Sellers, against any other Person based on its use of any Intellectual Property used in the Business. To the knowledge of the Hatteras Sellers, no use of any Intellectual Property used in or covering any aspect of the Business by the Hatteras Group members or any of their respective customers constitutes or has constituted an unauthorized use, inducement to infringe, contributory infringement, misappropriation or other violation of the Intellectual Property of any other Person and no valid grounds exist for any bona fide claims against any of the Hatteras

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Group members or any of their respective customers with respect to any Intellectual Property used in or covering any aspect of the Business. Without limiting the generality of the foregoing, no Person ever employed or otherwise engaged by any of the Hatteras Group members has asserted in writing any claim against any of the Hatteras Group members relating to any Intellectual Property used in the Business or covering any aspect of the Business. To the knowledge of the Hatteras Sellers, there has not been and there is not presently, any unauthorized use, infringement, misappropriation or violation of any Intellectual Property used in or covering any aspect of the Business by any Person.

(c)          To the knowledge of the Hatteras Sellers, except as set forth in Schedule 4.20(c), no Intellectual Property used in or covering any aspect of the Business is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof. None of the Hatteras Group members has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Hatteras Group members’ owned Intellectual Property.

(d)          The Hatteras Group members have paid all fees, annuities and all other payments which have heretofore become due to any Governmental Authority with respect to their respective owned, registered Intellectual Property and have taken all reasonable steps to prosecute and maintain the same.

(e)          Except as set forth on Schedule 4.20(e), none of the Hatteras Group members has transferred its title in or to any computer programs or software previously owned by the Hatteras Group members (including source code, object code, data and databases developed or distributed (to the extent title was acquired) by them).

(f)          Each of the current employees of each of the Hatteras Group members is, and each of the former employees of each of the Hatteras Group members was, an “employee” within the meaning of and pursuant to 17 U.S.C. 101. Except as set forth in Schedule 4.20(f), all current and former independent contractors and consultants have assigned all their respective rights in any material Transferred Intellectual Property developed and delivered by such independent contractors for any of the Hatteras Group members to the applicable Hatteras Group member. No current or former employee, independent contractor or consultant has any interest in any Transferred Intellectual Property developed for and owned by any of the Hatteras Group members.

(g)          The Hatteras Group members have collected, stored, maintained, used and processed and do collect, store, maintain, use and process Personal Information in accordance with all Applicable Privacy and Data Security Laws and have taken commercially reasonable steps to protect against any anticipated or actual threats or hazards to the security or integrity of Personal Information, and from the loss of Personal Information. Except as set forth on Schedule 4.20(g), to the knowledge of the Hatteras Sellers, (i) there has been no unauthorized access to or use of, or any security breach relating to or affecting any Personal Information or other confidential information maintained or processed by the Hatteras Group, and (ii) no person who has had access to such Personal Information or other confidential information has violated any Applicable Privacy and Data Security Laws or the terms of any confidentiality agreement.

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(h)          The Hatteras Group members have taken and do take commercially reasonable efforts to maintain and protect the integrity, security and operation of their software, networks, databases, systems and websites (and all information transmitted thereby or stored therein), and there have been no material violations of same. The Hatteras Group members have implemented commercially reasonable practices to ensure the physical and electronic protection of its information assets from unauthorized disclosure, use or modification.

Section 4.21. Insurance. All insurance policies, including business liability, fidelity bond and Securities Investor Protection Corporation insurance coverage, covering any of the Assets are in full force and effect, and no written notice of cancellation, termination or revocation or other written notice that any such insurance policy is no longer in full force or effect or that the issuer of any such insurance policy is not willing or able to perform its obligations thereunder has been received by the Hatteras Sellers or any other Hatteras Group members. Such policies provide for coverage in amounts reasonably deemed by the Hatteras Sellers to be adequate for all requirements of Applicable Law and Business Contracts to which any Hatteras Group member is a party or by which its Assets is bound, and all premiums due and payable thereon have been paid in full. Schedule 4.21 sets forth a list of all such insurance policies, including in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. Except as set forth in Section 4.21, to the knowledge of the Hatteras Sellers, no event relating to the Hatteras Group members has occurred since January 1, 2012 that would reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or that could reasonably be expected to result in a prospective upward adjustment in such premiums. To the knowledge of the Hatteras Sellers, no event has occurred that limits or impairs the rights of the Hatteras Group members under any such insurance policies. Except as set forth on Schedule 4.21, no Hatteras Group member has any self-insurance or co-insurance programs.

Section 4.22. Powers of Attorney. Except as set forth on Schedule 4.22, no Hatteras Group member or employee of any Hatteras Group member (with respect to its ownership interests in the Hatteras Group members, or otherwise in connection with the Business, as applicable) has granted or holds any outstanding power of attorney.

Section 4.23. Environmental Matters.

(a)          Compliance with Environmental Law. Since January 1, 2010, each of the Hatteras Group members is and has been in compliance in all material respects with all applicable Environmental Laws pertaining to any of the Assets and the use by such Hatteras Group member thereof. Except as disclosed on Schedule 4.23(a), each of the Hatteras Group members has obtained all material permits, licenses and other authorizations that are required under Environmental Laws to operate its business and the same are listed on Schedule 4.23(a). No Hatteras Group member has received written notice of any violation of any applicable Environmental Law relating to the Business or the Assets and, to the knowledge of the Hatteras Sellers, no written notice of any such violation has been received.

(b)          Other Environmental Matters. None of the Hatteras Group members has caused or taken any action that would subject them to any material Liability or obligation relating to (i) the environmental conditions on, under, or about any part of the premises utilized by its

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business or other properties or assets owned, leased, operated or used by any of the Hatteras Group members in its business, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by any of the Hatteras Group members.

(c)          No Hazardous Substances. No Hazardous Substances have been treated, stored or disposed of by any of the Hatteras Group members (or, to the knowledge of the Hatteras Sellers, any other Person) at, on, or under any part of the premises utilized by it, except (i) in compliance with Environmental Laws; and (ii) which does not require investigation or remediation pursuant to Environmental Laws.

Section 4.24. Employees, Labor Matters, etc. None of the Hatteras Group members is a party to or bound by any collective bargaining agreement and, to the knowledge of the Hatteras Sellers, there are no labor unions, works councils or other organizations currently representing, purporting to represent or attempting to represent any employee of the Hatteras Group. Since January 1, 2010, no strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred, been threatened or, to the knowledge of the Hatteras Sellers, is anticipated with respect to any employee of the Hatteras Group. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, to the knowledge of the Hatteras Sellers, and there is no representation petition pending, threatened or anticipated with respect to any employee of the Hatteras Group. No Hatteras Group member has engaged in any unfair labor practices within the meaning of the National Labor Relations Act since January 1, 2010. The Hatteras Group members are in compliance in all material respects with all Applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. and the regulations promulgated thereunder. Except as set forth in Schedule 4.24, since January 1, 2010, there have been no claims of harassment, discrimination, retaliatory act or similar actions filed with any court or governmental agency against any employee, officer or director of the Hatteras Group members that are still pending or unresolved. To the knowledge of the Hatteras Sellers, no employee of any Hatteras Group member is in any material respects in violation of any term of any employment Contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Hatteras Group member because of the nature of the business conducted by the Hatteras Group member or to the use of trade secrets or proprietary information of others.

Section 4.25. Employee Benefit Plans and Related Matters.

(a)          Schedule 4.25(a) sets forth a complete and accurate list of all Benefit Plans that any Hatteras Group member or any ERISA Affiliate established, sponsors, maintains, contributes to, or with respect to which any obligation to contribute has or had been undertaken by Hatteras Group member or any ERISA Affiliate, or which is maintained, sponsored or contributed to by any other Person for the benefit or on behalf of any Hatteras Group member’s employees, officers, directors or other service providers (whether current, former or retired) or their beneficiaries, or under which any Hatteras Group member or any ERISA Affiliate has any liability or potential liability to any employee, officer, director or any other service provider of

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the Hatteras Group members (whether current, former or retired) or their beneficiaries (each an “Employee Benefit Plan”). The Hatteras Group members have provided to Purchaser accurate and complete copies, if applicable, of each Employee Benefit Plan, including the plan document, all amendments thereto and all related trust documents, along with copies, for each Employee Benefit Plan, if applicable, of (i) the most recently filed Form 5500 (with all schedules and attachments), (ii) a copy of the most recent determination or opinion letter issued with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, (iii) the most current summary plan description, and (iv) the most recent actuarial report.

(b)          The Employee Benefit Plans are in material compliance with all applicable requirements of ERISA, the Code, and other Applicable Laws and have been maintained and administered in accordance with their terms and such Applicable Laws. Each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter upon which it may rely as to its qualification, or is based on a prototype or volume submitter document that has received an opinion or notification letter from the IRS on which the sponsor may rely as to the plan’s qualification, and nothing has occurred whether by action or failure to act that could be reasonably expected to cause the loss of such qualification or the imposition of any penalty or Tax liability. No non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan. To the knowledge of the Hatteras Sellers, no proceeding has been threatened, asserted or instituted against any of the Employee Benefit Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, any ERISA Affiliate, any employee, officer, director or other service provider of any Hatteras Group member (whether current, former or retired), or any of the assets of any trust of any of the Employee Benefit Plans. No Employee Benefit Plan is under, and no Hatteras Group member has received any notice of, an audit or investigation by the Internal Revenue Service, U.S. Department of Labor, or any other Governmental Authority, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty.

(c)          No Hatteras Group member, ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to a plan subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA, including any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

(d)          No event or condition has occurred in connection with which any Hatteras Group member or any ERISA Affiliate could be reasonably likely to be subject to any liability, fine, excise tax, or Encumbrance with respect to any Employee Benefit Plan under ERISA, the Code, or any other Applicable Law or under any agreement or arrangement pursuant to or under which any Hatteras Group member or any ERISA Affiliate is required to indemnify any Person against such liability or have any joint and several liability.

(e)          Except as set forth in Schedule 4.25(e), the consummation of the transactions contemplated hereby (alone or in combination with any other event, including a termination of employment) will not give rise to any liability under any Employee Benefit Plan, including

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(i) acceleration of the vesting or time of payment of any economic benefit provided or made available to any Hatteras Group member’s employees or other service providers (whether current, former or retired) or their beneficiaries, (ii) increasing the amount of any economic benefit provided or made available to any Hatteras Group member’s employees or other service providers (whether current, former or retired) or their beneficiaries, (iii) acceleration or increasing of the funding obligation of any Hatteras Group member with respect to any Employee Benefit Plan, or (iv) any liability for severance pay, unemployment compensation, termination pay, or withdrawal liability. No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated hereby, by any employee or other service provider of any Hatteras Group member under any Employee Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. No Employee Benefit Plan provides for, and no Hatteras Group member has any obligation to provide, a tax gross-up or other indemnity obligation for any Taxes imposed under Section 4999 of the Code.

(f)          The Hatteras Group members have complied with the health care continuation requirements of COBRA or any state law counterpart, and no Hatteras Group member has any obligations under any Employee Benefit Plan, or otherwise, to provide post-termination health or welfare benefits of any kind to any current or former employees (or any of their dependents) of any Hatteras Group member, or any other person, except as specifically required under COBRA or any state law counterpart.

(g)          With respect to each Employee Benefit Plan, any collective bargaining or other agreement or as required by any Applicable Law, all required or recommended (in accordance with past practices) payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been timely made or properly accrued in accordance with the provisions of each of the Employee Benefit Plans, Applicable Laws and GAAP. With respect to each Employee Benefit Plan that is funded mostly or partially through an insurance policy, no Hatteras Group member nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Closing Date.

(h)          Except as set forth in Schedule 4.25(h), none of the Hatteras Group members, any ERISA Affiliate, or any employee, officer, director, or other service provider of any Hatteras Group member has made any promises or commitments, whether legally binding or not, to create any additional Employee Benefit Plan, agreement or arrangement, or to modify or change in any material way any existing Employee Benefit Plan.

(i)          Except as set forth in Schedule 4.25(i), no Hatteras Group member has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan. Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with

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Section 409A of the Code and has been timely amended to comply with Section 409A of the Code. Any amounts paid or payable pursuant to each Employee Benefit Plan subject to Section 409A is not includible in the gross income of a service provider (within the meaning of Section 409A) until received by the service provider and is not subject to interest or the additional tax imposed by Section 409A of the Code. No Employee Benefit Plan provides for, and no Hatteras Group member has any obligation to provide, a tax gross-up or other indemnification to any service provider with respect to any tax or penalties in connection with any violation arising under Section 409A of the Code.

(j)          Any individual who performs services for any Hatteras Group member and who is not treated as an employee for federal income tax purposes by such Hatteras Group member is not an employee under Applicable Laws or for any purpose including for tax withholding purposes or Employee Benefit Plan purposes. The Hatteras Group members have no liability by reason of an individual who performs or performed services for any Hatteras Group member in any capacity being improperly excluded from participating in an Employee Benefit Plan. Each employee of the Hatteras Group members has been properly classified as “exempt” or “non-exempt” under Applicable Laws.

(k)          No Employee Benefit Plan is mandated by a government other than the United States or is subject to the Applicable Laws of a jurisdiction outside of the United States.

Section 4.26. Brokers, Finders, etc. Except as set forth on Schedule 4.26, all negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of Principals, any of the Hatteras Group members or any of their respective Affiliates in such manner as to give rise to any valid claim against Purchaser or its Affiliates for any brokerage or finder’s commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to any Principal, any Hatteras Group member or any of their respective Affiliates or any other Person upon consummation of the transactions contemplated hereby or thereby.

Section 4.27. Corporate Records; Copies of Documents. The record books of each Hatteras Group member accurately record all material actions taken by such Hatteras Group member and the board of directors or other governing body of such Hatteras Group member in connection with the Business, in each case, since January 1, 2010, and true and complete copies of such documents have been made available to Purchaser prior to the date hereof.

Section 4.28. Ownership of the Hatteras Group.

(a)          The authorized capital stock or other equity of each Hatteras Seller owned beneficially and of record is set forth on Schedule 4.28.

(b)          The only Subsidiary of the Hatteras Sellers is the BD Subsidiary. The Hatteras Sellers own of record and beneficially all the issued and outstanding shares of capital stock of the BD Subsidiary free and clear of Encumbrances except for restrictions on the subsequent transfer of such shares by the Hatteras Sellers imposed under applicable securities laws. The authorized capital stock of the BD Subsidiary is set forth on Schedule 4.28. No other class or series of

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capital stock of the BD Subsidiary is authorized and, except as set forth on Schedule 4.28, no other securities (including options, warrants, conversion privileges or other rights, contingent or otherwise, to redeem, purchase or otherwise acquire (or to require the redemption, purchase or other acquisition of) any capital stock or other securities of the BD Subsidiary are authorized, issued or outstanding. All the issued and outstanding shares of capital stock of the BD Subsidiary are duly authorized, validly issued, fully paid and nonassessable. All the issued and outstanding shares of capital stock of the BD Subsidiary were issued in compliance with all Applicable Laws (including applicable securities laws, if any) and in compliance with the BD Subsidiary’s Certificate of Incorporation and Bylaws (or equivalent documents).

Section 4.29. No Retention Agreements, etc. Except as set forth on Schedule 4.29, there are no retention agreements, severance agreements, change of control agreements and similar arrangements to which any of the Hatteras Group members, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

Section 4.30. Directors, Managers, Officers and Employees.

(a)          Schedule 4.30(a) contains a true and complete list, as applicable, of all current members of the board of directors, managers, officers and employees of each Hatteras Group member and each Fund, and, in the case of each employee of each Hatteras Group member and each Fund, includes such Person’s current job title, date of commencement of employment with any Hatteras Group member or Fund, as applicable, total compensation for the 12 months ended December 31, 2012, and current compensation level.

(b)          Except as set forth on Schedule 4.30(b), no Hatteras Group member or Fund is in default with respect to any material term or condition of any Benefit Plan, nor will the Closing (or the transactions contemplated hereby or thereby) result in any such default, including after the giving of notice, lapse of time or both. No Hatteras Group member or Fund is delinquent in material respects in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or for amounts required to be reimbursed to such employees, other than payments disputed in good faith. Except as set forth in Schedule 4.30(b), no Hatteras Group member or Fund has a current policy, regular practice, plan or program of paying severance pay or compensation. To the knowledge of the Hatteras Sellers, there are no pending charges of employment discrimination or unfair labor practices against or involving any Hatteras Group member. Each Hatteras Group member and Fund is, and since January 1, 2010 has been, in material compliance with the requirements of the Immigration Reform Control Act of 1986.

Section 4.31. Code of Ethics; Insider Trading and Conflicts Policies. Except as set forth on Schedule 4.31, and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) each Hatteras Group member and Fund has adopted written policies regarding insider trading and conflicts of interest and a code of ethics which comply, and since January 1, 2010 have complied, in all material respects with all applicable provisions of Applicable Law, and true and complete copies thereof have been delivered to Purchaser prior to the date hereof; (ii) each Hatteras Group member and Fund has administered its written policies regarding insider trading and conflicts of interest and a code of ethics in accordance with the terms thereof since January 1, 2010; and (iii) all employees of the Hatteras Group and

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Funds have executed acknowledgments as required by Applicable Law that they are bound by the provisions of such codes of ethics and insider trading and conflicts policies. Except as set forth on Schedule 4.31, there have been no material violations or allegations of material violations of such codes of ethics, insider trading policies or conflicts policies.

Section 4.32. Financial Advisors; Clients. Schedule 4.32 sets forth a list of the top 30 financial intermediaries of the Hatteras Group (on a consolidated basis) by net assets under management as of June 28, 2013.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser makes to the Hatteras Sellers, both as of the date of this Agreement and as of the Closing Date, each of the representations and warranties contained in this Article V:

Section 5.1. Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full limited liability company power and authority under the Applicable Laws and its Organization Documents to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Purchaser is not in violation of any term of its Organizational Documents.

Section 5.2. Authority; Binding Effect. Purchaser has full limited liability company right, authority and capacity to enter into this Agreement and each of the other Transaction Documents executed and delivered by Purchaser pursuant to, or as contemplated by, this Agreement, and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each such other Transaction Document have been duly authorized by all necessary action of (or on the part of) Purchaser, and no other action on the part of Purchaser is required in connection therewith. This Agreement and each of the other Transaction Documents executed and delivered by Purchaser pursuant to, or as contemplated by, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

Section 5.3. Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby:

(i)          Do not and will not violate any Applicable Law applicable to Purchaser or by which Purchaser’s business or assets are bound, or require Purchaser to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, which approvals, consents and waivers identified in such schedule will, when obtained and as of the Closing, conform in all material respects to, and

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otherwise satisfy in all material respects, all contractual requirements and all Applicable Law applicable thereto; and

(ii)         Do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement (including the applicable Organizational Documents), contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Purchaser is a party or by which the property of Purchaser is bound or affected, or result in the creation or imposition of any Encumbrance on Purchaser’s assets.

Section 5.4. Regulatory Matters.

(a)          Purchaser is, and at all times since January 1, 2010 has been, in compliance in all material respects with all Applicable Laws applicable to the conduct of its business or to its assets. Purchaser is not in default with respect to any Order relating to any aspect of the business or affairs or properties or assets of Purchaser or which could give rise to an affirmative answer to any of the questions in Item 11, Part I of the Form ADV of Purchaser. Purchaser is not charged or, to Purchaser’s knowledge, threatened in writing with, or under investigation with respect to, any violation of any Applicable Law affecting Purchaser or the transactions contemplated hereby or which could give rise to an affirmative answer to any of the questions in Item 11, Part I of the Form ADV of Purchaser.

(b)          Neither Purchaser nor any other person “associated” (as defined under the Investment Advisers Act) with Purchaser has been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or for disqualification as an investment adviser for an investment company under Section 9(a) of the Investment Company Act or could result in barring such person from being associated with an investment adviser, and, to Purchaser’s knowledge, there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation. Purchaser is not required to disclose any information to clients under Rule 206(4)-4 promulgated under the Investment Advisers Act.

Section 5.5. Litigation. There is no Action in which Purchaser or any officer, member of the board of managers, or employee of Purchaser is a party or otherwise engaged or involved or, to the knowledge of Purchaser, with which any of them is threatened, which might call into question the validity or hinder the enforceability or performance of this Agreement or any other Transaction Document or the transactions contemplated hereby and thereby. There are no Actions pending or, to the knowledge of Purchaser, threatened, relating to the termination of, or limitation of, the rights of Purchaser under or with respect to its registration under the Investment Advisers Act as an investment adviser, its membership in any exchange (as defined under the Exchange Act) or other self-regulatory organization or any similar or related rights under any registrations or qualifications with various states or other jurisdictions or under any other Applicable Law.

Section 5.6. Brokers, Finders, etc. All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person

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acting on behalf of Purchaser or any of its Affiliates in such manner as to give rise to any valid claim against any of the Hatteras Group members or any of their respective Affiliates for any brokerage or finder’s commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to Purchaser or any other Person upon consummation of the transactions contemplated hereby or thereby.

Section 5.7. Financial Capability; Solvency. Purchaser has sufficient financial resources to pay the aggregate Purchase Price and to consummate the Closing as contemplated by this Agreement. Purchaser is not subject to any Contracts that would prohibit its compliance with the provisions set forth in Schedule 3.2(c). Purchaser acknowledges that its obligations under this Agreement and the Transaction Documents, including its obligation to pay the Purchase Price, are not conditioned upon or subject to the availability of funds to Purchaser. Immediately after giving effect to the transactions contemplated hereby, Purchaser shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts; and (iii) have adequate capital to carry on its business.

Section 5.8. No Other Representations; Investigation by Purchaser. Without in any manner limiting any of the provisions of this Agreement, any Transaction Document and any certificates delivered in connection therewith, or Purchaser’s right to rely on any of such provisions, Purchaser acknowledges that it is a sophisticated purchaser and has conducted its own investigation of the Business. In entering into this Agreement, Purchaser has not relied upon any representations or warranties other than the representations and warranties of Hatteras Sellers expressly set forth in this Agreement, the Transaction Documents and any certificates delivered in connection therewith. Purchaser acknowledges that no other representations and warranties of Hatteras Sellers or its Affiliates or representatives (other than those set forth in this Agreement, the Transaction Documents and any certificates delivered in connection therewith) are required by or being relied upon by Purchaser or being provided by Hatteras Sellers or its Affiliates for Purchaser to enter into this Agreement. Without limiting the generality of the foregoing, except as set forth in this Agreement, the Transaction Documents and any certificates delivered in connection therewith, neither Hatteras Sellers nor their Affiliates are making any representation or warranty with respect to (a) any information, documents or materials made available to Purchaser in the “data room” created for purposes of the sale of the Assets, any management presentations or offering memoranda in connection with the transactions contemplated hereby, or (b) any financial projections, estimates or forecasts related to the Business and the Earnout Group Business. With respect to any such projections, estimates or forecasts delivered or made available by or on behalf of Hatteras Sellers or its Affiliates, Purchaser acknowledges that: (A) there are uncertainties inherent in attempting to make projections, estimates or forecasts, (B) it is familiar with such uncertainties, and (C) except in the event of intentional misrepresentation or fraud, it shall make no claim against Hatteras Sellers (or any of its directors, officer, employees, advisors, managers, agents, partners, stockholders, members, consultants, investment bankers, brokers, representatives, controlling persons or Affiliates of Hatteras Sellers) or any other Person with respect to the accuracy of such projections, estimates or forecasts of the assumptions underlying them.

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ARTICLE VI

COVENANTS

Section 6.1. Fulfillment of Obligations. Hatteras Sellers and Purchaser shall take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each of the conditions to the obligations of the other Parties contained in this Agreement, and cooperate with each other to do so. Hatteras Sellers and Purchaser shall furnish such further information, execute and deliver such other documents, and do such other acts and things as the other Parties may reasonably request from time to time from the date of this Agreement and from and after the Closing, for the purpose of carrying out the intent of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

Section 6.2. Certain Filings.

(a)          The Hatteras Sellers shall, and shall cause the other members of the Hatteras Group to, cooperate with Purchaser with respect to requests by Purchaser and, to the extent reasonably necessary, take such actions and make any and all such filings, furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers listed on Schedule 6.2(a).

(b)          Purchaser shall, and shall cause its Affiliates to, cooperate with the Hatteras Sellers with respect to requests by the Hatteras Sellers and, to the extent reasonably necessary, take such actions and make any and all such filings, furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers listed on Schedule 6.2(b).

(c)          The Hatteras Sellers shall use their respective commercially reasonable efforts, and shall cause the other Hatteras Group members to use their commercially reasonable efforts, to, as soon as reasonably practicable following each of the date hereof and the Closing Date, cause each Registered Fund to file a prospectus supplement reflecting changes to the information contained in its prospectus resulting from the transactions contemplated by this Agreement.

Section 6.3. Client Consents.

(a)          Registered Funds.

(i)          With respect to each Registered Fund and the Registered Fund Board thereof, the Hatteras Sellers shall use their commercially reasonable efforts, and shall cause the other members of the Hatteras Group to use their commercial reasonable efforts, (A) (x) to obtain, as promptly as practicable following the date hereof, such Registered Fund Board’s approval of a new Investment Advisory Agreement with Purchaser, to be effective from and after the Closing, on terms substantially identical (and identical with respect to fees) to the terms of the existing Investment Advisory Agreement between such Registered Fund and the Hatteras Group and its recommendation that the Fund Investors approve such new Investment Advisory Agreement and, (y) to the extent applicable, to obtain, as soon as is practical following the date hereof, such Registered Fund Board’s approval of a new sub-advisory agreement with each sub-adviser of such Registered Fund and Purchaser, to be effective from and after the Closing,

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on terms substantially identical (and identical with respect to fees) to the terms of the existing sub-advisory agreements between such sub-adviser and the Hatteras Group and its recommendation that the Fund Investors approve such new Investment Advisory Agreement (such approvals and recommendations with respect to each Registered Fund, its “Registered Fund Board Approval”); and in the case of each Registered Fund (B) to have, as promptly as practical following receipt of the Registered Fund Board Approval and recommendation described in clause (A) above, the Registered Fund Board call a special meeting of the Fund Investors to be held as promptly as reasonably practical for the purpose of voting upon a proposal to approve (in the requisite manner) (“Registered Fund Shareholder Approval”) such new Investment Advisory Agreement and sub-advisory agreement (except to the extent such approval is not legally required pursuant to a valid “manager of manager” exemptive order having been obtained by the Registered Fund) and (C) to prepare and to file (or to cause to be prepared and filed) with the SEC and all other applicable Governmental Authorities, as promptly as practical following receipt of the Registered Fund Board Approval described in clause (A) above, all registration statements and proxy solicitation materials required to be distributed to the Fund Investors with respect to the actions recommended for Registered Fund Shareholder Approval by such Registered Fund Board and to mail (or to cause to be mailed) such proxy solicitation materials as promptly as practical after clearance thereof by the SEC (if applicable); and (D) to submit (or have such Registered Fund Board submit), as promptly as practical following the mailing of the proxy materials to Fund Investors for a vote at a shareholders meeting the proposals described in clause (B) above. Each such registration statement and proxy statement shall be in form and substance reasonably satisfactory to Purchaser.

(ii)         Reserved.

(iii)        Purchaser shall have the right to review in advance and to approve promptly (such approval not to be unreasonably withheld) all the information relating to it and any of its Affiliates proposed to appear in any registration statement or proxy statement or any amendment or supplement thereto submitted to the SEC or such other applicable Governmental Authority in connection with the transactions contemplated by this Agreement.

(b)          Private Funds.

(i)          If consent is required by Applicable Law and/or by the Investment Advisory Agreement of any Client (other than a Registered Fund) for (A) the Investment Advisory Agreement with such Client to continue after Closing, in the case of such Client who is party to an Investment Advisory Agreement which does not terminate automatically (by its terms and/or under Applicable Laws) as a result of the consummation of the transactions contemplated hereby, or (B) a new Investment Advisory Agreement between such Client and Purchaser, in the case of such Client who is party to an Investment Advisory Agreement that will terminate automatically (by its terms and/or under Applicable Laws) as a result of the consummation of the transactions contemplated hereby, as promptly as practicable after the date hereof (but in any event later than the 30th day following the date hereof), the Hatteras Sellers shall cause the members of the Hatteras Group to notify each such Client of the transactions contemplated hereby and the deemed assignment of such Client’s Investment Advisory Agreement that will result from the consummation of such transactions by sending a notice in the form of Exhibit I (a “Transaction Notice”) and otherwise complying with Applicable Law and the terms of such

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Client’s Investment Advisory Agreement to such Client (1) requesting the consent in writing of such Client to such assignment of its Investment Advisory Agreement, in the case of each such Client who is party to an Investment Advisory Agreement which does not terminate automatically (by its terms and/or under Applicable Laws) as a result of the consummation of the transactions contemplated hereby, or (2) requesting (by written letter in form and substance reasonably satisfactory to Purchaser and not a Transaction Notice) that such Client enter into a new Investment Advisory Agreement with Purchaser on terms substantially identical (and identical with respect to fees) as its existing Investment Advisory Agreement (to be effective from and after the Closing), in the case of any such Client who is party to an Investment Advisory Agreement that will terminate automatically (by its terms and/or under Applicable Laws) as a result of the consummation of the transactions contemplated hereby.

(ii)         Reserved.

(iii)        Purchaser shall be provided a reasonable opportunity to review all consent materials to be used by the Hatteras Group prior to distribution. The Hatteras Sellers shall cause the other members of the Hatteras Group to, as soon as is reasonably practicable following its receipt, make available to Purchaser copies of any and all substantive correspondence between the Hatteras Group and Clients or representatives or counsel of such Clients relating to the consent solicitation provided for in this Section 6.3.

(c)          Selling Agreements. The Hatteras Sellers shall use their respective commercially reasonable efforts, and shall cause the other members of the Hatteras Group to use their commercially reasonable efforts to obtain, as promptly as practicable following the date hereof, consents to the assignment of all Business Contracts that are Selling Agreements listed on Schedule 6.3(c), and shall keep Purchaser informed as of the status of obtaining such consents (each such consent to be obtained and evidenced in accordance with the applicable requirements of each Selling Agreement).

(d)          Distribution Agreements.

The Hatteras Sellers shall use their respective commercially reasonable efforts, and shall cause the other members of the Hatteras Group to use their commercially reasonable efforts, to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, Registered Fund Board Approval of a new Distribution Agreement between each Registered Fund with the current principal underwriter or placement agent for such Registered Funds on terms substantially identical (and identical with respect to fees) to the terms of the existing Distribution Agreement between such Registered Fund and its principal underwriter or placement agent.

(e)          Status of Client Consents. In connection with obtaining the client consents and other actions required by Sections 6.3(a) and 6.3(b), at all times prior to the Closing, upon Purchaser’s request, the Hatteras Sellers shall keep Purchaser informed of the status of obtaining such client consents and shall as soon as reasonably practicable provide to Purchaser copies of all such executed client consents.

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(f)          Not a Default. The failure of the Hatteras Sellers to obtain all required consents or to provide all required notices shall not be deemed a breach of this Agreement and, except to the extent provided in Article VII (or as otherwise waived by Purchaser), shall not relieve Purchaser from its obligations to consummate the transactions contemplated hereby.

Section 6.4. Conduct of Business.

(a)          From the date hereof to the Closing Date, except as otherwise expressly permitted or contemplated by this Agreement, as otherwise expressly set forth on Schedule 6.4, or as otherwise consented to by Purchaser in writing (such consent not to be unreasonably withheld, conditioned or delayed), each Hatteras Seller shall (and shall cause the other Hatteras Group members to):

(i)          conduct the Business only in the Ordinary Course of Business;

(ii)         use its commercially reasonable efforts consistent with past practice to (A) preserve the present business operations, organization and goodwill of the Business, and (B) preserve the present relationships with Persons having business dealings with the Hatteras Group;

(iii)        maintain (A) all the Assets in good condition, ordinary wear and tear excepted, and (B) the present insurance upon the Assets and operations of the Hatteras Group in such amounts, scope and coverage as are comparable to that in effect on the date of this Agreement and consistent with past practice;

(iv)        (A) maintain the Books and Records of the Business in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable in the Ordinary Course of Business, and (C) comply in all material respects with all Business Contracts;

(v)         continue making capital expenditures and additions in the Ordinary Course of Business; and

(vi)        continue diligent prosecution and maintenance of all patents and patent applications that are part of Intellectual Property owned by the Hatteras Group, including timely filing of appropriate non-provisional and international patent applications claiming priority to pending U.S. patent applications, whether published or unpublished.

(b)          Without limiting the generality of Section 6.4(a), except as may be otherwise expressly contemplated by this Agreement, as may be otherwise expressly set forth on Schedule 6.4, or as Purchaser may otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed) to in writing, from the date of this Agreement until the Closing, the Hatteras Sellers shall not, and the Hatteras Sellers shall cause the other members of the Hatteras Group not to:

(i)          merge or consolidate (or incur any obligation to merge or consolidate) with any other Person, or make any purchase, acquisition or license of any material assets or

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property (including the purchase of securities for its own account), other than transactions effected in Client portfolios in the Ordinary Course of Business;

(ii)         enter into any new Contract that would, if in effect on the date of this Agreement, be a Business Contract, or terminate, waive or modify any material provision of any Business Contract, other than scheduled terminations or renewals thereof in existence on the date hereof;

(iii)        sell, lease, license or otherwise dispose (or incur any obligation to sell, lease, license or otherwise dispose) of any material assets or property to any other Person, other than sales of worn-out or obsolete property or equipment in the Ordinary Course of Business;

(iv)        incur, assume or guarantee any obligation or indebtedness for borrowed money other than Indebtedness already outstanding as of the date of this Agreement;

(v)         make any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the Ordinary Course of Business;

(vi)        (A) enter into any new arrangement or amend any existing arrangement in a manner that would increase or accelerate the vesting or payment of any compensation or benefits (including severance or termination pay or benefits) payable to any of their respective present or former directors, officers, members, employees or agents, except changes and payments in the Ordinary Course of Business or (B) establish, adopt, terminate or otherwise amend any collective bargaining agreement or Employee Plan;

(vii)       (A) settle, or offer or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that (1) involves non-monetary relief that would restrict the Business of any Hatteras Group member or Fund after the Closing or (2) requires any Hatteras Group member or Fund to pay any amounts after the Closing (other than, in either case, settlements that would not impose any obligations on the Business), or (B) other than in the Ordinary Course of Business write up, write down or write off the book value of any assets (except for depreciation and amortization in accordance with GAAP consistently applied);

(viii)      adopt, propose or otherwise make any change in (a) its Organizational Documents, or (B) its authorized or outstanding membership or other ownership interests of any type (including through any issuances or redemptions thereof) or any equity rights convertible into such ownership interests;

(ix)         Reserved;

(x)          make any changes in any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP;

(xi)         waive or cancel any rights of material value or terminate any of the material Contracts or make any material change in its borrowing or banking arrangements (other than the repayment of Indebtedness);

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(xii)        Reserved;

(xiii)       (A) make, revoke or change any Tax election, (B) change any Tax accounting period, (C) change or revoke any Tax accounting method, (D) file any amended Tax Return, (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable Tax Law), (F) settle or compromise any Tax claim, investigation, audit, controversy or assessment relating to the Hatteras Group, or (G) surrender any right to claim a refund of Taxes, to the extent any such action would affect Purchaser or BD Subsidiary;

(xiv)      Reserved;

(xv)       allow any failure to maintain insurance of the kind, in the amount and with the insurers described in Schedule 4.21 or substantially equivalent insurance with any substitute insurers;

(xvi)      take any willful action that would reasonably be expected to result in the conditions set forth in Section 7.2(a) failing to be satisfied;

(xvii)     (A) form or establish any new Subsidiary of any Hatteras Group member, or make any investment in, or otherwise conduct business through, any other Person (other than investments for the accounts of Clients in the Ordinary Course of Business) or (B) sponsor, organize or form, or assist or participate in the sponsorship, organization or formation of, any collective investment vehicle;

(xviii)    acquire, directly or indirectly, any additional Real Property, or create or permit to be created any Encumbrance on any Leased Real Property (other than Permitted Encumbrances);

(xix)       acquire any Real Property, enter into any new Lease with respect to any Real Property, or modify any material provision of or terminate any existing Lease in connection with any Leased Real Property;

(xx)        demolish or materially alter any improvement to Real Property, or remove from any Leased Real Property any fixtures or equipment (unless replaced with fixtures or equipment having equal or greater value and equal or greater utility);

(xxi)       Reserved;

(xxii)      terminate its existence or voluntarily file for or otherwise commence proceedings with respect to bankruptcy, reorganization, receivership or similar status;

(xxiii)     recommend the launch of any additional series or portfolio of a Fund to the board of directors of such Fund;

(xxiv)    enter into any line of business other than the provision of Investment Management Services; or

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(xxv)     agree, conditionally or otherwise, to do any of the foregoing actions.

Section 6.5. Reserved.

Section 6.6. Access and Information.

(a)          Subject to the compliance with Applicable Laws and except in the event of any pending or threatened litigation between the Parties, prior to the Closing, the Hatteras Sellers shall (and shall cause each of the other Hatteras Group members and their respective accountants, counsel, consultants, employees and agents to) give Purchaser and its accountants, counsel, consultants, employees and agents, reasonable access during normal business hours, with reasonable prior notice and in a manner not unduly interfering with the Business, and furnish them with all legally non-privileged Documents and Books and Records relating to the Assets, the Business as well as all Business Contracts, as Purchaser shall from time to time reasonably request. Each of the Hatteras Sellers agree to preserve and keep the Documents and Books and Records held by them relating to the Business for a period of six years (or such longer period as may be required under Applicable Law) from the Closing; provided, however, that the Hatteras Sellers notify Purchaser if they intend to wind down their affairs prior to the end of such six year period and shall deliver such Documents and Books and Records to Purchaser at its request. In addition, subject to compliance with Applicable Laws, prior to Closing, the Hatteras Sellers shall permit Purchaser and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel during normal business hours, with reasonable prior notice and in a manner not unduly interfering with the Business, as may be necessary to Purchaser in its review of the properties, assets and business affairs of the Business and the above-mentioned Documents and Books and Records. No investigation or inspection pursuant to this Section 6.6 or otherwise shall in any way affect or diminish any of the representations, warranties, covenants or agreements (including indemnification obligations) made by any Party or the conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

(b)          Subject to compliance with Applicable Laws and except in the event of any pending or threatened litigation between the Parties, for a period of six years commencing on the Closing Date, Purchaser shall (and shall cause its accountants, counsel, consultants, employees and agents to) give the Hatteras Sellers and its accountants, counsel, consultants, employees and agents, reasonable access during normal business hours, with reasonable prior notice and in a manner not unduly interfering with the Business, and furnish them with all legally non-privileged Documents and Books and Records relating to the Business as well as all Business Contracts, as the Hatteras Sellers shall from time to time reasonably request in connection with (i) preparing any financial statement or Tax Return, (ii) preparing for or defending any Tax related examination by any Governmental Authority or investigating, defending or preparing to defend any Action brought or matter being investigated by any Governmental Authority, or (iii) in connection with any Action involving any Principal or Hatteras Group member following the Closing that relates to the Business or the Assets.

(c)          Commencing with the month ending immediately after the date of this Agreement, the Hatters Sellers shall cause the other Hatteras Group members to furnish Purchaser, within 30 days after each month end for each month ending more than 30 days prior to the Closing, with (i) unaudited monthly consolidated balance sheets and statements of

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operations and stockholders’ equity of the Hatteras Group, which financial statements shall be prepared in accordance with GAAP applied consistently using the accrual method of accounting (except that they need not include footnotes), shall present fairly in all material respects the financial condition of the Hatteras Group at the dates of said statements and the results of its operations and changes in stockholders’ equity for the periods covered thereby, (ii) complete and correct information regarding the aggregate assets under management of the Hatteras Group (broken out by product type) as of such month end, and investment performance and client flows for the month then ended, and (iii) the FOCUS filings required to be prepared by any member of the Hatteras Group during the period from the date of this Agreement to the Closing Date.

Section 6.7. Notification of Certain Matters. From the date of this Agreement until the Closing, the Hatteras Sellers shall promptly notify Purchaser (each such notice, an “Event Notice”) of (i) any Action commenced or, to the knowledge of the Hatteras Sellers, threatened against any Hatteras Group member, (ii) any written notice or other written communication received by the Hatteras Sellers or any other Hatteras Group member from any Person from whom the Consent of such Person is required as a condition to a Party’s obligation to consummate the transactions contemplated hereby, (iii) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated hereby, and (iv) any material increase or decrease in the amount of net assets under management pursuant to an Investment Advisory Agreement in existence as of the Base Date as a result of subscriptions or withdrawals made by investors in the Client under such Investment Advisory Agreement. Following receipt of an Event Notice, Purchaser shall promptly notify the Hatteras Sellers (each such notice, a “Breach Notice”) if the Purchaser believes the event or circumstance described in the Event Notice would prevent the Hatteras Sellers from satisfying a condition set forth in Section 7.2 or gives rise to a breach permitting the Purchaser to terminate this Agreement pursuant to Article IX. Any Breach Notice shall set out in reasonable detail the basis for such believed breach or unfulfilled condition. If the Purchaser fails to deliver a Breach Notice with respect to an Event Notice promptly following receipt of such Event Notice, the Purchaser shall not be permitted to terminate this Agreement or claim that the Hatteras Sellers have failed to satisfy a condition set forth in Section 7.2 based on the event or circumstance described in such Event Notice.

Section 6.8. Payments. From and after the Closing, the Hatteras Sellers promptly shall (and shall cause their respective Affiliates to) deliver to Purchaser any cash, checks or other instruments of payment to which Purchaser is entitled and shall hold the same in trust for Purchaser until such delivery.

Section 6.9. Insurance. Prior to the Closing, upon the request of Purchaser, the Hatteras Sellers shall, and shall cause the other Hatteras Group members to, reasonably cooperate with Purchaser in Purchaser obtaining insurance covering the Business and the Assets. From the date hereof to the Closing Date (unless this Agreement is earlier terminated pursuant to Article IX), the Hatteras Sellers shall, and shall cause the other Hatteras Group members to, reasonably cooperate with Purchaser (and Purchaser will reimburse the Hatteras Sellers for any reasonable out-of-pocket expenses incurred by any of them and paid to any unaffiliated third party in connection with such cooperation) in order to afford Purchaser the full benefit of all insurance policies and all rights thereunder (including rights to causes of action, lawsuits, claims and demands, rights of recovery and set-off) covering the Business and the Assets, and proceeds

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under or with respect to such insurance policies, for periods prior to the Closing only to the extent claims thereunder relate to any of the Assets or the Assumed Liabilities.

Section 6.10. Exclusivity.

(a)          No Hatteras Seller shall, nor shall any Hatteras Seller permit any of its Affiliates or Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition directly or indirectly involving the Business or any material portion of the assets of the Hatteras Group or any capital stock of any Hatteras Group member other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish, or cause to be furnished, to any Person any information concerning the Business in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b)          The Hatteras Sellers shall notify Purchaser orally and in writing as soon as is reasonably practicable after receipt by any Hatteras Seller, or any of their respective Representatives of any proposal, offer or other communication from any Person (other than Purchaser) concerning an Acquisition Transaction or any request for non-public information relating to the Business or for access to the properties or Books and Records of the Hatteras Group by any Person (other than Purchaser). Such notice shall indicate the identity of the Person making the proposal or offer, or intending to make a proposal or offer or requesting non-public information or access to the books and records of the Hatteras Group, and the material terms of any such proposal or offer and copies of any written proposals or offers or amendments or supplements thereto.

(c)          The Hatteras Sellers shall, and shall cause their Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Purchaser) conducted heretofore with respect to any Acquisition Transaction. The Hatteras Group shall not release any third party from the confidentiality and standstill provisions of any agreement to which the Hatteras Group is a party.

Section 6.11. Post-Closing Confidentiality.

(a)          Subject to the requirements of Applicable Law, Purchaser will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to the Transaction Documents in accordance with the terms and conditions of that certain letter agreement, dated April 8, 2013, between Hatteras Capital Investment Management, LLC and AR Capital, LLC (the “Confidentiality Agreement”).

(b)          Upon the Closing, Purchaser’s obligations under this Section 6.11 and the Confidentiality Agreement shall automatically terminate. Upon the Closing Date and continuing thereafter, the Hatteras Sellers shall treat and hold confidential all information related to the past, present or potential future operation of the Business or the Assets (including information of a

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business, technical, manufacturing, sales, legal, marketing, scientific, or financial nature) (collectively “Confidential Information”), and shall refrain from disclosing any Confidential Information to any third parties and from using any of the Confidential Information except (i) as necessary to perform their obligations under this Agreement and exercise their rights under the Transaction Documents, (ii) as required by any Applicable Law or Order and (iii) with respect to disclosure of Confidential Information only, as required by any contractual obligation pursuant to a Business Contract in effect on the date of this Agreement and listed on Schedule 6.11(b)(iii). Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (A) is generally available to the public as of the date of this Agreement and as of the Closing Date or (B) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder. The Hatteras Sellers shall further deliver promptly to Purchaser (or destroy at the request and option of Purchaser) all tangible embodiments (and all copies) of Confidential Information in a Hatteras Seller’s possession. Prior to the Closing, the Hatteras Sellers shall not, and shall cause the Principals not to, make any statements or take any actions that intentionally disparage or would reasonably be expected to harm the reputation or goodwill of Purchaser or its Affiliates. Prior to the Closing, Purchaser shall not, and shall cause its Affiliates not to, make any statements or take any actions that intentionally disparage or would reasonably be expected to harm the reputation or goodwill of the Hatteras Sellers of their Affiliates.

(c)          Each Party acknowledges and agrees that money damages would not be an adequate remedy for any breach of its covenants and agreements contained in this Section 6.11 and that, in addition to any other remedies available to any other Party, such other Party shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Section 6.11.

Section 6.12. Names and Logos.

(a)          After the Closing, each of Principals and the Hatteras Sellers will not use (and will cause each of its Affiliates not to use) the Names “Hatteras,” or “Defining Alternatives” or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any products or services or otherwise in the conduct of its business; provided, however, that, nothing herein shall prohibit any Principal or any Hatteras Seller from, except as set forth Section 6.12(b), describing their former affiliation with the Business.

(b)          After the Closing, each of the Principals and the Hatteras Sellers will not (and will cause each of their Affiliates not to) refer in any way to the prior ownership of the Business by any of the Hatteras Group members, or to any of the products and services of the Business developed, manufactured, marketed, provided, rendered, sold or produced on or prior to the date hereof, for the purpose of promoting, advertising, soliciting orders for, marketing, or attempting to sell, any product or service of the Hatteras Sellers.

(c)          After the Closing, each of the Hatteras Sellers shall, and shall cause the other Hatteras Group members to, amend its certificate of incorporation, by-laws, certificate of formation or other equivalent documents to change its name so as to comply with this Section 6.12.

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Section 6.13. Tax Returns. The Hatteras Sellers shall prepare or cause to be prepared at their own cost and expense any and all federal, state, local and foreign income, payroll and other Tax Returns for all periods ending through and including the Closing Date which any of the Hatteras Group members is obligated to file. The Hatteras Sellers shall pay or cause to be paid all Taxes and associated penalties and interest (including all income and payroll Taxes) pertaining to any of the Hatteras Group members for any period (or portion thereof) ending on or before the Closing Date and all Taxes accrued or accruable through such date to the extent such Taxes relate to any period (or portion thereof) ending on or before the Closing Date (“Pre-Closing Taxes”); provided, however, that Pre-Closing Taxes shall not include Taxes attributable to transactions on the Closing Date but occurring after the effective time of the Closing.

Section 6.14. Certain Permitted Encumbrances. For all periods ending through and including the Closing Date, the Hatteras Sellers and their Affiliates will not suffer or permit any of the material Assets to be foreclosed upon as a result of any of those Permitted Encumbrances specified in clauses (ii) or (iii) of the definition thereof in connection with any Taxes for which any Hatteras Seller or any of their respective Affiliates are liable or responsible under this Agreement.

Section 6.15. Cooperation. Notwithstanding anything herein that may be to the contrary, the Hatteras Sellers shall, and shall cause the other Hatteras Group members to, reasonably cooperate with Purchaser and Guarantor in a timely manner as reasonably requested by Purchaser or Guarantor in connection with (a) Purchaser or Guarantor’s preparation of historical financial statements and pro forma financial information involving the Hatteras Group members pursuant to Regulation S-X under the 1933 Act, and (b) the timely filing of any other financial statements and pro forma financial information with the SEC under the 1933 Act or the 1934 Act and for any securities offerings by Purchaser, Guarantor or their respective Affiliates for which such financial information is reasonably necessary or advisable, in each case including (i) permitting Purchaser and Guarantor to use any audited or unaudited financial statements of the Hatteras Group members available, (ii) facilitating the delivery from the Hatteras Group’s or Guarantor’s independent public accountants, as applicable, of relevant comfort letters necessary or advisable in connection with the foregoing, (iii) facilitating the delivery from the Hatteras Group’s independent public accountants of relevant consent letters necessary in connection with the foregoing and (iv) if any requested financial statements are not available, assisting Guarantor and its independent public accountants in the preparation of such financial statements. The Purchaser and the Guarantor, for themselves and on behalf of their Affiliates, shall (I) promptly pay all reasonable expenses incurred by the Hatteras Group members and their Affiliates in connection with the Hatteras Group members’ compliance with this Section 6.15, including but not limited to professional and accounting fees, and (II) indemnify and hold harmless, and pay contribution to, the Hatteras Group members’ and their Affiliates for any Liability incurred by the Hatteras Group members in connection with information provided by the Hatteras Group members pursuant to this Section 6.15, including but not limited to any Liability arising from third-party claims brought against the Hatteras Group members or their Affiliates and any reasonable attorney and other professional advisor and consulting fees and expenses incurred in the defense thereof, in each case whether such Liabilities arise prior to or after the Closing; provided, however, that the Purchaser and the Guarantor will not be liable to the extent that any such Liability arises out of or is based on any untrue statement of material fact or omission of a material fact necessary to be stated in order to

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make the statements therein, in the light of the circumstances in which they were made, not misleading, by such Hatteras Group members or their Affiliates, but only to the extent that such untrue statement of material fact or omission of a material fact is made with scienter and is made in conformity with written information furnished to the Purchaser or the Guarantor by or on behalf of the Hatteras Group members or their Affiliates pursuant to this Section 6.15.  It is agreed that the indemnity agreement contained in this Section 6.15 shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of the Purchaser and the Guarantor (which consent shall not be unreasonably withheld or delayed)..

Section 6.16. Release. Effective as of the Closing, each Hatteras Seller, on its own behalf and on behalf of its heirs, successors, trustees, executors, administrators, assigns and any other person or entity that may claim by, through or under any of them (collectively with such Hatteras Seller, the “Releasors”), releases and discharges Purchaser (and its present and future Affiliates, owners, directors, officers, agents, employees and Representatives (the “Releasees”), from all Actions and Liabilities of any kind or nature, whether in law or equity, known or unknown, liquidated or unliquidated, choate or inchoate, and whether arisen, accrued or matured heretofore or hereafter, against the Releasees, or any of them, which the Releasors, or any of them, ever had, now has or hereafter may have, upon or by reason of (a) any securities of the Funds held at any time by any of the Hatteras Sellers, and (b) any dividends or distributions on such securities; provided, however, that notwithstanding anything in this Section 6.16 to the contrary, nothing herein shall be deemed a release or discharge of any obligation of Purchaser to perform any of its agreements and covenants contained in this Agreement and the other Transaction Documents.

Section 6.17. Indemnification; “Tail” Coverage.

(a)          Prior to the Closing, the Hatteras Sellers shall purchase an extended reporting period endorsement under the Hatteras Group’s existing directors’ and officers’ liability insurance coverage that shall provide the members of the Board of Directors of the Hatteras Sellers and the officers of the Hatteras Sellers with coverage for 6 years from and after the Closing in such amounts and on such terms as the Hatteras Sellers deem appropriate. The Hatteras Sellers shall bear 100% of the cost of obtaining such extended reporting period endorsement.

(b)          On and after the Closing, to the extent that any employee of Hatteras Group or its Affiliates become officers or directors of Purchaser or any of its Affiliates, the Organizational Documents of Purchaser and/or its Affiliates, as applicable, shall provide indemnification to such officers and directors to the fullest extent permitted by Applicable Law, and provide coverage for such persons under applicable directors and officers insurance policies of Purchaser or its Affiliates, as applicable, in effect from time to time.

Section 6.18. 2013 Incentive Fee.

(a)          Within thirty days of receipt by Purchaser of any portion of any 2013 Incentive Fee, Purchaser shall pay to the Sellers’ Representative for distribution to the Hatteras Sellers an amount equal to the lesser of (a) the amount of such 2013 Incentive Fee for the entire fiscal year

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of 2013, and (b) the amount of such 2013 Incentive Fee if it had been measured and received as of the Closing Date.

(b)          Within thirty days of receipt by Purchaser of any portion of any LSVC General Partner Balance, Purchaser shall pay to the Sellers’ Representative for distribution to the Hatteras Sellers an amount equal to the lesser of (a) the amount of such LSVC General Partner Balance received, and (b) the amount of such LSVC General Partner Balance if it had been measured and received as of the Closing Date.

(c)          Any payment pursuant to this Section 6.18 shall be made by wire transfer to the Sellers’ Representative of immediately available funds to an account designated by the Sellers’ Representative. To the extent any payment pursuant to this Section 6.18 is not paid by Purchaser to the Sellers’ Representative when due, such amount will bear interest from and including the date such payment was due to and including the date of payment at a rate per annum equal to seven percent (7%). For the avoidance of doubt, any payments under this Section 6.18 shall not be subject to set-off by Purchaser for any reason.

Section 6.19. Audit Assistance. The Hatteras Sellers shall accord Purchaser and its independent auditors reasonable assistance and access, during normal business hours and with reasonable prior notice, to any Books and Records of the Business retained by the Hatteras Group members, to enable Purchaser, subject to the confidentiality provisions set forth in Section 6.6, to prepare unaudited historical financial statements for the Business for any period before the Closing as may be required (a) for purposes of Purchaser’s preparation of its SEC filings or any other filings which must or may be undertaken by Purchaser in connection with the consummation of transactions contemplated herein or subsequent financing transactions related thereto, (b) for purposes of Purchaser’s preparation of financial statements in respect of the Business, or (c) for any other reasonable purpose stipulated by Purchaser.

Section 6.20. Hatteras Sellers’ Obligations. The Hatteras Sellers shall be responsible for, and shall pay as and when due:

(a)          any fees, commissions or similar payments by any Person having acted or claiming to have acted, directly or indirectly, as a broker, finder or financial advisor for the Hatteras Group in connection with the transactions contemplated by this Agreement;

(b)          any Indebtedness of the Hatteras Group listed on Schedule 6.20;

(c)          the cost of the extended reporting period endorsement pursuant to Section 6.17; and

(d)          all Company Transaction Expenses.

Section 6.21. Antitrust Matters.

(a)          Each Party will take all actions necessary, proper or advisable under Applicable Law to (i) make its respective filings under any applicable Antitrust Law, as promptly as practicable, (ii) cause the satisfaction of such other filing requirements, or the issuance of such Consents as required under any applicable Antitrust Law, (iii) request early termination of any

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waiting periods under any applicable Antitrust Laws, (iv) comply at the earliest practicable date with any request for information or documentary material received by any of the Parties or their respective Affiliates from any Governmental Authority, and (v) avoid the entry of any Order, whether temporary, preliminary or permanent, under any Antitrust Law, that would have the effect of prohibiting, preventing or restricting consummation of the transactions contemplated hereby. Purchaser will bear the cost of all filing fees related to the foregoing.

(b)          The Parties will instruct their respective counsel to cooperate reasonably with each other and use commercially reasonable efforts to facilitate and expedite the expiration of all applicable waiting periods under any applicable Antitrust Law and to obtain all requisite Consents for the transactions contemplated hereby under applicable Antitrust Law at the earliest practicable dates. Such commercially reasonable efforts and cooperation include the Parties undertaking to (i) cooperate reasonably with each other in connection with any filing or submission and in connection with any investigation or other inquiry by any antitrust authority, (ii) promptly keep each other appropriately informed of communications from and to personnel of the reviewing antitrust authority, (iii) confer with each other regarding appropriate contacts with and responses to personnel of such antitrust authority, (iv) not arrange for or participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry without consulting with each other in advance, and, to the extent permitted by such Governmental Authority, giving the other Party the opportunity to attend and participate thereat, and (v) furnish all information reasonably required for any application or other filing to be made pursuant to any Applicable Law or any applicable regulations of any Governmental Authority in connection with the transactions contemplated hereby.

(c)          The Parties shall use their respective commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any applicable Antitrust Law. Notwithstanding the foregoing, in no event shall Purchaser be required to proffer and consent to any Orders or requirements (including court orders) to divest, hold or separate or otherwise take or commit to any action with respect to any assets or business of Purchaser or any of its Subsidiaries or Affiliates or the Assets or the Business.

Section 6.22. Further Assurances. Each Party shall, at any time from and after the Closing, upon the request of the other Party, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, convey, grant and confirm to and vest in such other Party good and valid title to all Assets, free and clear of all Encumbrances, and to otherwise carry out the intent of this Agreement.

Section 6.23. Preservation of Back Office Support. The Hatteras Sellers shall, and shall cause the other Hatteras Group members to, use their reasonable efforts to preserve prior to the Closing the functionality of the Hatteras Group’s back offices and the availability of personnel and systems that have historically provided services to the Business.

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1. Conditions to Obligations of Each Party. The obligations of each party to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver in writing by such party) prior to the Closing of the following conditions:

(a)          No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority. No court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

(b)          Governmental Approvals. Any and all requisite Governmental Approvals (subject to the last sentence of this Section 7.1(b)) necessary to permit the consummation of the transactions contemplated hereby shall have been duly obtained, made or given, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect. FINRA shall have delivered its written consent to close the transactions contemplated hereby in the manner contemplated under this Agreement.

Section 7.2. Conditions to Obligations of Purchaser. Subject to Section 6.7, the obligations of Purchaser to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver by Purchaser) prior to the Closing of the following additional conditions:

(a)          Representations and Warranties. Each of the representations and warranties of Principals and the Hatteras Sellers contained in this Agreement that is not qualified by materiality shall be true and correct in all material respects in each case on the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout (other than, in each case, such representations and warranties made on and as of a specified date, in which case the same shall continue on the Closing Date to be so true and correct in all material respects as of the specified date). Each of the representations and warranties of Principals and the Hatteras Sellers that is qualified by materiality contained in this Agreement shall be true and correct in each case on the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout (other than, in each case, such representations and warranties made on and as of a specified date, in which case the same shall continue on the Closing Date to be so true and correct as of the specified date).

(b)          Covenants. The Hatteras Sellers shall have duly performed and complied in all material respects with their respective covenants and agreements required to be performed or complied with by them hereunder on or prior to the Closing.

(c)          Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2012.

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(d)          Certain Certificates. The Sellers’ Representative (on behalf of the Hatteras Sellers) shall have delivered to Purchaser a certificate, dated the Closing Date certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

(e)          Proceedings. All limited liability company proceedings of each Hatteras Seller, as applicable, in connection with this Agreement and the transactions contemplated hereby shall have been completed and shall be reasonably satisfactory in form and substance to Purchaser.

(f)          Closing Documents. Each and every document and instrument required by Section 3.9 to be delivered to Purchaser at or before the Closing shall have been delivered to Purchaser.

(g)          Conveyance Documents. The Hatteras Sellers shall deliver to Purchaser at the Closing the Conveyance Documents.

(h)          Encumbrance Releases, etc. The Hatteras Group shall have obtained (i) releases of all Encumbrances on any of the Assets, and (ii) terminations of all financing statements filed against them as a debtor under the Uniform Commercial Code of any jurisdiction (other than, in either case, any Permitted Encumbrances).

(i)          Employment Agreements. Each of the Employment Agreements shall be in full force and effect at and as of the Closing.

(j)          FIRPTA Certificate. Purchaser shall have received a certificate of each of the Hatteras Sellers, dated the Closing Date and sworn under penalty of perjury, setting forth the name, address and federal tax identification number of such Hatteras Seller, as applicable, and stating that such Hatteras Seller is not a “foreign person” within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations promulgated thereunder.

(k)          Third Party Consents. The Consents set forth on Schedule 7.2(k) shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to Purchaser, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect on the Closing Date.

(l)          Regulatory Working Capital. The Sellers’ Representative shall have delivered to Purchaser evidence, prepared in accordance with Schedule 7.2(l), that as of the Closing Date, the BD Subsidiary shall have such regulatory net capital as is required by the SEC and any applicable Governmental Authority.

(m)          Assets Under Management. The Sellers’ Representative shall have delivered to Purchaser evidence, prepared in accordance with Exhibit C-2, that the Aggregate Measurement Date Assets Under Management are no less than eighty-seven and one-half percent (87.5%) of the Aggregate Base Date Assets Under Management.

(n)          Projected 2013 Adjusted PTNI. The Projected 2013 Adjusted PTNI is no less than eighty-seven and one-half percent (87.5%) of the Target 2013 Adjusted PTNI.

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(o)          Indebtedness. The Hatteras Group shall have delivered a certificate of the Chief Executive Officer or Chief Financial Officer of the Hatteras Group that all Indebtedness of the Hatteras Group existing prior to the Closing shall have been repaid in full prior to or in connection with Closing.

(p)          Business Contracts. Each of the Business Contracts set forth on Schedule 7.2(p) shall be in full force and effect unless a replacement Contract with Purchaser or its designee in respect of such Business Contract has been entered into that shall be in full force and effect on and as of the Closing Date (a “Replacement Contract”).

Section 7.3. Conditions to Obligations of the Hatteras Sellers. The obligation of the Hatteras Sellers to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver in writing by the Sellers’ Representative), prior to the Closing, of the following additional conditions:

(a)          Representations and Warranties. Each of the representations and warranties of Purchaser contained in this Agreement that is not qualified by materiality shall be true and correct in all material respects in each case on the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout (other than, in each case, such representations and warranties made on and as of a specified date, in which case the same shall continue on the Closing Date to be so true and correct in all material respects as of the specified date). Each of the representations and warranties of Purchaser that is qualified by materiality contained in this Agreement shall be true and correct in each case on the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout (other than, in each case, such representations and warranties made on and as of a specified date, in which case the same shall continue on the Closing Date to be so true and correct as of the specified date).

(b)          Covenants. Purchaser shall have duly performed and complied in all material respects with its covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing.

(c)          Officer’s Certificate. Purchaser shall have delivered to the Hatteras Sellers a certificate, dated the Closing Date and signed by its duly authorized officer, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

(d)          Proceedings. All limited liability company proceedings of Purchaser in connection with this Agreement and the transactions contemplated hereby shall have been completed.

(e)          Conveyance Documents. Purchaser shall deliver to Hatteras Sellers at the Closing the Conveyance Documents to which Purchaser is a party.

(f)          Closing Documents. Each and every document and instrument required by Section 3.8 to be delivered to the Hatteras Sellers at or before the Closing shall have been delivered to the Sellers’ Representative.

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ARTICLE VIII

CERTAIN EMPLOYEES AND EMPLOYEE TAX MATTERS

Section 8.1. Employment of Certain Employees of the Business.

(a)          Purchaser shall offer or cause to be offered employment, effective as of the Closing Date, to each employee of the Hatteras Group who is actually employed by a Hatteras Group member on the Closing Date (which shall include any employee who is not actively at work on the Closing Date due to a short-term absence of less than 26 weeks (including due to vacation, holiday, illness or injury of shorter duration than a long-term disability, jury duty or bereavement leave) in compliance with applicable policies of the applicable Hatteras Group member), other than any employee whose terms and conditions of employment are subject to a collective bargaining agreement. Those employees who do not accept such offers of employment and do not become employees of Purchaser shall be referred to herein as the “Non-Continuing Employees.”

(b)          Each employee of a Hatteras Group member who accepts employment with Purchaser under Section 8.1(a) is referred to herein as a “Transferred Employee.” For the period immediately following the Closing Date, Purchaser shall provide to each Transferred Employee base salary, bonus opportunities and employee benefits (other than equity-based compensation arrangements), that in the aggregate are substantially comparable to the pay, bonus opportunities and employee benefits (other than equity-based compensation arrangements) provided to such employee on the date of this Agreement. If a Transferred Employee (other than a Principal) has an employment agreement in effect between such Transferred Employee and a Hatteras Seller on the Closing Date, the relevant Hatteras Seller shall assign to Purchaser, and Purchaser shall assume, all rights, title, interest and obligations in and under such employment agreement effective as of the Closing.

(c)          Each Transferred Employee shall be given credit for his or her service with the Hatteras Group member or any of their predecessors under any employee benefit or paid time off plan of Purchaser in which such Transferred Employee participates after the effective time of the Closing for purposes of eligibility, vesting and determination of amount of paid time off benefits to the extent such service was recognized for such Transferred Employee under a comparable Benefit Plan immediately prior to the Closing, and to the same extent past service is credited under such benefit plan for similarly situated employees of Purchaser; provided, however, that no such credit shall result in an unintended duplication of benefits or be required to be recognized under a newly established plan of Purchaser for which prior service is not taken into account for employees of Purchaser.

(d)          If during the calendar year in which the Closing occurs any Transferred Employees participate in any medical, dental or health benefit plans maintained by Purchaser, Purchaser shall use commercially reasonable efforts to cause such medical, dental or health benefit plan to (i) waive any pre-existing condition limitations on coverage for such Transferred Employees, and (ii) give each such Transferred Employee full credit for any deductible and co-payments paid under the corresponding plans of the applicable Hatteras Group member for the calendar year in which the Closing Date occurs.

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(e)          The provisions of this Section 8.1 are intended to be for the sole benefit of, and will be enforceable by, the Parties hereto, and nothing in this Section 8.1, whether express or implied, shall create any third-party beneficiary or other rights in any other Person, including any employees or former employees of the Hatteras Group, any Transferred Employee or any dependent or beneficiary thereof. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of Purchaser to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by Purchaser, so long as any such amendment, modification or termination is consistent with the provisions of this Section 8.1. If (A) a party other than the Parties hereto makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any employee benefit plan of Purchaser, and (B) such provision is deemed to be an amendment to such benefit plan even though not explicitly designated as such in this Agreement, then, solely with respect to such benefit plan, such provision shall lapse retroactively and shall have no amendatory effect with respect thereto. The Parties hereto acknowledge and agree that the terms set forth in this Section 8.1 shall not create any right in any employee of the Hatteras Group or any other Person to any continued employment with Purchaser.

(f)          The Hatteras Sellers shall not be liable for any compensation payable and benefits incurred with respect to any period after the Closing Date with respect to the Transferred Employees, including any medical, dental, health or life insurance, retirement, severance or fringe benefits.

(g)          As of the Closing Date, Purchaser shall have established the Post-Closing Bonus Plans.

Section 8.2. Employee Tax Matters. The Hatteras Sellers and Purchaser agree that, pursuant to the “Alternate Procedure” provided in Section 5 of Revenue Procedure 2004-53, with respect to the filing and furnishing of IRS Forms W-2, W-3 and 941, (i) each Hatteras Seller shall report, and Purchaser shall report, on a “predecessor-successor” basis as set forth therein, (ii) each Hatteras Seller shall be relieved from furnishing Forms W-2 to Transferred Employees for the current calendar year, and (iii) Purchaser shall assume the obligations of each Hatteras Seller to furnish such forms to such employees for the full current calendar year.

ARTICLE IX

TERMINATION

Section 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a)          by mutual written consent of Purchaser and the Hatteras Sellers;

(b)          by Purchaser, if the Hatteras Sellers have breached or failed to comply with any of their respective representations, warranties, covenants or agreements contained in this Agreement and such breach, if capable of being cured, remains uncured for more than 30 days

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after Purchaser shall have given notice to the Hatteras Sellers of such breach or failure to comply;

(c)          by the Hatteras Sellers, if Purchaser has breached or failed to comply with any of its representations, warranties, covenants or agreements contained in this Agreement and such breach, if capable of being cured, remains uncured for more than 30 days after the Hatteras Sellers shall have given notice to Purchaser of such breach or failure to comply;

(d)          by Purchaser if any of the conditions set forth in Sections 7.1 and 7.2 shall not have been satisfied, complied with or performed (or waived in writing by Purchaser) on or prior to June 30, 2014 (the “Termination Date”); provided, however, that if any of such conditions is not satisfied solely as a result of the breach by Purchaser of its representations, warranties, covenants or agreements contained in this Agreement, then Purchaser shall not have the right to terminate this Agreement pursuant to this Section 9.1(d);

(e)          by the Hatteras Sellers if any of the conditions set forth in Sections 7.1 and 7.3 shall not have been satisfied, complied with or performed (or waived in writing by the Hatteras Sellers) on or prior to the Termination Date; provided, however, that if any of such conditions is not satisfied as a result of the breach by the Hatteras Sellers of their respective representations, warranties, covenants or agreements contained in this Agreement, then the Hatteras Sellers shall not have the right to terminate this Agreement pursuant to this Section 9.1(e); or

(f)          by Purchaser or the Hatteras Sellers, if there shall be in effect a final non-appealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

Section 9.2. Effect of Termination. Termination of this Agreement pursuant to this Article IX shall terminate all liabilities and obligations of the Parties and there shall be no liability hereunder on the part of any Party, except that Section 6.11, this Section 9.2 and Article XI shall survive any termination of this Agreement. Notwithstanding the foregoing, the termination of this Agreement pursuant to this Article IX shall not relieve any Party of any liability for (a) any willful breach of any representation or warranty, or (b) any breach of any covenant or agreement hereunder in any material respect, prior to such termination and any Losses in connection therewith, and any such termination shall not be deemed to be a waiver of any available remedy therefor.

ARTICLE X

INDEMNIFICATION

Section 10.1. By the Hatteras Sellers. Subject to the terms and conditions of this Article X, the Hatteras Sellers, jointly and severally, covenant and agree to defend, indemnify and hold harmless Purchaser, and its successors, officers, directors, shareholders, employees, trustees, agents and representatives, and any Affiliates of Purchaser (provided, that, any defenses that the Hatteras Sellers may have against the Purchaser shall also apply to any such Affiliate of the Purchaser claiming indemnification under this Article X) that operate the Business or own the Assets (collectively, the “Purchaser Indemnitees”), from and against, and

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pay or reimburse Purchaser Indemnitees for, any and all losses, liabilities, costs, damages, penalties, fines, judgments, settlements, claims, obligations, costs of defense, interest and expenses (including reasonable attorney and other professional advisor and consulting fees and expenses incurred in the defense of any of the same or in asserting any of their respective rights hereunder) (in each case, whether absolute, accrued, conditional or otherwise and whether or not resulting from Third Party Claims), but excluding any consequential damages (except to the extent that actually paid to a third party), incidental, indirect, special or punitive damages or damages based on diminution in value of the Business (collectively, “Loss” or “Losses”) incurred or suffered by any of the Purchaser Indemnitees to the extent arising out of, relating to or caused by:

(a)          any breach of any representation or warranty of the Hatteras Sellers contained in this Agreement or any certificate delivered by the Hatteras Sellers;

(b)          the breach or failure to perform by any Hatteras Seller of any covenant or agreement made by any Hatteras Seller in this Agreement or any certificate delivered by any Hatteras Seller pursuant to this Agreement;

(c)          any and all Taxes for or in respect of each of the following:

(i)          any Liability of the Hatteras Sellers for any Taxes (other than Transfer Taxes allocable to Purchaser pursuant to Section 11.5);

(ii)         without duplication of Taxes covered by clause (i) above or any Taxes paid pursuant to Section 6.13, any Liability for any Taxes imposed on any of the Hatteras Group members or any of their Affiliates, or attributable to the operations of the Hatteras Group members or any of their Affiliates, with respect to any taxable period (or portion thereof) ending on or before the Closing Date;

(iii)        any Liability of any of the Hatteras Group members or any of their respective Affiliates for Taxes arising in connection with the consummation of the transactions contemplated by this Agreement (other than Transfer Taxes allocable to Purchaser pursuant to Section 11.5);

(iv)        any Liability for any Taxes imposed as a result of income or gain in connection with the 2013 Incentive Fees or LSVC General Partner Balance payable to the Sellers’ Representative pursuant to Section 6.18.

(v)         any payments required to be made after the Closing Date under any Tax sharing, Tax allocation or similar contracts (whether or not written), to which any of the Hatteras Group members (or any predecessor of any of the foregoing Persons) was obligated, or was a party, prior to the Closing; and

(vi)        Transfer Taxes and any related costs and expenses for which the Hatteras Sellers are responsible pursuant to Section 11.5.

(d)          any of and all the Excluded Liabilities or the Excluded Assets; or

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(e)          any matter set forth on Schedule 10.1(e).

Section 10.2. By Purchaser. Subject to the terms and condition of this Article X, Purchaser and Guarantor, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Hatteras Sellers, their Affiliates and their respective successors, officers, directors, members, managing members, shareholders, employees, trustees, agents and representatives (collectively, the “Hatteras Sellers Indemnitees”), from and against, and pay or reimburse the Hatteras Sellers Indemnitees for, any and all Losses incurred or suffered by any of them to the extent arising out of, relating to or caused by:

(a)          any breach of any representation or warranty of Purchaser contained in this Agreement or any certificate delivered by Purchaser pursuant to this Agreement;

(b)          the breach or failure to perform by Purchaser of any covenant or agreement made by Purchaser in this Agreement or any certificate delivered by Purchaser pursuant to this Agreement;

(c)          the Assumed Liabilities as defined in Section 2.3, including any Third Party Claims related thereto (it being understood and agreed by the parties hereto that such definition of Assumed Liabilities herein shall not, for all purposes of this Agreement (including Section 2.3 and this Section 10.2), be in any way affected or expanded by virtue of or by reason of any assignment agreement, assumption agreement, novation agreement or consent agreement entered into on or after the Closing Date with respect to any particular Contract or Contracts); or

(d)          any and all Taxes for or in respect of each of the following:

(i)          Transfer Taxes and any related costs and expenses for which the Purchaser is responsible pursuant to Section 11.5; and

(ii)         all Taxes of Purchaser or the Business for all periods on and after the Closing Date (other than Transfer Taxes allocable to the Hatteras Sellers pursuant to Section 11.5).

Section 10.3. Determination of Breach. For purposes of determining whether there has been any breach of any representation, warranty or covenant under Article X, each representation, warranty or covenant contained in this Agreement shall be read without regard and without giving effect to any materiality, Material Adverse Effect or other similar qualification contained in such representation, warranty or covenant.

Section 10.4. Indemnification Procedures.

(a)          The Party seeking indemnification under this Article X (the “Indemnified Party”) shall give prompt notice to the Party against whom indemnity is sought (the “Indemnifying Party”) of its claim (a “Claim Notice”) for indemnity, including the commencement of any Action by any third party in respect of which indemnity may be sought. The Claim Notice shall set out in reasonable detail the item of Loss to which such Indemnified Party claims indemnification hereunder. Without limiting the survival periods set forth in Section 10.6, if an Indemnified Party fails to provide a bona fide Claim Notice to the Indemnifying Party within 180

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days of such Indemnified Party obtaining knowledge, which in the case of a Purchaser Indemnitee shall mean the actual or constructive knowledge following the Closing of an officer or director of the Purchaser and any Affiliates of the Purchaser that operate the Business or own the Assets, of the event or circumstances giving rise to such claim, the Indemnifying Party shall be released from its indemnification obligation with respect to such Loss, otherwise, the failure by an Indemnified Party to promptly provide a Claim Notice shall not release, waive or otherwise affect the Indemnifying Party’s obligations hereunder, except to the extent the Indemnifying Party is actually prejudiced as a result of such failure.

(b)          If the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice (other than any Third Party Claim), then the Indemnifying Party shall, within 30 days after receipt by the Indemnifying Party of such Claim Notice, deliver to the Indemnified Party a notice to such effect, specifying in reasonable detail the basis for such objection, and the Indemnifying Party and the Indemnified Party shall, within the 45-day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts within such time period, then the Indemnifying Party and the Indemnified Party may exercise any rights or remedies available to them.

(c)          If a claim by a third party is made against any Indemnified Party with respect to which the Indemnified Party intends to seek indemnification hereunder for any Loss under this Article X (a “Third Party Claim”), then the Indemnified Party shall promptly after receiving notice thereof notify the Indemnifying Party of such claim. The failure by an Indemnified Party to promptly give such notice shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto except to the extent the Indemnifying Party is actually prejudiced as a result of such failure. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party at its own cost and expense, but unless the Indemnifying Party assumes the defense of such Third Party Claim in accordance with the following sentence, the Indemnified Party shall have the right to control the investigation and defense and settlement thereof (subject to the terms hereof). Upon written notice to the Indemnified Party following the notice of such claim from the Indemnified Party, the Indemnifying Party will have the right to assume and control the defense and settlement of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party. It is understood and agreed that prior to any such assumption of control, the Indemnifying Party’s right of participation shall include reasonable access to (i) relevant books and records of the Indemnified Party, (ii) counsel of the Indemnified Party, (iii) drafts of motions and other court filings, and (iv) materials produced in discovery, subject in each case to attorney-client privilege. In connection with an Indemnifying Party’s assumption of control, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. If the Indemnifying Party shall so assume the defense of any Third Party Claim, then the Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the claim, liability or expense and any

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resulting suit, proceeding or enforcement action and shall furnish the Indemnified Party with such documents and information filed or delivered in connection with such claim, liability or expense as the Indemnified Party may reasonably request, and may compromise or settle such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (or, if there is more than one Indemnified Party and they are Purchaser Indemnitees, Purchaser) unless such judgment, compromise or settlement (A) provides for the payment of money by the Indemnifying Party as sole relief for the claimant, (B) subject to the making of such payment, results in the full and general release of all Indemnified Parties from all liabilities arising from or relating to the Third Party Claim, and (C) does not require an Indemnified Party to admit criminal or similar liability or other culpable conduct. In the event the Indemnifying Party does not assume the defense of any Third Party Claim, the Indemnified Party may defend each Third Party Claim, but the Indemnified Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)          If the Indemnifying Party shall assume the defense of any Third Party Claim as provided herein, the Indemnifying Party shall conduct the defense with reasonable diligence and permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party; provided, however, that the fees and expenses of such counsel shall be borne and promptly paid by the Indemnified Party; provided further, however, that until such time as the Indemnifying Party has delivered a notice of intent to defend a Third Party Claim to the Indemnified Party, the Indemnified Party shall undertake the defense of such claim, liability or expense.

(e)          The Indemnifying Party may not assume the defense of any Third Party Claim if (i) such claim involves any allegation of criminal conduct or breach of fiduciary duty, (ii) such Claim is subject to a liability cap pursuant to Section 10.5(b) and, in the reasonable judgment of the Indemnified Party, the estimated amount of likely damages in connection with such claim is greater than the unused portion of the applicable liability cap set forth in Section 10.5(b) or (iii) the claim involves injunctive relief; provided, however, that if such claim includes a request for injunctive or other non-monetary relief, the Indemnifying Party may assume the defense of such claim, provided that the Indemnifying Party and Indemnified Party shall have joint control of the defense of the portion of such claim relating to the request for injunctive or other non-monetary relief. If the Indemnifying Party elects not to control or conduct the defense or prosecution of the Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense or prosecution of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose. The Parties shall reasonably cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (A) the retention and the provision of the Indemnified Party’s records and information that are reasonably relevant to such Third Party Claim, and (B) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

(f)          For the avoidance of doubt, any amounts incurred in connection with the defense, settlement or other resolution of any Third Party Claims shall be deemed to be Losses for

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purposes of the monetary limitations set forth in Section 10.5, subject to the terms of this Agreement.

Section 10.5. Limitations on Liability.

(a)          Subject to the rights of the Hatteras Sellers set forth in Section 6.15, each of the Parties hereby acknowledges and agrees that the indemnification provided by this Article X (as subject to the terms and conditions contained herein) shall be the sole and exclusive remedy of such Party for any breach of the representations, warranties, covenants or agreements of the other Party set forth in this Agreement and the Conveyance Documents and waives any other rights or remedies (whether at law or in equity and whether based on contract, tort or otherwise) (subject, however, to Sections 6.11 and 11.15) that it or its Affiliates may have otherwise had or that may arise under any applicable contracts or Applicable Laws against the other Party or its Affiliates and representatives thereof; provided, however, that, the foregoing shall not apply to claims of or Actions arising from, fraud; and provided, further, however that nothing in this Section 10.5 shall operate to limit a Party’s right to seek injunctive relief with respect to breaches of post-Closing covenants.

(b)          Notwithstanding anything in this Agreement to the contrary, the maximum aggregate amount of monetary Losses that may be recovered by the Purchaser Indemnitees pursuant to Sections 10.1(a), and 10.1(c), and the Hatteras Sellers Indemnitees pursuant to Sections 10.2(a) and 10.2(d) (i) for breaches of the Fundamental Representations or Section 4.6 (Taxes) and for claims under Section 10.1(c) shall be an amount equal to the Initial Purchase Price, and (ii) for all other claims, shall be an amount equal to $6,500,000. The limitations set forth in this Section 10.5(b) shall not apply to Losses incurred by any Indemnified Party arising out of claims described in Section 10.1(e).

(c)          The Purchaser Indemnities shall not be entitled to assert any claim or recover any amounts for indemnification under Section 10.1(a) until such time as the aggregate amount of all Losses arising therefrom exceed $600,000 (the “Deductible Amount”), and then only for the amount by which such Indemnifiable Losses exceed such Deductible Amount.

(d)          Notwithstanding anything herein to the contrary, the amount of Losses recoverable by an Indemnified Party under this Agreement shall be reduced by the amount of any payment actually received by such Indemnified Party (or any Affiliate thereof) with respect to such Losses from any insurance provider of the Indemnifying Party (net of the reasonable out-of-pocket cost of collection thereof and any applicable deductible or retention and resulting retrospective premium adjustment). If any such indemnification payments have been received prior to collection of such insurance proceeds, the Indemnified Party shall remit the amount of such insurance proceeds (net of the reasonable cost of collection thereof) to the Indemnifying Party within seven Business Days of receipt of such insurance proceeds.

(e)          Notwithstanding anything that may be to the contrary in this Agreement, no party shall be obligated to indemnify any other party with respect to any breach of representation or warranty contained in this Agreement after the termination of any applicable survival period set forth in Section 10.6; provided, however, that if an Indemnified Party delivers in good faith a notice of claim for indemnification under this Article X prior to the end of the applicable survival

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period, and such claim is finally settled or adjudicated in favor of the Indemnified Party after the end of the applicable survival period, the Indemnifying Party shall, subject to the provisions herein, indemnify the Indemnified Party from and against Losses incurred by such Indemnified Party as a result of such claim for indemnification.

(f)          Notwithstanding anything that may be to the contrary in this Agreement, the amount of any Losses for which indemnification is provided under this Article X shall be calculated net of any accruals, or reserves or other adjustments reflected in the Final Closing Working Capital Statement that relate to the nature of the claim from which such Losses arose.

(g)          The Parties acknowledge that this Article X (and not Section 3.6) provides the exclusive remedy with respect to any non-compliance of the Financial Statements with the representations and warranties in Section 4.5.

(h)          For the avoidance of any ambiguity or doubt, the limitations of liability and indemnification obligations of the Parties, and specifically the dollar value limitations applicable to particular matters hereunder, as well as the aggregate total dollar limitations of liability and financial obligations of the Parties hereunder, are intended to be and are comprehensive and, notwithstanding anything contained herein to the contrary, shall serve to preclude and bar any claim or action in excess or above said amounts or for such damages, regardless of the form of action or basis of the claim (whether framed in tort, strict liability, breach of contract, indemnification, warranty or otherwise); provided, however, that, the foregoing shall not apply to claims of or Actions arising from, fraud; and provided, further, however that nothing in this Section 10.5 shall operate to limit a Party’s right to seek injunctive relief with respect to breaches of post-Closing covenants.

Section 10.6. Survival Period. Except as provided in this Section 10.6, the representations and warranties of the parties contained in this Agreement shall survive for 24 months from the Closing (taking into account any specific tolling periods and other applicable extensions). Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) Section 4.6 (Taxes) shall survive until 60 days after the expiration of the applicable statute of limitations, if any (taking into account any specific tolling periods and other applicable extensions), (ii) the Statute of Limitation Representations shall survive until the earlier of (A) 60 days after the expiration of the applicable statute of limitations, if any (taking into account any specific tolling periods and other applicable extensions) and (B) the end of the Earnout Period, and (iii) the Fundamental Representations shall survive indefinitely. All covenants and agreements of the Parties that are to be performed prior to the Closing shall terminate at the Closing and all covenants and agreements that are so performed after the Closing contained herein shall survive the Closing indefinitely.

Section 10.7. No Right of Contribution or Subrogation. No Hatteras Seller shall have any right of contribution or subrogation against the BD Subsidiary with respect to any breach by any Hatteras Seller (or the Hatteras Group with respect to the period on or prior to the Closing Date) of any of its representations, warranties, covenants or agreements.

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Section 10.8. Set-Off.

(a)          If the Hatteras Sellers shall be obligated to make any payment to or reimburse Purchaser for any Losses, then, notwithstanding anything that may be to the contrary contained in this Agreement, Purchaser shall be required to seek payment and reimbursement of such Losses first by exercising rights of set-off against any amounts of the Deferred Payments (subject to the limitations set forth herein) that have not yet been paid by Purchaser to the Hatteras Sellers or the Sellers’ Representatives as applicable, and only after such unpaid Purchase Price has been exhausted may Purchaser seek payment and reimbursement of such Losses from the Hatteras Sellers.

(b)          If no final judgment or order of a court of competent jurisdiction has been made with respect to a indemnification claim for which a Claim Notice has been submitted (each, a “Pending Claim”) prior to the date that a Deferred Payment comes due under this Agreement, rather than to make such payments to the Hatteras Sellers, Purchaser may (i) set aside and pay into an escrow account with a third-party escrow agent (the “Pending Claim Account”) an amount reasonably determined in good faith by Purchaser to cover such Pending Claim, and (ii) deliver a written notice to the Hatteras Sellers specifically identifying the claim for which such amounts are being held in escrow in the Pending Claim Account as well as a reasonably detailed calculation supporting such amount.

(c)          Any amount deposited into escrow pursuant to Section 10.8(b) shall be held in escrow by an escrow agent chosen by the Sellers’ Representative and reasonably acceptable to Purchaser. Within 5 days following a final judgment or order of a court of competent jurisdiction with respect to the Pending Claim for which funds are being held in escrow, Purchaser and the Sellers’ Representative shall give direction to the escrow agent to pay any amounts escrowed for such Pending Claim to the Party entitled to receive such funds. Amounts deposited into escrow pursuant to Section 10.8(b) shall be paid into the Pending Claim Account no later than the date such Deferred Payment is otherwise required to be made pursuant to this Agreement.

Section 10.9. Treatment of Indemnification Payments. Except for payments made pursuant to Section 6.15, all indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Expenses. Except to the extent otherwise provided hereby, each Party shall bear its own Expenses. For purposes of this Section 11.1, “Expenses” shall mean expenses, costs and fees (including any attorneys’ and auditors’ fees, investment banking, brokerage or finder’s fees, commission or similar compensation, or any bonus payable to any officer, director, employee, agent, sales representative, relative of or consultant to such party or any of its Affiliates, payable upon the consummation of the transactions contemplated hereby) in connection with the transactions contemplated hereby, including the preparation, execution

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and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

Section 11.2. Severability. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, the provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, with the deletion to apply only with respect to the operation of the provision in the particular jurisdiction in which the adjudication is made.

Section 11.3. Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission (provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 11.3):

If to Purchaser, to

Scotland Acquisition, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Fax: (212) 421-5799

Attention: Ryan Tooley, Esq.

with a copy to (which will not constitute notice to Purchaser):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Fax: (212) 969-2900

Attention:	Peter M. Fass, Esq.

James P. Gerkis, Esq.

If to any Hatteras Seller or to the Sellers’ Representative, to:

David Perkins

Hatteras Funds

8540 Colonnade Center Drive, Suite 401

Raleigh, NC 27615

Fax: (919) 846-3433

Attention: David Perkins

with a copy to (which will not constitute notice to any Hatteras Seller or the Sellers’ Representative):

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Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

Fax: (215) 988-2757

Attention:	Joshua B. Deringer, Esq.

Stephen T. Burdumy, Esq.

If to any Principal, to the address for such Principal set forth on Schedule 11.3.

or to such other Person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 11.3. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

Section 11.4. Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Sellers’ Representative and Purchaser. Furthermore, each of the Hatteras Sellers and Purchaser agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Sellers’ Representative and Purchaser (which consent shall not be unreasonably withheld or delayed) except as such release or announcement may be required by Applicable Law or the rules or regulations of any applicable Governmental Authority to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 11.5. Liability for Transfer Taxes. All sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees (“Transfer Taxes”) arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement shall be paid to the relevant Governmental Authority 50% by Purchaser and 50% by the Sellers’ Representative (on behalf of the Hatteras Sellers) when due. Purchaser shall at its own expense file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

Section 11.6. Headings; Joint Drafting. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. A reference to a party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. The Parties are each represented by legal counsel and have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 11.7. EDGAR Filings. To the extent the Hatteras Sellers are required by this Agreement to make available (or deliver, as applicable) to Purchaser any document, form or report that has been filed with the SEC via the EDGAR filing system and is publicly available, such document, form or report shall be deemed made available (or delivered, as applicable) to

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Purchaser; provided, that this Section 11.7 shall not relieve the Hatteras Sellers of their obligation to deliver notices pursuant to Section 6.7.

Section 11.8. Entire Agreement. This Agreement, the Schedules and Exhibits to this Agreement and the other Transaction Documents, contain the entire agreement among the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between the statement in the body of this Agreement and those in the Exhibits and Schedules (other than an exception expressly set forth in the Disclosure Schedules) to this Agreement, the statements in the body of this Agreement will control.

Section 11.9. Counterparts. This Agreement may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page or counterpart delivered by facsimile shall be deemed for all purposes as being an effective and valid execution and delivery of this Agreement by that party.

Section 11.10. Governing Law, Etc.

(a)          This AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)          THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS SUBSIDIARIES TO WAIVE, ALL RIGHT TO A

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TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.11. Bulk Sales. The Parties hereby waive compliance with the provisions of the bulk sales laws of any jurisdiction.

Section 11.12. Binding Effect. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors and permitted assigns whether through merger, consolidation, combination, acquisition of all or substantially all of the assets of a Party or otherwise.

Section 11.13. Assignment. This Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by any party to this Agreement or any other Transaction Document without the prior written consent of the other party thereto; provided, however, that Purchaser may assign all or any of its rights under this Agreement or any other Transaction Document to any Affiliate or Subsidiary of Purchaser and, following the Closing, in whole or in part to any Person acquiring all or any portion of the Assets of the Business; provided further, however, that no such assignment shall relieve Purchaser or Guarantor of any of its obligations under this Agreement. It is further expressly agreed that the Hatteras Sellers’ assignment of their rights under this Agreement and the Transaction Documents, including rights to receive payment and to enforce their rights to collect such payment, to Sellers’ Representative is expressly permitted.

Section 11.14. Amendment; Waivers, etc. No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No amendment or modification of this Agreement shall be effective unless in a writing signed by the parties.

Section 11.15. Specific Performance. Each of the Parties acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, notwithstanding any other provision of this Agreement, each of the Parties agrees that, without posting bond or any other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the obligation of the parties to close the transactions contemplated by this Agreement) in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any

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action for specific performance in respect to such breach or violation, it will not assert the defense that a remedy at law would be an adequate remedy.

Section 11.16. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by any other Party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any Consent of any kind or character on any Party’s part of any breach, default or noncompliance under this Agreement, or any waiver on such Party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 11.17. Independent Significance. The Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any Party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement.

Section 11.18. Sellers’ Representative.

(a)          Each of the Hatteras Sellers hereby irrevocably constitutes, designates and appoints, authorizes and empowers the Sellers’ Representative (and each successor appointed in accordance with Section 11.18(c)) as its, his or her true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to perform all such acts (or to omit from taking any action), on behalf of each such Hatteras Seller, as are required, authorized or contemplated by this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, which includes the power and authority to:

(i)          execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any other Transaction Document;

(ii)         determine whether the conditions to Closing in Article VII have been satisfied;

(iii)        serve as the named party (not in his individual, but solely in his representative capacity) with respect to any claim for indemnification by any Purchaser Indemnitee and to resolve such claims as Sellers’ Representative in its sole discretion deems appropriate;

(iv)        give and receive any and all notices pursuant to this Agreement or any other Transaction Document;

(v)         grant any consent, approval or waiver under this Agreement or any other Transaction Document;

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(vi)        make all other elections or decisions contemplated by this Agreement or any other Transaction Document;

(vii)       approve waivers, clarifications or post-Closing modifications to this Agreement or any other Transaction Document;

(viii)      receive, and enforce the right to receive, any payments contemplated hereunder on behalf of the Hatteras Sellers for distribution to the Hatteras Sellers;

(ix)         to enforce and protect the rights of the Hatteras Sellers under this Agreement and the Transaction Documents and to refrain from enforcing any right of the Hatteras Sellers or the Sellers’ Representative under this Agreement or the Transaction Documents; provided, however, that no such failure to act on the part of the Sellers’ Representative shall be deemed a waiver of such right or interest of any Hatteras Seller or the Sellers’ Representative unless such waiver is in writing signed by the Sellers’ Representative;

(x)          review the Preliminary Statement and provide notice to Purchaser under Section 3.6 of any items of disagreement related thereto or approval thereof, or if Purchaser does not deliver the Preliminary Statement within ninety (90) days after the Closing Date, either prepare and deliver the Preliminary Statement to Purchaser or choose to allow the Closing Statement to be deemed the Preliminary Statement and the Final Closing Working Capital Statement, and agree upon any resolution of any dispute with respect to the matters covered by Section 3.6 hereof, including, where appropriate, engaging the Neutral Auditors;

(xi)         review the Certificate of 2013 Adjusted PTNI and provide notice to Purchaser under Section 3.7 of any items of disagreement related thereto or approval thereof, or if Purchaser does not deliver the Certificate of 2013 Adjusted PTNI within ninety (90) days after the Closing Date, either prepare and deliver the Certificate of 2013 Adjusted PTNI to Purchaser or choose to allow the Certificate of Projected 2013 Adjusted PTNI to be deemed the Certificate of 2013 Adjusted PTNI and the Final 2013 Adjusted PTNI, and agree upon any resolution of any dispute with respect to the matters covered by Section 3.7 hereof, including, where appropriate, engaging the Neutral Auditors;

(xii)        pay all costs and expenses incurred in respect of, or charged by, parties unaffiliated with the Sellers’ Representative providing services to the Sellers’ Representative;

(xiii)       resolve or otherwise defend any Purchaser Indemnitee as described herein, acting in good faith, including (A) to resolve a disputed claim for indemnification asserted by any such Buyer Indemnified Party pursuant to Article X, and (B) to defend any such Buyer Indemnified Party from any Loss under Article X, including, where appropriate, retaining legal counsel or other advisors in furtherance of that defense;

(xiv)      pursue or resolve any claim under Article X and to otherwise have power and authority to institute legal action or otherwise act on behalf of the Hatteras Sellers with

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respect to any claims against Purchaser relating to this Agreement or the Transaction Documents; and

(xv)       perform each such act and thing whatsoever that Sellers’ Representative may be or is required to do, or which Sellers’ Representative in its sole discretion determines is desirable to do, pursuant to or to carry out the intent of this Agreement and any other Transaction Document, and to amend or supplement any of the foregoing.

All of the indemnities, immunities and powers granted to the Sellers’ Representative under this Agreement shall survive the Closing Date or termination of this Agreement.

The Sellers’ Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Hatteras Seller and, without limiting the generality of the foregoing, Purchaser shall be required to provide notices to the Hatteras Sellers pursuant to this Agreement solely to Sellers’ Representative. The Sellers’ Representative shall be each Hatteras Seller’s agent for service of process with respect to any disputes regarding or arising out of this Agreement or the transactions contemplated hereby. Any action taken by Sellers’ Representative in the name of or on behalf of any Hatteras Seller in connection with any matter arising under this Agreement in accordance with this Section 11.18 shall be binding upon such Hatteras Seller and its heirs, representatives, successors and permitted assigns.

(b)          The grant of authority provided for in this Section 11.18: (i) is coupled with an interest and is being granted, in part, as an inducement to the Parties to enter into this Agreement and will be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Hatteras Seller and will be binding on any successor thereto; and (ii) subject to this Section 11.17, may be exercised by Sellers’ Representative acting by signing as Sellers’ Representative of any Hatteras Seller.

(c)          If Sellers’ Representative or its successors and permitted assigns, as the case may be, advise the Hatteras Sellers that it is unavailable to perform it duties hereunder, within thirty (30) days of notice of such advice, an alternative Sellers’ Representative will be appointed by the remaining Principals; provided, however, that, unless the successor Sellers’ Representative is a Principal, the appointment of such successor Sellers’ Representative shall be subject to the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed). Any references in this Agreement to Sellers’ Representative shall be deemed to include any duly appointed successor Sellers’ Representative.

Purchaser may conclusively and absolutely rely, without inquiry, and until the receipt of written notice of a change of Sellers’ Representative under Section 11.18(c), continue to rely, without inquiry, upon the actions of Sellers’ Representative as the actions of each Hatteras Seller in all matters referred to in this Section 11.18. Each Hatteras Seller hereby authorizes the other Parties hereto to disregard any notice delivered or other action taken by any Hatteras Seller pursuant to this Agreement except for Sellers’ Representative. The Parties acknowledge and agree that the Sellers’ Representative is a party to this Agreement solely in its role of representative of the Hatteras Sellers according to the terms of this Section 11.18. Accordingly, the Parties acknowledge and agree that, in its capacity as Sellers’ Representative, the Sellers’

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Representative shall have no liability to, and shall not be liable for any Losses of, any third Person, any Party or to any Indemnified Party in connection with any obligations, actions or failure to act of the Sellers’ Representative under this Agreement or otherwise in respect of this Agreement or the transactions contemplated hereby.

Section 11.19. No Third Party Beneficiaries. Except as provided for the Indemnified Parties under Article X, the Sellers’ Representative under Sections 11.13 and 11.18 and the officers and directors of the Hatteras Group members with respect to the matters set forth in Section 6.17, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. The information contained in this Agreement is disclosed solely for the purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

Section 11.20. Purchaser Guaranty.

(a)          Guarantor hereby unconditionally and irrevocably guarantees (the “Purchaser Guaranty”) by way of an independent obligation to the Hatteras Sellers, the due and punctual observance, performance and/or discharge of payment by Purchaser of (i) Purchaser’s obligations under Article III (whether prior to or after the Closing Date), (ii) any damages caused by a breach of this Agreement by Purchaser from the date of this Agreement to an including the Closing Date, and (iii) any obligations of the Purchaser and its successors and assigns under the Post-Closing Performance Bonus Plan, when and as the same shall arise and become due and payable in accordance with the terms of and subject to the conditions contained in this Agreement (the “Guaranteed Obligations”).

(b)          This is a guaranty of payment, not merely of collection. If for any reason whatsoever Purchaser shall fail or be unable to perform or comply with the Guaranteed Obligations, Guarantor will promptly upon receipt of notice thereof from Sellers’ Representative forthwith perform the Guaranteed Obligation then obligated.

(c)          The Guarantor hereby represents and warrants to the Hatteras Sellers, both as of the date of this Agreement and as of the Closing Date, each of the representations and warranties made by Purchaser in Sections 5.1, 5.2, 5.3, 5.5 and 5.7 of this Agreement, mutatis mutandis, substituting Guarantor for Purchaser each place it appears therein.

(d)          Guarantor waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligations, any defenses (other than those that may be available to Purchaser under this Agreement) and notice of or proof of reliance by the Hatteras Sellers upon this

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Purchaser Guaranty or acceptance of this Purchaser Guaranty. The Guaranteed Obligation shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Purchaser Guaranty. All dealings between Purchaser and the Hatteras Sellers shall be conclusively presumed to have been had or consummated in reliance upon this Purchaser Guaranty. Guarantor agrees that (i) any notice provided under this Agreement (including any demand for payment or notice of default or non-payment) to Purchaser shall be deemed to constitute notice to Guarantor for purposes hereof and (ii) any knowledge of Purchaser shall be deemed knowledge of Guarantor for purposes hereof.

Section 11.21. Principals Limited Guaranty.

(a)          Principals hereby, subject to Section 10.8 and this Section 11.21, unconditionally and irrevocably guarantee (the “Principals Guaranty”) by way of an independent obligation to Purchaser the due and punctual performance of the obligations of Hatteras Sellers under Article X of this Agreement solely to the extent such performance relates to payment of indemnification obligations due to Losses related to breaches of the Fundamental Representations or of Section 4.6 (Taxes) , in each case, when and as the same shall arise and become due and payable in accordance with the terms of and subject to the conditions contained in this Agreement (the “Principals Obligations”).

(b)          Principals waive any and all notice of the creation, renewal, extension or accrual of the Principals Obligations, any defenses (other than those that may be available to Hatteras Sellers under this Agreement) and notice of or proof of reliance by Purchaser upon this Principals Guaranty or acceptance of this Principals Guaranty. The Principals Obligation shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Principals Guaranty. All dealings between Purchaser and the Hatteras Sellers shall be conclusively presumed to have been had or consummated in reliance upon this Principals Guaranty. Principals agree that any notice provided under this Agreement (including any demand for payment or notice of default or non-payment) to Hatteras Sellers shall be deemed to constitute notice to Principals for purposes hereof.

(c)          Notwithstanding anything that may be contained in this Agreement, (i) the liability of the Principal Guarantors under this Agreement shall be joint but and not several, (ii) the liability of each of the Principals under this Agreement shall not exceed the amount set forth on Schedule 11.21(c) under any circumstances and (iii) the Principals’ liability under this Agreement shall survive only through the Earnout Period.

(d)          This is a guaranty of payment, not merely of collection. If for any reason whatsoever the Hatteras Sellers shall fail or be unable to perform or comply with the Principals Obligations, Principals will promptly upon receipt of notice thereof from Purchaser forthwith perform the Principals Obligation then obligated (subject to the limitations set forth in Section 11.21(c)).

Section 11.22. Reserved.

Section 11.23. Acknowledgement. Each Hatteras Seller acknowledges that, anything in this Agreement or in any Transaction Document to the contrary notwithstanding, the representations, warranties, covenants and agreements of the Hatteras Sellers contained in this Agreement or in any Transaction Document shall not be deemed waived by any investigation by

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Purchaser or any of its officers, directors, employees, counsel, accountants, advisors, representatives, and agents. The right to indemnification, reimbursement or other remedy based upon any of such representations, warranties, covenants and agreements shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or agreement. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any agreement or covenant , will not affect the right to indemnification, reimbursement or other remedy based upon such representation, warranty, agreement or covenant.

* * * * *

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IN WITNESS WHEREOF, each of the Parties to this Agreement has caused this Agreement to be duly executed and delivered as of the day and year first above written.

PURCHASER:

SCOTLAND ACQUISITION, LLC

By: RCS ADVISORY SERVICES, LLC, its sole member

By: RCS CAPITAL CORPORATION, its managing member

By:	/s/ William N. Kahane
Name: William N. Kahane
Title: Chief Executive Officer

GUARANTOR:

RCS CAPITAL CORPORATION

By:	/s/ William N. Kahane
Name: William N. Kahane
Title: Chief Executive Officer

PRINCIPALS

/s/ David Perkins
David Perkins

/s/ Robert Worthington
Robert Worthington

/s/ J. Michael Fields
J. Michael Fields

/s/ Robert Lance Baker
Robert Lance Baker

[Signature Page to Asset Purchase Agreement]

HATTERAS SELLERS:

HATTERAS INVESTMENT PARTNERS LLC,

By:	/s/ David Perkins
	Name:	David Perkins
	Title:	Managing Member

HATTERAS INVESTMENT MANAGEMENT LLC,

By:	/s/ David Perkins
	Name:	David Perkins
	Title:	Managing Member

HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC,

By:	/s/ David Perkins
	Name:	David Perkins
	Title:	Managing Member

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC,
by: Hatteras Capital Investment Management, LLC, its sole managing member

By:	/s/ David Perkins
	Name:	David Perkins
	Title:	Managing Member

HATTERAS CAPITAL INVESTMENT PARTNERS, LLC,

By:	/s/ David Perkins
	Name:	David Perkins
	Title:	Managing Member

[Signature Page to Asset Purchase Agreement]

SELLERS’ REPRESENTATIVE:

/s/ David Perkins
David Perkins

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

DISCLOSURE SCHEDULES AND OTHER SCHEDULES

Exhibit A – Part I of II

INTRODUCTION TO DISCLOSURE SCHEDULES OF THE HATTERAS SELLERS

The Disclosure Schedules (the “Disclosure Schedules”) are being furnished by Hatteras Investment Partners LLC, a Delaware limited liability company (“HIP”), Hatteras Investment Management LLC, a Delaware limited liability company (“HIM”), Hatteras Capital Investment Management, LLC, a Delaware limited liability company (“HCIM”), Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company (“HAMF”), and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (“HCIP,” and each of the foregoing, a “Hatteras Seller,” and, collectively, the “Hatteras Sellers”) to Scotland Acquisition, LLC, a Delaware limited liability company (“Purchaser”), and RCS Capital Corporation, a Delaware corporation (“Guarantor”), in connection with the execution and delivery of that certain Asset Purchase Agreement, dated as of October 1, 2013, by and among Purchaser, Guarantor, the Principals (as defined therein), the Hatteras Sellers and Sellers’ Representative (as defined therein) (the “Agreement”). Unless otherwise indicated, capitalized terms used but not otherwise defined in the Disclosure Schedules shall have the meanings ascribed to such terms in the Agreement.

Information included in the Disclosure Schedules qualifies certain representations and warranties of the Hatteras Sellers made in the Agreement and has been included solely for informational purposes. The inclusion of information in the Disclosure Schedules shall not be deemed an admission or acknowledgement that such information is required to be listed in the Disclosure Schedules, that such items are material to the Hatteras Sellers or its Subsidiaries, that such items are expected to have a Material Adverse Effect or that such items are within or outside of the Ordinary Course of Business. Furthermore, the inclusion in the Disclosure Schedules of information or the exclusion of information from the Disclosure Schedules will not be deemed to establish any level of materiality for purposes of the Agreement. The Disclosure Schedules are arranged in sections corresponding to those contained in the Agreement merely for convenience, and the disclosure of any matter in any section or subsection of the Disclosure Schedules shall be deemed to be a disclosure for purposes of any other section or subsection of the Disclosure Schedules to the extent the nature and extent of the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure. The information and statements contained in the Disclosure Schedules are not intended to constitute and shall not be construed as constituting, representations, warranties, covenants or agreements of the Hatteras Sellers except as and to the extent provided in the text of the Agreement. Any summary or description of any law or regulation, contract or other document contained in the Schedules is only a summary, is not complete and is qualified by the full text of such law or regulation, contract or other document. The captions contained in the Disclosure Schedules are for convenience of reference only and do not form a part of the disclosures in the Disclosure Schedules or the Agreement.

The Hatteras Sellers are not waiving, and will not be deemed to have waived or diminished, any of their attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information related to pending or threatened litigation to Purchaser and Guarantor, regardless of whether the Hatteras Sellers have asserted, or are or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Hatteras Sellers’ information that is subject to such privileges and protections; (b) intend that such privileges and protections remain intact should either party become subject to any actual or threatened proceeding to which the Hatteras Sellers’ information covered by such protection and privileges relates; and (c) intend that after the Closing, Purchaser shall have the right to assert such protections and privileges.

Schedule 1.1(a)

Hatteras Investment Companies1

1.	Hatteras Alternative Mutual Funds Trust:

a.	Hatteras Alpha Hedged Strategies Fund, a series of Hatteras Alternative Mutual Funds Trust

b.	Hatteras Hedged Strategies Fund, a series of Hatteras Alternative Mutual Funds Trust

c.	Hatteras Long/Short Equity Fund, a series of Hatteras Alternative Mutual Funds Trust

d.	Hatteras Long/Short Debt Fund, a series of Hatteras Alternative Mutual Funds Trust

e.	Hatteras Managed Futures Strategies Fund, a series of Hatteras Alternative Mutual Funds Trust

2.	Underlying Funds Trust:

a.	Event Driven Fund, a series of Underlying Funds Trust

b.	Long Short Equity Fund, a series of Underlying Funds Trust

c.	Market Neutral Fund, a series of Underlying Funds Trust

d.	Relative Value – Long/Short Debt Fund, a series of Underlying Funds Trust

e.	Managed Futures Strategies Fund, a series of Underlying Funds Trust

3.	Hatteras Master Fund, L.P.

4.	Hatteras Core Alternatives Fund, L.P.

5.	Hatteras Core Alternatives TEI Fund, L.P.

6.	Hatteras Core Alternatives Institutional Fund, L.P.

7.	Hatteras Core Alternatives TEI Institutional Fund, L.P.

8.	Hatteras Core Alternatives 3c1 Fund, L.P.

1 Three entities are fund subsidiaries used for tax purposes, are not funds and are excluded from the above list: (1) Hatteras Core Alternative Offshore Fund, LDC (also known as Hatteras Multi-Strategy Offshore Fund, LDC); (2) Hatteras Core Alternative Offshore Institutional Fund, LDC (also known as Hatteras Multi-Strategy Offshore Institutional Fund, LDC); and (3) Hatteras Trading Advisors.

9.	Hatteras Core Alternatives Offshore Fund, Ltd.

10.	Hatteras Late Stage VC Fund I, L.P.

11.	Hatteras VC Co-Investment Fund II, LLC

12.	Hatteras GPEP Fund, L.P.

13.	Hatteras Global Private Equity Partners Institutional Fund, LLC

14.	Hatteras GPEP Fund II, LLC

15.	HCIM Trust:

a.	Hatteras PE Intelligence Fund, a series of HCIM Trust*

b.	Hatteras Disciplined Opportunities Fund, a series of HCIM Trust*

* Note to Purchaser: Prospectuses for these funds were filed on July 18, 2013.

The following funds, whether launched or still in the registration process as of the Closing Date, shall be included in the definition of “Earnout Group”:

16.	Hatteras Hedged Strategies Fund II** (an open-end investment company proposed with a Texas-based advisory firm, which would be a part of the existing Hatteras Alternative Mutual Funds Trust)

17.	Hatteras Income Opportunities Fund** (a closed-end investment company proposed with a Massachusetts-based advisory firm)

** Note to Purchaser: Names may change.

18.	Any fund or separate account created, whose investment strategy is substantially identical to any fund listed in this Schedule 1.1(a), but is established separately in accordance with a client’s request.

Schedule 1.1(d)

Definition of Business

1. The Funds listed in items 1 through 14 on Schedule 1.1(a) are incorporated by reference herein.

2. The BD Subsidiary engages in the wholesale distribution of securities, including, but not limited to, securities of funds of hedge funds that may be registered or nonregistered and other investment company products. With respect to its retail business, the BD Subsidiary also distributes investment company products on a wholesale basis through contractual commitments acting as an intermediary between the issuer and third party distributors.

Schedule 2.1

Transferred Assets

Schedule 2.2

Other Excluded Assets

(e) Assets Sold Prior to Closing

None.

(i) Other

1.

2.	Any contribution or amount due for a membership equity purchase by any member or former member of any Hatteras Seller.

3.

4.

5.	Any cell phone, smart phone or other similar device used in the Business that is the personal property of any Principal or Hatteras Group employee.

6.	Tax refunds related to Taxes for the period prior to Closing.

7.	Any equity interest of a Hatteras Seller in another Hatteras Seller.

Schedule 2.3(d)

Assumed Liabilities

1.	Liabilities arising out of, related to or caused by:

a.	Lease Agreement dated April 6, 2006 between Colonnade Development LLC and HIP.

i.	First Amendment to Lease dated August 21, 2008 between EOS Acquisition I LLC and HIP.

b.	Sublease dated June 14, 2010 between Hogan Lovells US LLP and HIP.

i.	Consent to Sub-Lease dated April 18, 2013 among 590 Madison Avenue, LLC, Hogan Lovells US LLP, Jones Walker L.L.P. and HIP.

ii.	Sub-Sublease dated April 2013 between Jones Walker L.L.P. and HIP.

c.	Equipment Lease (# 54001642001) with Undelivered Equipment Agreement dated April 5, 2011 between First Citizens Bank & Trust Company and HIP.

d.	Equipment Lease (# 54001703000) with Progress Payment Agreement dated January 20, 2012 between First Citizens Bank & Trust Company and HIP.

e.	Equipment Lease (# 54001726000) with Progress Payment Agreement dated May 16, 2012 between First Citizens Bank & Trust Company and HIP.

2.	Payment commitments relating to the termination of the Fund Marketing Agreement dated September 14, 2011 between Advisors Asset Management, Inc. and HAMF. Such Fund Marketing Agreement has been terminated, but HAMF still owes monthly retention payments through January 2014 in the amount of one-twelfth (1/12th) of twenty basis points (.20%) multiplied by the Average NAV Per Share of certain Funds for each respective calendar month multiplied by the number of common shares of such Funds held by customers of each Distributor (as such terms are defined in the Fund Marketing Agreement) as of close of business on January 31, 2013.

3.	Employment Agreements with the following employees:

Schedule 2.4

Excluded Liabilities

Schedule 3.2(c)

Earnout Matters

This Schedule 3.2(c) sets forth the agreement of the parties with respect to the Earnout Payments to be paid as part of the Purchase Price, subject to the terms and conditions of the Agreement and this Schedule 3.2(c), and the Purchaser’s conduct of the Earnout Group Business through the end of the Earnout Period. Unless the context otherwise requires, defined terms contained herein not otherwise defined in this Schedule 3.2(c) shall have the meanings set forth in the Agreement and shall survive the Closing.

SECTION 1. Definitions. The following terms as used herein shall have the following meanings:

1.1. “2016 Earnout Payment Date” means the date that the Earnout Payment for the Calculation Period ending December 31, 2016 is actually paid by the Purchaser or the Guarantor.

1.2. “Acceleration Event” means any of (a) a Change of Control Acceleration Event without the consent of the Sellers’ Representative, (b) a Guarantor Insolvency Event, (c) a Purchaser Insolvency Event that occurs (i) following and during the continuation of a material breach by Purchaser of the covenants set forth in Sections 3.1(a), 3.3, 3.5, 3.6 or 3.8 of this Schedule 3.2(c), or (ii) following the termination by Purchaser of the employment of two of the Principals other than for Cause (as defined in the relevant Principal’s employment agreement), or (iii) following the resignation for Good Reason (as defined in the relevant Principal’s employment agreement) of the Sellers’ Representative and one or more other Principal, or (d) a Guarantor Debt Acceleration.

1.3. “Calculation Period” means each of the 12-month periods ending December 31, 2016 and December 31, 2018.

1.4. “Change of Control Acceleration Event” means any of (a) a sale or other disposition of all or substantially all of the assets of any Relevant Purchaser Party, (b) a merger, consolidation, recapitalization or other transaction in which any Person who is not an owner of an interest in any Relevant Purchaser Party, in each case on the Closing Date, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on the date of the Agreement), directly or indirectly, of 50% or more of the combined voting power of all interests in any Relevant Purchaser Party, or (c) the majority of the board of directors, trustees or managers, as applicable, of RCS Capital Corporation are not Continuing Directors (other than as a result of the liquidation or dissolution of RCS Capital Corporation). Notwithstanding the foregoing, any event or series of events will not be deemed a Change in Control Acceleration Event if, following such event or series of events, any such Relevant Purchaser Party remains a controlled Affiliate of (a) RCS Capital Corporation, RCAP Holdings, LLC or their Affiliates, or (b) solely for the purposes of permitting a corporate reorganization of the Relevant Purchaser Parties and their Affiliates, any of Nicholas Schorsch, William Kahane, Peter Budko, Michael Weil or Brian Block.

1.5. “Continuing Directors” means, as of any date of determination, any member of a board of directors, trustees or managers, as applicable, of RCS Capital Corporation who (a) was a member of such board on the Closing Date, or (b) was nominated for election or elected to such board with the approval a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

1.6. “Earnout Liquidation Amount” means, for any date of determination, (a) on any date before and including the 2016 Earnout Payment Date, $40,000,000, and (b) on any date after the 2016 Earnout Payment Date but before and including December 31, 2018, $40,000,000 less the Earnout Payment actually paid with respect to the Calculation Period ending December 31, 2016, but in no event shall the Earnout Liquidation Amount be less than $0. Nothing in the foregoing shall limit the amount of the Earnout Payments to the extent paid as Earnout Payments and not as Earnout Liquidation Amount.

1.7. “Excess Indebtedness” means any Indebtedness of the Earnout Group Business in excess of the sum of (a) $1,000,000 and (b) other Indebtedness that is incurred with the consent of the Sellers’ Representative.

1.8. “Guarantor Debt Acceleration” means a default or event of default under any Indebtedness of Guarantor with a principal amount in excess of $10,000,000 that causes an acceleration of such Indebtedness.

1.9. “Guarantor Insolvency Event” means Guarantor makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Guarantor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Law relating to bankruptcy, insolvency, reorganization or similar laws; provided, however, that any such involuntary proceeding against Guarantor shall be deemed a “Guarantor Insolvency Event” hereunder only if such proceeding shall continue undismissed for 90 days.

1.10. “Purchaser Insolvency Event” means Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Law relating to bankruptcy, insolvency, reorganization or similar laws; provided, however, that any such involuntary proceeding against Purchaser shall be deemed a “Purchaser Insolvency Event” hereunder only if such proceeding shall continue undismissed for 90 days.

1.11. “Relevant Purchaser Party” means, as applicable, the Purchaser and the Guarantor.

1.12. “Revenue Generating Contracts” means (a) the Investment Advisory Contracts between the Purchaser and the Earnout Group in place on or immediately following the Closing or entered into between Purchaser and the Earnout Group in connection with Section 3.3(a) of this Schedule 3.2(c) or in connection with any new fund that is part of the Earnout Group during the Earnout Period, (b) any servicing contracts between Purchaser and the Earnout Group in place on or immediately following the Closing or entered into between Purchaser and the Earnout Group in connection with Section 3.3(a) of this Schedule 3.2(c) or in connection with any new fund that is part of the Earnout Group during the Earnout Period, and (c) any other contract pursuant to which the Purchaser or any Relevant Purchaser Party is entitled to receive management fees, incentive fees, shareholder servicing fees, operating servicing fees or other fees related to the Earnout Group Business, in each case in place on or immediately following the Closing or entered into pursuant to Section 3.3(a) of this Schedule 3.2(c) or in connection with any new fund that is part of the Earnout Group during the Earnout Period and, in each case, only to the extent related to the Earnout Group.

SECTION 2. Amount and Distribution.

2.1. Adjustment of Earnout Payment.

(a) Statements. Within 30 days following delivery of audited financial statements as set forth in Section 3.2 of this Schedule 3.2(c), the Purchaser shall prepare and deliver to the Sellers’ Representative (on behalf of the Hatteras Sellers) a statement setting forth in reasonable detail Pre-Tax Net Income and the Earnout Payment for such Calculation Period (the “Statement”), which shall set forth the calculations of the Earnout Payments made on such Earnout Payment Dates by the Purchaser pursuant to Section 3.2(c) of the Agreement. During the 60-day period following receipt of the Statement, the Sellers’ Representative and its independent accountants shall be permitted, during normal business hours, to review the records and work papers of Purchaser and its independent accountants relating to each Statement and to ask questions, receive answers and request such other data and information from each of them as shall be reasonable under the circumstances; provided, however, that as a condition to Purchaser’s obligation to provide access to such records and work papers, the Sellers’ Representative and its independent accountants shall execute and deliver a confidentiality agreement in form and substance reasonably acceptable to Purchaser and its independent accountants. Each Statement shall become final and binding upon the Sellers’ Representative and the Hatteras Sellers 60 days following delivery thereof, unless the Sellers’ Representative give written notice of their disagreement with such Statement (each, a “Notice of Disagreement”) to the Purchaser prior to the expiration of such 60-day period. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. The Sellers’ Representative and the Hatteras Sellers shall be deemed to have agreed with all items and amounts included in the calculation of Pre-Tax Net Income and the applicable Earnout Payment for such Calculation Period in such Statement delivered pursuant to this Section 2.1(a) except such items, if any, that are disputed in a Notice of Disagreement delivered in accordance with this Section 2.1(a).

(b) Disagreements. During the 15-day period following the delivery of any Notice of Disagreement or such longer period as the Sellers’ Representative and the Purchaser shall mutually agree in writing, the Sellers’ Representative and the Purchaser shall cooperate with each other and seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in any Notice of Disagreement. If, at the end of such 15-day period (or such longer mutually agreed period), the Sellers’ Representative and the Purchaser have not so resolved such differences, the Sellers’ Representative and the Purchaser shall submit the dispute for resolution to the Neutral Auditors (to be selected in accordance with the procedures set forth in Section 3.6(b)(iv)(C) of the Agreement) for review and resolution of any and all matters that remain in dispute and that were included in such Notice of Disagreement. The Hatteras Sellers, the Sellers’ Representative and the Purchaser agree that, absent manifest error, the determination of the Neutral Auditors shall be final and binding upon the parties and that judgment may be entered upon the determination of the Neutral Auditors in any court having jurisdiction over the party against which such determination is to be enforced; provided, however, that the scope of the disputes to be resolved by the Neutral Auditors is limited to only such items and amounts included in the Statement that the Sellers’ Representative has disputed in the Notice of Disagreement and the Sellers’ Representative and the Purchaser have been unable to resolve. The Sellers’ Representative and the Purchaser shall use their commercially reasonable efforts to cause the Neutral Auditors to resolve the dispute as soon as practicable and in any event within 45 days of the engagement of the Neutral Auditors. No disputed item shall be resolved by the Neutral Auditors in a manner that is more favorable to the Purchaser than is set forth in the Statement or in a manner more favorable to the Hatteras Sellers and the Sellers’ Representative than is set forth in its Notice of Disagreement. The Neutral Auditors’ determination will be based solely on the proposals of the Purchaser and the Sellers’ Representative in accordance with the terms of this Schedule 3.2(c) of the Agreement and not on the basis of independent review. Any communications with the Neutral Auditors must be written and delivered to each party to the dispute. The dispute resolution mechanism set forth in this Section 2.1(b) shall be the sole and exclusive remedy between the Purchaser, the Sellers’ Representative and the Hatteras Sellers regarding the computation of the Pre-Tax Net Income and Earnout Payment for any Calculation Period.

(c) Fees. The fees, costs and expenses of the Neutral Auditors shall be allocated between the Purchaser, on one hand, and the Sellers’ Representative (on behalf of the Hatteras Sellers), on the other hand, in proportion to the amounts by which their respective calculations of the applicable Earnout Payment differ from such Earnout Payment as finally determined by the Neutral Auditors.

(d) Payment of Adjustment to Earnout Payments. If the amount of any Earnout Payment paid by the Purchasers pursuant to Section 3.2(c) of the Agreement is less than the amount of the Earnout Payment as such amount is finally determined pursuant to this Section 2.1, then the Purchaser shall pay to the Sellers’ Representative (on behalf of the Hatteras Sellers), no later than five Business Days following the date of such final determination, an amount equal to such difference. Any payment required to be made pursuant to this Section 2.1 shall be made by wire transfer to the Sellers’ Representative of immediately available funds to an account designated by the Sellers’ Representative.

2.2. Independence of Earnout Payments. The Purchaser’s obligation to pay each of the Earnout Payments to the Hatteras Sellers in accordance with Section 3.2 of the Agreement and Section 2 of this Schedule 3.2(c) is an independent obligation of the Purchaser and is not otherwise conditioned or contingent upon the satisfaction of any other conditions precedent. Other than as specifically set forth in Section 10.8 of the Agreement, the Purchaser shall not have a right to set-off any amounts or Losses against the Earnout Payments.

2.3. Determination of Earnout Payments Upon an Acceleration Event. Notwithstanding anything set forth in Section 2.1 of Schedule 3.2(c) or in the Agreement, if an Acceleration Event occurs before December 31, 2018, then the Hatteras Sellers shall be entitled to an amount equal to the Earnout Liquidation Amount as determined as of the date of the Acceleration Event, and such payment shall constitute liquidated damages and shall be paid to the Sellers’ Representative (on behalf of the Hatteras Sellers) within 30 days of the occurrence of such Acceleration Event. The parties acknowledge and agree that actual damages, costs and expenses of a breach caused by any Acceleration Event would be difficult to ascertain and that the liquidated damages provided for hereunder is a fair and equitable amount to reimburse the Hatteras Sellers for damages sustained due to the Acceleration Event and is not a penalty.

2.4. Interest. To the extent any Earnout Payment is not paid by Purchaser to the Sellers’ Representative (on behalf of the Hatteras Sellers) when due hereunder or under the Agreement, such amount shall bear interest from and including the date such payment was due to and including the date of payment at a rate per annum equal to seven percent (7%).

SECTION 3. Earnout Period Covenants.

3.1. Operation in Ordinary Course and Separate Financial Records. At all times through the end of the Earnout Period, (a) the Purchaser shall conduct the Earnout Group Business in a manner substantially consistent with the past practice of the Hatteras Sellers, provided, however, that Purchaser may make (i) such changes reasonably deemed by it to be necessary to respond to or comply with applicable law and regulation (including changes thereto), and (ii) such other material changes to the Earnout Group Business, including changes in personnel assigned to manage the Earnout Group Business on a day to day basis and changes responsive to competitive factors affecting or threatening to materially impact the Earnout Group Business, that are consented to by the Sellers’ Representative or his designee (such consent not to be unreasonably withheld, conditioned or delayed); and (b) the Purchaser shall maintain a set of books and records and financial and accounting records for the Earnout Group Business that is separate from the other operations of the Purchaser or any Affiliate of the Purchaser.

3.2. Audited Financial Statements. For each Calculation Period, the Purchaser shall cause to be prepared by an auditor set forth on Annex A to this Schedule 3.2(c) or otherwise acceptable to the Sellers’ Representative (such acceptance not to be unreasonably withheld, conditioned or delayed), and shall deliver to the Sellers’ Representative, within 90 days following the end of such Calculation Period, an audited consolidated balance sheet (including any notes thereto) and the related audited consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows relating to the Earnout Group Business (including any legal successors thereto), for such Calculation Period. Such audited financial statements shall be prepared in accordance with GAAP and the Applicable Accounting Principles.

3.3. Revenue Generating Contracts.

(a) Except where such non-assignment or non-replacement was due to objections made by clients with respect to specific Revenue Generating Contracts, Purchaser shall use reasonable best efforts to cause the management of the Earnout Group Business to enter into Revenue Generating Contracts to replace any similar contracts that were in place with respect to the Earnout Group Business prior to the Closing Date but not assigned or replaced as of the Closing Date, in each case with replacement contracts containing terms that, taken as a whole, are (A) not less favorable to the Purchaser than the corresponding contracts in place before the Closing and (B) without the consent of the Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), not materially less favorable to the Hatteras Sellers than the corresponding contracts in place before the Closing.

(b) The Purchaser shall use reasonable best efforts to maintain all Revenue Generating Contracts in effect at all times through the end of the Earnout Period, except where, in the reasonable judgment of Purchaser, and after notice to and with the consent of the Sellers' Representative (such consent not to be unreasonably withheld, conditioned or delayed), such Revenue Generating Contract is determined to be either insufficiently profitable or otherwise unsupportable.

(c) The Purchaser shall not waive or modify the fee and/or expense terms of any Revenue Generating Contract without the prior written consent of the Sellers’ Representative, provided that Sellers’ Representative shall be required to consent to a waiver or modification if and to the extent that such waiver or modification is based upon: (i) a demand made by the governing body of any Fund; (ii) actions taken by a regulator with jurisdiction over the Earnout Group Business; or (iii) actions taken by a Fund shareholder with standing to sue under Section 36(b) of the 1940 Act.

3.4. Board Composition. At all times through the end of the Earnout Period, the Purchaser shall not propose or take any action intended to change the composition and size of the board of directors, trustees or managers, as applicable, of each Fund that has such a board, as it is constituted on the Closing Date, except for such proposals or actions approved in writing by the Sellers’ Representative. Nothing in this Section 3.4 shall be deemed to limit the obligation of the Hatteras Sellers to propose the nomination of one qualified representative submitted by the Purchaser to serve on the board of directors, trustees or managers, as applicable, of each Fund that has such a board, immediately following the Closing Date, nor shall it limit the ability of purchaser to submit the name or names of qualified candidates to the boards of directors, trustees or managers, as applicable, of each Fund that has such a board, in connection with said board’s consideration of replacement directors, trustees or managers, as applicable due to any vacancies created by the retirement or resignation of a director, trustee or manager, as applicable.

3.5. Net Working Capital. At all times through the end of the Earnout Period, the Purchaser shall not make distributions to the extent that, after making such distributions, it would have insufficient net working capital reasonably adequate to operate the Earnout Group Business.

3.6. Recognition and Allocation of Expenses.

(a) Recognition of Revenue or Expenses. At all times through the end of the Earnout Period, the Purchaser shall recognize revenue and expenses in accordance with GAAP.

(b) Allocation. At all times through the end of the Earnout Period, the Purchaser and its Affiliates shall allocate expenses to the Earnout Group Business in a manner consistent with the practices of the Hatteras Sellers prior to December 31, 2012. Without limiting the generality of the foregoing, the Purchaser agrees that, at all times through the end of the Earnout Period:

(i) if the Purchaser or its Affiliates provides Investment Management Services other than to the Earnout Group, or employs any outside consultants, independent contractors or sub-advisers to provide services other than to the Earnout Group (the “Non-Related Items”), then income and expenses to the extent related to such Non-Related Items shall not be allocated to the Earnout Group Business;

(ii) to the extent the Purchaser or its Affiliates employs any outside consultant, independent contractor or sub-adviser to the funds to provide services both to the Earnout Group and any funds outside of the Earnout Group, the costs of such service provider shall be allocated to the Earnout Group Business in a fair and consistent manner, with appropriate consideration given to the nature, amount and quality of such consultant, contractor or sub-adviser;

(iii) the Purchaser shall not allocate any expenses of Affiliates of the Purchaser to the Earnout Group Business (except for expenses that are reasonably necessary for the conduct of the Earnout Group Business); and

(iv) any Excess Indebtedness incurred by the Purchaser or any Affiliate of the Purchaser after the Closing Date shall not be allocated to the Earnout Group Business.

3.7. Notices. At all times through the end of the Earnout Period, promptly following the occurrence of an Acceleration Event, Purchaser shall give the Sellers’ Representative written notice thereof.

3.8. Competitive Funds and Non-Solicitation.

(a) Competitive Funds. At all times through the end of the Earnout Period, Purchaser shall not create, acquire or provide services to other funds that are intended to allow Purchaser to divert assets and revenues from the Earnout Group to said other funds, it being understood that absent such proven intention, nothing in this Section 3.8 shall bar or limit the Purchaser from acquiring, creating or providing services to other funds that compete directly with the Earnout Group or use similar investment strategies to those used by the Earnout Group as of the Closing Date.

(b) Non-Solicitation of Employees. At all times through the end of the Earnout Period, the Purchaser shall not, and shall cause all Affiliates of the Purchaser not to, without the prior written consent of the Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), solicit, recruit, attempt to hire or recruit any employee who spends principally all of his or her time working in the Earnout Group Business or with the Earnout Group for employment at any Affiliate of the Purchaser.

3.9. Transfers of General Partner Interests. The Purchaser shall not, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or assign, other than to an Affiliate or in connection with any Indebtedness, all or part of any general partnership interest in any Fund during the Earnout Period without the prior written consent of the Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed).

3.10. Earnout Payments to Rank Pari Passu. The Earnout Payments and all amounts payable to the Hatteras Sellers or the Sellers’ Representative under the Agreement are and at all times through the end of the Earnout Period shall be obligations of the Purchaser ranking pari passu in right of payment with all present and future senior unsecured Indebtedness of the Purchaser and the Relevant Purchaser Parties (actual or contingent).

ANNEX A

TO SCHEDULE 3.2(C)

Auditors:

• BDO Seidmen

• Grant Thornton

• McGladrey

• PricewaterhouseCoopers

• KPMG

• Ernst & Young

• Deloitte

Schedule 10.1(e)

Specific Indemnification Obligations of Hatteras Sellers

1.	Item 6 on Schedule 2.4(a) is incorporated by reference herein.

2.	Any claim made by a member of a Hatteras Seller against a Purchaser Indemnitee as a result of the transactions contemplated by this Agreement.

3.	The items listed on Schedule 4.10 of the Disclosure Schedules are incorporated by reference herein.

Schedule 11.21(c)

Principal Liability Cap

EXHIBIT B

FORM OF EMPLOYMENT AGREEMENTS

EXHIBIT C-1

APPLICABLE ACCOUNTING PRINCIPLES

Each member of the Hatteras Group prepares its financial statements in accordance with GAAP (though excluding, in certain circumstances, statements of cash flow, statements of members’ equity and related footnote disclosures) as further outlined below. These Applicable Accounting Principles shall be employed for all calculations of Net Working Capital and Pre-Tax Net Income (including any calculations involving Adjusted PTNI and Pre-Bonus PTNI), as well as in the preparation of any audited financial statements, contemplated by the Agreement, unless otherwise specified in the Agreement.

Net Working Capital – Each line item identified on the Net Working Capital Calculation Methodology in Exhibit C-4 is and shall be calculated in accordance with GAAP in effect on the Closing Date as further detailed below. “Net Working Capital” is defined in the Agreement to mean an amount equal to the total current assets of the Business included in the Assets (taken as a whole) (the “Current Assets” as identified below) minus the total current liabilities of the Business included in the Assumed Liabilities (taken as a whole) (the “Current Liabilities” as identified below), calculated in accordance with the Applicable Accounting Principles set forth in this Exhibit C-1 and in the manner set forth on Exhibit C-4 to the Agreement.

Current Assets – Current Assets are Assets listed on the balance sheet of a Hatteras Group member that are (1) cash, (2) cash equivalents, or (3) are expected to be converted into cash within one year (365 days) of the measurement date. The following items are considered Current Assets by the Hatteras Sellers, and shall be used in the Net Working Capital calculation as of the Closing Date:

1.	Cash, cash equivalents and bank accounts, petty cash, brokerage accounts and similar accounts of the Hatteras Group members, including deposits in transit;

2.	All accounts and fees receivable due for any services performed for any of the Funds through the Closing Date;

3.	All credits, prepaid expenses, deferred charges, security deposits and prepaid items;

4.	All incentive fees or payments, whether contingent or due, earned or accrued, in connection with the Business to which Principals or any Hatteras Group member may now or in the future be entitled;

5.	The general partner and special limited partner interests in the Funds included in the Business; and

6.	All assets of the BD Subsidiary, not already included in sections (1) – (5) above.

Current Assets as of the Closing Date shall exclude the following items that are not being transferred from the Hatteras Sellers to the Purchaser:

1.	All cash accounts, brokerage accounts and investments (including cash account # 53-0378-9072 at PNC Bank N.A. and cash account # 9519445095 at VantageSouth Bank, N.A.) held in the Core Alternatives Institutional Fund, L.P. and the Hatteras Hedged Strategies Fund for the three (3) fully-funded bonus plans of the Hatteras Sellers. These bonus plans are:

a.	HIP Deferred Bonus Plan for Certain Key Employees (UMB AC # 274312).

b.	HIP Bonus Plan for Certain Non-Managerial Employees (UMB AC # 500319).

c.	HAMF Bonus Plan (U.S. Bank AC # 1137300033).

Current Liabilities – Current Liabilities are Liabilities listed on the balance sheet of a Hatteras Group member that are due or accrued as of the measurement date, and are expected to be paid or settled within one year (365 days) of the measurement date. The following items are considered Liabilities by the Hatteras Sellers, and shall be used in the Net Working Capital calculation as of the Closing Date:

1.	Any accounts payable or accrued expenses generated in the Ordinary Course of Business of the Hatteras Sellers;

2.	Any distribution or service fees due from any of the Hatteras Group members to any distribution or servicing partner under any Selling or Placement Agreement, whether or not provided to Purchaser;

3.	Any compensation expenses, including but not limited to salaries, commissions and payroll taxes due to any member or employee of the Hatteras Sellers;

4.	All deferred rents, credits and sub-lessee deposits on hand;

5.	All expenses related to the administration, accounting, custody and operations of the Hatteras Alternative Mutual Funds, and any future funds with a similar management and service fee arrangement;

6.	Any amounts due to any sub-adviser, joint venture partner or co-investment manager, whether structured as a sub-advisory fee, co-investment management fee or guaranteed payment; and

7.	Any portion of any incentive fee due to a sub-adviser, joint venture partner or co-investment manager.

Current Liabilities as of the Closing Date shall exclude the following items that are not being transferred from the Hatteras Sellers to the Purchaser:

1.	All amounts due and payable from previous deferrals by employees or former employees of the Hatteras Sellers for the three (3) fully-funded bonus plans. These plans are:

a.	HIP Deferred Bonus Plan for Certain Key Employees.

b.	HIP Bonus Plan for Non-Managerial Employees.

c.	HAMF Bonus Plan.

2.	Any lines of credit, and any amounts due under such lines of credit, with the Hatteras Sellers’ financial institutions, including, but not limited to, PNC Bank N.A., and VantageSouth Bank, N.A.

3.	Any amounts due under the term loan with Regions Bank (Obligation #0000208454).

4.	Any amounts due under the term loan with VantageSouth Bank (Note # 02095101921-00100).

5.	Any severance amounts due or payable for any employee terminated prior to Closing, or any employee who is not a Transferred Employee.

6.	Any income tax amounts payable.

7.	Any amounts due or payable related to Transaction costs, which will be borne by the Hatteras Sellers.

Financial Statements – The Latest Balance Sheet, as well as the consolidated statement of operations, members’ equity and cash flows for the four-month period ending April 30, 2013, for each member of the Hatteras Group are unaudited and exclude related footnote disclosures. The Latest Balance Sheet excludes the following items:

1.	Expenses and liabilities related to future guaranteed minimum commission payments;

2.	Reserves for costs associated with the transactions contemplated by this Agreement; and

3.	All accruals for any incentive fees earned from the Hatteras Core Alternatives Funds, Hatteras GPEP Fund, L.P., Hatteras GPEP Fund II, LLC, and Hatteras Global Private Equity Partners Institutional, LLC.

Principles of consolidation – The Business did not exist as a consolidated entity during the periods referred to in the Financial Statements. The Financial Statements of the Hatteras Sellers are prepared in accordance with GAAP, and the Financial Statements of each Hatteras Group member includes the accounts of all of its respective subsidiaries, if any. The Hatteras Sellers do not consolidate the operations and results of investment vehicles (ASC 810-10 – Variable Interest Entities) into the Financial Statements of the Hatteras Sellers. Intercompany accounts and transactions have been eliminated from any pro forma consolidated Financial Statements delivered to Purchaser.

Accounts receivable – Accounts receivable are carried at cost, less an allowance, if applicable, for losses. Cost represents the amount of investment advisory and shareholder servicing fees invoiced for the period. For investment vehicles that report on a quarterly basis, a monthly estimate is included in accounts receivable and revenues, and adjusted quarterly when the actual invoice for investment advisory and shareholder servicing fees is invoiced.

Revenue recognition – The Hatteras Sellers’ revenue is comprised of fees for investment advisory and shareholding servicing services. The Hatteras Sellers recognize revenue based on the period under which investment advisory or shareholder services were earned.

Property and equipment – Property and equipment are carried at cost. Depreciation of property and equipment are provided by using the straight-line method over the estimated useful life of the relevant asset. The Hatteras Sellers depreciate computer hardware over a useful life of three years and furniture and fixtures over a useful life of five years. Leasehold improvements are depreciated over the lesser of the life of the leases or the useful life of the assets. Repairs and maintenance costs are expensed as incurred.

Insurance coverage – The Hatteras Sellers maintain certain insurance coverage for property and casualty insurance that covers the Business as well as other operations of the Hatteras Sellers. The cost of this coverage is allocated among all covered operations, including each Hatteras Group member and each investment vehicle. The Financial Statements include the cost of this coverage that has been so allocated.

Accrued commissions – The Hatteras Sellers pay commissions to sales employees, who earn commissions at specified rates based on upon the dollar amount of assets raised during the applicable period. Commissions are accrued on a monthly basis. Commissions are paid in arrears to the employee, approximately 30 days after the period ends in which the commissions were earned.

Bonuses and incentive fees – Under the Hatteras Sellers’ bonus plans, bonus amounts based on a percentage of net income are accrued on a monthly basis and paid to recipients on an annual basis. Incentive fees earned and lost from the Hatteras Sellers’ investment vehicles are accrued monthly or quarterly and are generally payable on an annual basis after the end of the calendar year.

Income Taxes Payable – The Hatteras Group is treated as partnership for federal income tax purposes, and therefore, it does not owe, or account for, any federal income tax liability.

EXHIBIT C-2

CALCULATION OF AUM SHORTFALL ADJUSTMENT

“AUM Shortfall Adjustment” means (i) if the quotient of the Aggregate Measurement Date Assets Under Management divided by the Aggregate Base Date Assets Under Management is less than 0.95, the product of (A) $40,000,000 multiplied by (B) an amount equal to (1) 0.95 minus (2) the quotient of the Aggregate Measurement Date Assets Under Management divided by the Aggregate Base Date Assets Under Management, and (ii) if the quotient of the Aggregate Measurement Date Assets Under Management divided by the Aggregate Base Date Assets Under Management is equal to or greater than 0.95, zero.

“Measurement Date Assets Under Management” means with respect to an Investment Advisory Agreement which was in effect with the Hatteras Group on the Base Date (or any new Investment Advisory Agreement replacing such an Investment Advisory Agreement that was in effect on the Base Date and will by its terms and/or under Applicable Law terminate upon the consummation of the transactions contemplated hereby), the aggregate amount of net assets under management by the Hatteras Group under such Investment Advisory Agreement as of the Measurement Date.

“AUM Adjustment at the Measurement Date” means the aggregate dollar amount of tenders honored in the Hatteras Core Alternatives Funds between June 16, 2013 and the Closing Date.

“Aggregate Measurement Date Assets Under Management” means the sum of: (i) the Measurement Date Assets Under Management for all Investment Advisory Agreements of Clients whose Investment Advisory Agreements with the Hatteras Sellers have been assigned to Purchaser, plus (ii) the Measurement Date Assets Under Management for all new and/or replacement Investment Advisory Agreements of Clients in favor of Purchaser or its designee in place on the Closing Date, plus (iii) the AUM Adjustment at the Measurement Date.

“Aggregate Base Date Assets Under Management” means $1,946,686,539.

Aggregate Measurement Date Assets Under Management:

Measurement Date Assets Under Management (Assigned Contracts)	250,000,000
Measurement Date Assets Under Management (New/Replacement Contracts)	1,500,000,000
AUM Adjustment at the Measurement Date	80,000,000
Aggregate Measurement Date Assets Under Management:	1,830,000,000	(1)

Aggregate Base Date Assets Under Management:	1,946,686,539	(2)

Quotient of (1) divided by (2):	0.940	(3)

AUM Shortfall Adjustment:

If (3) is greater than or equal to 0.95, then there is no AUM Shortfall Adjustment.

If (3) is less than 0.875, then there is no AUM Shortfall Adjustment.

If (3) is less than 0.95 but greater than or equal to 0.875, then substract (3) from 0.95 to determine (4), and then multiply (4) by	0.0099	*(4)
$40,000,000 to determine the AUM Shortfall Adjustment.	$40,000,000

AUM Shortfall Adjustment:	397,644

*This number has been rounded to four decimal places for presentation purposes only.

Note: The calculation above is an example for illustrative informational purposes only and does not purport to present Measurement Date Assets Under Management or the AUM Adjustment at the Measurement Date as of any date.

EXHIBIT C-3

CALCULATION OF CLOSING PTNI SHORTFALL ADJUSTMENT

“Closing PTNI Shortfall Adjustment” means (i) if the quotient of the Projected 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI is less than 0.95, the product of (A) $40,000,000 multiplied by (B) an amount equal to (1) 0.95 minus (2) the quotient of the Projected 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI, and (ii) if the quotient of the Projected 2013 Adjusted PTNI divided by the Target 2013 Adjusted PTNI is equal to or greater than 0.95, zero.

Projected 2013 Adjusted PTNI:	5,300,000	(1)
(calculated in accordance with Schedule 1.1(b) to the Agreement)

Target 2013 Adjusted PTNI:	5,726,000	(2)

Quotient of (1) divided by (2):	0.926	(3)

Closing PTNI Shortfall Adjustment:

If (3) is greater than or equal to 0.95, then there is no Closing PTNI Shortfall Adjustment.

If (3) is less than 0.875, then there is no Closing PTNI Shortfall Adjustment.

If (3) is less than 0.95 but greater than or equal to 0.875, then substract (3) from 0.95 to determine (4), and then multiply (4) by	0.0244	*(4)
$40,000,000 to determine the PTNI Shortfall Adjustment.	$40,000,000

Closing PTNI Shortfall Adjustment	$975,899

*This number has been rounded to four decimal places for presentation purposes only.

Note: The calculation above is an example for illustrative information purposes only and does not purport to present Projected 2013 Adjusted PTNI or the Closing PTNI Shortfall Adjustment as of any date

EXHIBIT C-4

NET WORKING CAPITAL CALCULATION METHODOLOGY

“Net Working Capital” is defined in the Agreement to mean an amount equal to the total current assets of the Business included in the Assets (taken as a whole) (the “Current Assets” as identified below) minus the total current liabilities of the Business included in the Assumed Liabilities (taken as a whole) (the “Current Liabilities” as identified below), calculated in accordance with the Applicable Accounting Principles set forth in Exhibit C-1 and in the manner set forth on this Exhibit C-4 to the Agreement.

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit D

ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of , 2013, among Hatteras Investment Partners LLC, a Delaware limited liability company, Hatteras Investment Management LLC, a Delaware limited liability company, Hatteras Capital Investment Management, LLC, a Delaware limited liability company, Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company, and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (each, an “Assignor”, and, collectively, “Assignors”), and Scotland Acquisition, LLC, a Delaware limited liability company (“Assignee”). Capitalized terms used herein that are defined in the Purchase Agreement (as defined below) shall have the meanings ascribed to them in the Purchase Agreement unless otherwise defined herein.

WHEREAS, Assignee, Guarantor, Assignors, the Principals and the Sellers’ Representative have entered into that certain Asset Purchase Agreement dated as of October 1, 2013 (the “Purchase Agreement”), pursuant to which Assignee has agreed to acquire the entire right, title and interest in and to the Assets (as defined in Section 2.1 of the Purchase Agreement) and, in connection therewith, to assume the Assumed Liabilities (as defined in Section 2.3 of the Purchase Agreement); and

WHEREAS, pursuant to Section 7.3(e) of the Purchase Agreement, Assignee has agreed to execute and deliver this Assignment and Assumption Agreement at the Closing;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Assignment; Assumption. Effective as of 10:00 a.m., New York Time, on the date hereof, (a) each Assignor hereby assigns, sells, transfers, conveys and delivers to Assignee, forever, all of such Assignor’s right, title and interest in and to, and obligations under, the Assumed Liabilities (the “Assignment”), and (b) Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants of, and to pay and discharge when due, all of the Assumed Liabilities.

2. Assignor Liability. Assignee shall pay, honor and discharge all the Assumed Liabilities when due. This Assignment and Assumption Agreement shall not apply to any of the Excluded Liabilities (as defined in Section 2.4 of the Purchase Agreement), and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of the Assignors.

3. Terms of Purchase Agreement. This Assignment and Assumption Agreement is being entered into and delivered pursuant to the Purchase Agreement and is subject to the conditions, representations, warranties and covenants provided therein. Nothing contained in this Assignment and Assumption Agreement will be deemed to supersede, limit, amend, supplement, modify, vary or enlarge any of the rights, obligations, covenants, agreements, representations or warranties of the parties under the Purchase Agreement, and this Assignment and Assumption Agreement is intended only to effect the assignment of the Assumed Liabilities. In the event of any conflict or inconsistency between the Purchase Agreement and this Assignment and Assumption Agreement, the provisions of the Purchase Agreement shall be controlling.

4. Governing Law. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5. Amendments; Waivers. No amendment, supplement, modification, waiver or termination of this Assignment and Assumption Agreement or any provision hereof shall be binding unless executed in writing by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

6. Assignment; Binding Effect. This Assignment and Assumption Agreement and its rights and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. No Third Party Beneficiary Rights. This Assignment and Assumption Agreement is not intended to and shall not be construed to give any Person other than the parties signatory hereto any interest or rights (including any third party beneficiary rights) with respect to or in connection with this Assignment and Assumption Agreement or any provision contained herein or contemplated hereby.

8. Severability. If any provision of this Assignment and Assumption Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Assignment and Assumption Agreement and the application of such provision to other persons or circumstances shall not be affected thereby.

9. Headings; Counterparts. The Section headings of this Assignment and Assumption Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Assignment and Assumption Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

* * * * * *

IN WITNESS WHEREOF, each of the Assignors and Assignee has caused this Assignment and Assumption Agreement to be executed and delivered by a duly authorized officer as of the date first above written.

ASSIGNORS:

HATTERAS INVESTMENT PARTNERS LLC

By: _________________________________

Name:

Title:

HATTERAS INVESTMENT MANAGEMENT LLC

By: _________________________________

Name:

Title:

HATTERAS CAPITAL INVESTMENT MANAGEMENT,

LLC

By: _________________________________

Name:

Title:

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC

By: _________________________________

Name:

Title:

HATTERAS CAPITAL INVESTMENT PARTNERS, LLC

By: _________________________________

Name:

Title:

[Signature page to Assignment and Assumption Agreement]

ASSIGNEE:

SCOTLAND ACQUISITION, LLC

By: RCS ADVISORY SERVICES, LLC, its sole member

By: RCS CAPITAL CORPORATION, its managing Member

By: _________________________________

Name:

Title:

EXHIBIT E

FORM OF BILL OF SALE

Exhibit E

THIS BILL OF SALE is made, executed and delivered as of [ ], 2013, by Hatteras Investment Partners LLC, a Delaware limited liability company, Hatteras Investment Management LLC, a Delaware limited liability company, Hatteras Capital Investment Management, LLC, a Delaware limited liability company, Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company, and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (each, a “Seller”, and, collectively, the “Sellers”), to Scotland Acquisition, LLC, a Delaware limited liability company (“Purchaser”). Capitalized terms used herein that are defined in the Purchase Agreement (as defined below) shall have the meanings ascribed to them in the Purchase Agreement unless otherwise defined herein.

WITNESSETH:

WHEREAS, Purchaser, Guarantor, the Sellers, the Principals and the Sellers’ Representative have entered into that certain Asset Purchase Agreement dated as of October 1, 2013 (the “Purchase Agreement”), pursuant to which Purchaser has agreed to acquire the entire right, title and interest in and to the Assets (as defined in Section 2.1 of the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, the Sellers have agreed to execute instruments as may be necessary or desirable to confirm said acquisition of the Assets by Purchaser;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged:

1.                  Conveyance.

(a)                Effective as of 10:00 a.m., New York Time, on the date hereof, each Seller, for itself and its successors and assigns, does hereby irrevocably sell, transfer, set over, convey, assign and deliver unto Purchaser, its successors and assigns, forever, all of such Seller’s right, title and interest in and to all of the Assets (including, without limitation, all rights under all Contracts and Intellectual Property included in the Assets) free and clear of any and all Encumbrances thereon other than Permitted Encumbrances, TO HAVE AND TO HOLD such Assets unto Purchaser, its successors and assigns, forever.

(b)               This Bill of Sale shall not apply to any of the Excluded Assets (as defined in Section 2.2 of the Purchase Agreement).

(c)                Purchaser, on behalf of itself and its successors and assigns, accepts the foregoing sale and assignment.

2.                  Amendments; Waivers. No amendment, supplement, modification, waiver or termination of this Bill of Sale or any provision hereof shall be binding unless executed in writing by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

3.                  Approvals; Consents. If any Governmental Approval or Business Contract included in the Assets contains provisions requiring the consent or approval of a third party to its assignment or transfer and if such consent or approval has not been obtained on or before the date hereof (each a “Required Consent Asset”), then this Bill of Sale shall not constitute an agreement to assign and transfer such Required Consent Asset and the assignment and transfer shall not be deemed effective with respect to such Required Consent Asset until such time as the consent or approval of such third party to the assignment and transfer of such Required Consent Asset to Purchaser shall have been obtained, whereupon (a) this Bill of Sale and the Purchase Agreement shall then constitute an agreement, subject to Section 3.4 of the Purchase Agreement, to assign and transfer such Required Consent Asset, (b) such assignment and transfer will be deemed effective without any further action of the Sellers or Purchaser, and (c) this Bill of Sale shall apply to such Required Consent Asset without any further action of the Sellers or Purchaser.

4.                  Assignment; Binding Effect. This Bill of Sale and the covenants and agreements contained herein shall be binding upon each Seller, its successors and assigns and shall inure to the benefit of Purchaser, its successors and assigns.

5.                  No Third Party Beneficiary Rights. This Bill of Sale is not intended to and shall not be construed to give any Person other than the parties signatory hereto any interest or rights (including any third party beneficiary rights) with respect to or in connection with this Bill of Sale or any provision contained herein or contemplated hereby.

6.                  Survival. The covenants, agreements, representations and warranties of the Sellers set forth in the Purchase Agreement will survive the execution and delivery of this Bill of Sale, subject to the terms and conditions of the Purchase Agreement.

7.                  Governing Law. THIS BILL OF SALE SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.                  Severability. If any provision of this Bill of Sale or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Bill of Sale and the application of such provision to other persons or circumstances shall not be affected thereby.

9.                  Terms of the Purchase Agreement. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the fullest extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

10.              Headings; Counterparts. The Section headings of this Bill of Sale are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Bill of Sale may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

[Signature page follows]

* * * * * *

IN WITNESS WHEREOF, each of the Sellers and Purchaser has caused this Bill of Sale to be executed and delivered by a duly authorized officer as of the date first above written.

SELLERS:

HATTERAS INVESTMENT PARTNERS LLC

By:
Name:
Title:

HATTERAS INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC

By:
Name:
Title:

HATTERAS CAPITAL INVESTMENT PARTNERS, LLC

By:
Name:
Title:

PURCHASER:

SCOTLAND ACQUISITION, LLC

By: RCS ADVISORY SERVICES, LLC, its sole member

By: RCS CAPITAL CORPORATION, its managing member

By: _____________________________________

Name:

Title:

EXHIBIT F-1

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

Exhibit F-1

Intellectual Property Assignment Agreement dated as of [ ], 2013 (this “Agreement”), among Hatteras Investment Partners LLC, a Delaware limited liability company, Hatteras Investment Management LLC, a Delaware limited liability company, Hatteras Capital Investment Management, LLC, a Delaware limited liability company, Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company, and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (each, an “Assignor,” and, collectively, “Assignors”), and Scotland Acquisition, LLC, a Delaware limited liability company (“Assignee”). Assignors and Assignee are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated as of October 1, 2013 (the “Purchase Agreement”), among Assignors, Assignee, Guarantor, Principals and the Sellers’ Representative.

R E C I T A L S:

A.                Pursuant to the Purchase Agreement, Assignors have agreed to sell, transfer, set over, convey, assign and deliver to Assignee, and Assignee has agreed to purchase, acquire and accept from Assignors, all right, title and interest of Assignors in and to the Assets, including the Transferred Intellectual Property.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

1.                  Assignment of Transferred Intellectual Property. Upon the terms and subject to the conditions set forth in the Purchase Agreement, effective as of the Closing Date, Assignors hereby irrevocably sell, transfer, set over, convey, assign, grant and deliver to Assignee, its successors and assigns, forever, free and clear of any and all Encumbrances (other than Permitted Encumbrances), and Assignee hereby purchases, acquires and accepts from Assignors, all right, title and interest of Assignors in, to and under the Transferred Intellectual Property, including the domain name registrations and trademark registrations set forth on Schedule A attached hereto, together with all of the goodwill associated with the foregoing and all rights to sue for and obtain damages and injunctive relief for past, present and future infringement, dilution and violation of the foregoing. The Parties acknowledge and agree that the assignment of any United States intent-to-use applications included in the foregoing is in connection with the transfer of the business or assets to which such intent-to-use applications pertain.

2.                  Costs of Recording. If Assignee elects to record this assignment or any other document or transfer with the U.S. Patent & Trademark Office or applicable foreign governmental or international authorities or registries, Assignee shall bear all costs and fees associated with such recording.

3.                  Terms of Purchase Agreement. This Agreement is being entered into and delivered pursuant to the Purchase Agreement and is subject to the conditions, representations, warranties and covenants provided therein. Nothing contained in this Agreement will be deemed to supersede, limit, amend, supplement, modify, vary or enlarge any of the rights, obligations, covenants, agreements, representations or warranties of the parties under the Purchase Agreement, and this Agreement is intended only to effect the assignment of the Transferred Intellectual Property. In the event of any conflict or inconsistency between the Purchase Agreement and this Agreement, the provisions of the Purchase Agreement shall be controlling.

4.                  Further Assurances. Each of the Parties agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

5.                  Governing Law. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

6.                  Amendments; Waivers. No amendment, supplement, modification, waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

7.                  Assignment; Binding Effect. This Agreement and its rights and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.                  No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person other than the parties signatory hereto any interest or rights (including any third party beneficiary rights) with respect to or in connection with this Agreement or any provision contained herein or contemplated hereby.

9.                  Headings; Counterparts. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page or counterpart delivered by facsimile shall be deemed for all purposes as being an effective and valid execution and delivery of this Agreement by that Party.

10.              Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby.

[Signature page follows]

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

ASSIGNORS:

HATTERAS INVESTMENT PARTNERS LLC

HATTERAS INVESTMENT MANAGEMENT LLC

HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC

HATTERAS CAPITAL INVESTMENT PARTNERS, LLC

By:__________________________________________
Name:
Title:

ASSIGNEE:

SCOTLAND ACQUISITION, LLC

By: RCS ADVISORY SERVICES, LLC, its sole member

By: RCS CAPITAL CORPORATION, its managing member

By: _____________________________________

Name:

Title:

EXHIBIT F-2

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT—TRADEMARKS

Exhibit F-2

Intellectual Property Assignment Agreement dated as of [ ], 2013 (this “Agreement”), between Hatteras Investment Partners LLC, a Delaware limited liability company (“Assignor”) and Scotland Acquisition, LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated as of October 1, 2013 (the “Purchase Agreement”), among the Hatteras Sellers (including Assignor), Assignee, Guarantor, Principals and the Sellers’ Representative.

R E C I T A L S:

A.                Pursuant to the Purchase Agreement, Assignor has agreed to sell, transfer, set over, convey, assign and deliver to Assignee, and Assignee has agreed to purchase, acquire and accept from Assignor, all right, title and interest of Assignor in and to the Assets, including the trademark registrations set forth on Schedule A attached hereto (“Trademarks”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

1.                  Assignment of Trademarks. Upon the terms and subject to the conditions set forth in the Purchase Agreement, effective as of the Closing Date, Assignor hereby irrevocably sells, transfers, sets over, conveys, assigns, grants and delivers to Assignee, its successors and assigns, forever, free and clear of any and all Encumbrances (other than Permitted Encumbrances), and Assignee hereby purchases, acquires and accepts from Assignor, all right, title and interest of Assignor in, to and under the Trademarks, together with all of the goodwill associated with the foregoing and all rights to sue for and obtain damages and injunctive relief for past, present and future infringement, dilution and violation of the foregoing. The Parties acknowledge and agree that the assignment of any United States intent-to-use applications included in the foregoing is in connection with the transfer of the business or assets to which such intent-to-use applications pertain.

2.                  Costs of Recording. If Assignee elects to record this assignment or any other document or transfer with the U.S. Patent & Trademark Office or applicable foreign governmental or international authorities or registries, Assignee shall bear all costs and fees associated with such recording.

3.                  Terms of Purchase Agreement. This Agreement is being entered into and delivered pursuant to the Purchase Agreement and is subject to the conditions, representations, warranties and covenants provided therein. Nothing contained in this Agreement will be deemed to supersede, limit, amend, supplement, modify, vary or enlarge any of the rights, obligations, covenants, agreements, representations or warranties of the parties under the Purchase Agreement, and this Agreement is intended only to effect the assignment of the Trademarks. In the event of any conflict or inconsistency between the Purchase Agreement and this Agreement, the provisions of the Purchase Agreement shall be controlling.

4.                  Further Assurances. Each of the Parties agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

5.                  Governing Law. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

6.                  Amendments; Waivers. No amendment, supplement, modification, waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

7.                  Assignment; Binding Effect. This Agreement and its rights and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.                  No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person other than the parties signatory hereto any interest or rights (including any third party beneficiary rights) with respect to or in connection with this Agreement or any provision contained herein or contemplated hereby.

9.                  Headings; Counterparts. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page or counterpart delivered by facsimile shall be deemed for all purposes as being an effective and valid execution and delivery of this Agreement by that Party.

10.              Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby.

[Signature page follows]

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

ASSIGNOR:

HATTERAS INVESTMENT PARTNERS LLC

By:__________________________________________
Name:
Title:

ASSIGNEE:

SCOTLAND ACQUISITION, LLC

By: RCS ADVISORY SERVICES, LLC, its sole member

By: RCS CAPITAL CORPORATION, its managing member

By: _____________________________________

Name:

Title:

[Signature page to Intellectual Property Assignment Agreement – Trademarks]

EXHIBIT G

FORM OF LEASE ASSIGNMENT AGREEMENT

Exhibit G

Lease Assignment dated as of [ ], 2013 (this “Assignment”), among Hatteras Investment Partners LLC, a Delaware limited liability company (“Assignor”), Scotland Acquisition, LLC, a Delaware limited liability company (“Assignee”) and [ ], a [ ] (“Landlord”). Assignor, Assignee and Landlord are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated as of October 1, 2013 (the “Purchase Agreement”), among Assignee, Guarantor, Assignor, the Hatteras Sellers, Principals and the Sellers’ Representative.

R E C I T A L S:

A.                Landlord, as landlord, and Assignor, as tenant, are parties to the [Lease] dated as of [ ] (the “Lease”), a copy of which Lease is attached hereto as Exhibit A, pursuant to which Landlord leases to Assignor certain premises located at [ ], [City], [State] [Zip], as more particularly described in the Lease.

B.                 In accordance with the Purchase Agreement, Assignor desires to sell, transfer, set over, convey, assign and deliver to Assignee all of its right, title and interest in and to the Lease (including all of its right, title and interest in and to any security deposited under the Lease with respect to Assignor’s obligations under the Lease) to Assignee from and after the Closing Date, and Assignee desires to accept such assignment.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

1.                  Assignment of Lease. Assignor hereby sells, transfers, sets over, conveys, assigns and delivers to Assignee all of Assignor’s right, title and interest in, to and under the Lease, including all right, title and interest of Assignor in and to any security deposited under the Lease with respect to Assignor’s obligations under the Lease, to have and to hold the same from and after the Closing Date, for all the rest of the term of the Lease and extensions thereof, subject to all the terms, covenants, conditions and provisions therein contained (the “Lease Assignment”).

2.                  Assumption of Lease. Assignee accepts the assignment of the Lease from Assignor described in paragraph 1 above and assumes and agrees to perform all of the obligations and duties of Assignor under the Lease to the extent arising or accruing under the Lease from and after the Closing Date.

3.                  Consent. Landlord hereby (a) consents to the Lease Assignment pursuant to Section [__] of the Lease, whereupon at the Closing Date, Assignee shall become the tenant under the Lease, and (b) grants Assignor a novation with respect to all liabilities and obligations under the Lease arising or accruing from and after the Closing Date.

4.                  Substitution. Landlord recognizes Assignee as Assignor’s successor-in-interest in and to the Lease and the obligations under the Lease. Assignee by this Assignment becomes entitled to all right, title and interest of Assignor in and to the Lease in as much as Assignee is the substituted party to the Lease, as of and after the Closing Date. Landlord and Assignee shall be bound by the terms of the Lease in every way as if Assignee is named in the Lease in place of Assignor as a party thereto. Landlord represents and warrants to Assignor and Assignee that there is no payment or other liability of Landlord to Assignor which has accrued and remains outstanding as of the Closing Date.

5.                  Further Assurances. Each of the Parties agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.

6.                  Amendments; Waivers. No amendment, supplement, modification, waiver or termination of this Assignment or any provision hereof shall be binding unless executed in writing by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

7.                  Severability. It is the desire and intent of the Parties that the provisions of this Assignment shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Assignment shall be adjudicated to be invalid or unenforceable, the provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, with the deletion to apply only with respect to the operation of the provision in the particular jurisdiction in which the adjudication is made.

8.                  Assignment; Binding Effect. All the terms and provisions of this Assignment shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns whether through merger, consolidation, combination, acquisition of all or substantially all the assets of a Party or otherwise.

9.                  No Third Party Beneficiary Rights. This Assignment is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Assignment.

10.              Terms of Purchase Agreement. As between Assignor and Assignee, it is hereby agreed that nothing contained in this Assignment shall be deemed to supersede, limit, amend, supplement, modify, vary or enlarge any of the rights, obligations, covenants, agreements, representations or warranties of such parties under the Purchase Agreement.

11.              Governing Law. This Assignment and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Assignment or the negotiation, execution or performance of this Assignment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Assignment or as an inducement to enter into this Assignment), shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

12.              Headings; Counterparts. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Assignment may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page or counterpart delivered by facsimile shall be deemed for all purposes as being an effective and valid execution and delivery of this Assignment by that Party.

[Signature page follows]

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Assignment to be duly executed and delivered as of the day and year first above written.

Assignor:

HATTERAS INVESTMENT PARTNERS LLC

By: _____________________________________

Name:

Title:

ASSIGNEE:

SCOTLAND ACQUISITION, LLC

By: RCS ADVISORY SERVICES, LLC, its sole member

By: RCS CAPITAL CORPORATION, its managing member

By: _____________________________________

Name:

Title:

Landlord:

[Landlord]

By: _____________________________________

Name:

Title:

EXHIBIT A

See attached copy of Lease.

STATE OF ______________     )

                                                         ) SS:

COUNTY OF ______________ )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Hatteras Investment Partners LLC, a Delaware limited liability company, by [ ], its [ ], who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said Hatteras Investment Partners LLC and his free act and deed as said officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _________________, _____________, this ____ day of ____________, 2013.

________________________

Notary Public

My Commission Expires:

STATE OF ______________  )

                                                       ) SS:

COUNTY OF ____________   )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Scotland Acquisition, LLC, a Delaware limited liability company, by [ ], its [ ], who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said [ ] and his free act and deed as said officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _________________, _____________, this ____ day of ____________, 2013.

________________________

Notary Public

My Commission Expires:

STATE OF ______________  )

                                                       ) SS:

COUNTY OF ____________   )

Before me, a Notary Public in and for said County and State, personally appeared the above-named [Landlord], a [ ], by [ ], its [ ], who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said [ ] and ______________________ and his free act and deed as said officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _________________, _____________, this ____ day of ____________, 2013.

________________________

Notary Public

My Commission Expires:

EXHIBIT H-1

POST-CLOSING ANNUAL BONUS PLAN

[HATTERAS FUNDS]

ANNUAL BONUS PLAN

(Effective as of _________ __, ____)

TABLE OF CONTENTS

Page

I.	Purpose		1
II.	Definitions		1
	A.	“Asset Purchase Agreement”	1
	B.	“Award Letter”	1
	C.	“Beneficiary”	1
	D.	“Bonus”	1
	F.	“Bonus Year”	1
	G.	“Cause”	1
	H.	“Code”	2
	I.	“Company”	2
	J.	“Disability”	2
	K.	“Employee”	2
	L.	“ERISA”	2
	M.	“Good Reason”	2
	N.	“Grant Date”	3
	O.	“Incentive Fee”	3
	P.	“Incentive Fee Bonus”	3
	Q.	“Incentive Fee Pool”	3
	R.	“Operating Income”	3
	S.	“Operating Income Bonus”	3
	T.	“Operating Income Pool”	4
	U.	“Participant”	4
	V.	“Plan”	4
	W.	“Retirement”	4
	X.	“Sellers’ Representative”	4
	Y.	“Termination of Employment”	4
III.	Administration		4
IV.	Participants		5
V.	Grant of Bonus		5
VI.	Payment of Bonus		5
VII.	Termination		5
VIII.	Transferability		5
IX.	Plan Unfunded; Accrual Required		6
X.	Limitations		6
XI.	Amendment and Termination of the Plan		6
XII.	Miscellaneous		7
EXHIBIT A			1

[HATTERAS FUNDS] ANNUAL BONUS PLAN

(Effective as of ________ __, ____)

I.                   Purpose. The purpose of the [Hatteras Funds] Annual Bonus Plan (the “Plan”) is to provide additional compensation to certain employees of [Hatteras Funds] (the “Company”) based on the Company’s performance over a particular year.

II.                Definitions. Unless the context otherwise requires, capitalized terms used in this Plan but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement (as defined below). As used in this Plan:

A.                “Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of October 1, 2013, by and among Scotland Acquisition, LLC, a Delaware limited liability company (“Purchaser”), RCS Capital Corporation, a Delaware corporation, the persons named as principals on the signature pages thereto (each a “Principal”), Hatteras Investment Partners LLC, a Delaware limited liability company, Hatteras Investment Management LLC, a Delaware limited liability company, Hatteras Capital Investment Management, LLC, a Delaware limited liability company, Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company, and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (collectively, the “Hatteras Sellers”), and the Sellers’ Representative.

B.                 “Award Letter” means a letter sent by the Company to the Participant describing the grant of the Bonus, in such form as the Sellers’ Representative shall from time to time approve, containing such provisions as the Sellers’ Representative shall deem advisable, and signed on behalf of the Company by the Sellers’ Representative.

C.                 “Beneficiary” means a person or persons or legal entity, designated by a Participant in the manner set forth in Section VIII.B to receive payment hereunder after the Participant’s death or, if no designation is made or if the designated Beneficiary predeceases the Participant, the Participant’s surviving spouse or, if none, the Participant’s estate.

D.                “Bonus” means that amount awarded to a Participant for a Bonus Year. The term “Bonus” refers in the aggregate to (i) the Participant’s Operating Income Bonus (if any), and (ii) the Participant’s Incentive Fee Bonus (if any).

E.                 “Bonus Plan Group” means (i) the Earnout Group and (ii) any business operated by, or any fund or investment vehicle placed under the management of, the Company.

F.                  “Bonus Year” means generally the calendar year for which a Bonus may be granted under Section V. However, the first Bonus Year shall be the short period from the effective date of this Plan (see Section XII.A) through December 31, ____, and no Bonus may be granted under this Plan for calendar years commencing after December 31, 2018.

G.                “Cause” means the Participant has:

(1)               been convicted of, or entered a plea of guilty or “nolo contendere” to, a felony;

(2)               intentionally failed to substantially perform (other than by reason of illness, temporary disability or other approved absence) his or her assigned material duties pursuant to his or her employment agreement and has not cured such failure to perform within thirty (30) days of being notified in writing by the Company in reasonable detail of such failure to perform;

(3)               engaged in willful misconduct in the performance of his or her duties;

(4)               engaged in conduct that violated the Company’s then existing written internal policies or procedures and which is materially detrimental to the business or reputation of the Company, and has not cured such violation within thirty (30) days of being notified in writing by the Company in reasonable detail of such violation; or

(5)               materially breached any non-competition or non-disclosure agreement in effect between the Participant and the Company.

H.                “Code” means the Internal Revenue Code of 1986, as amended.

I.                   “Company” means [Hatteras Funds], a limited liability company, organized under the laws of the ________ of ________.

J.                   “Disability” means the onset of any sickness, injury or disability that causes the Participant to be unable to perform his or her duties pursuant to his or her employment agreement for a consecutive period of one hundred eighty (180) days or an aggregate of six (6) months in any twelve (12)-consecutive month period; provided, that, a determination of “Disability” shall be made by a physician satisfactory to both the Participant and the Company, and if the Participant and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to “Disability” shall be binding on all parties.

K.                “Employee” means any person who is employed by the Company on a full-time basis, who is compensated for such employment by a regular salary, and who, in the opinion of the Sellers’ Representative, contributes to the Company’s success.

L.                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

M.               “Good Reason” means the occurrence of any of the following, in each case during the term of such Participant’s employment with the Company and without the Participant’s written consent or the Company’s curing such occurrence ***:

(1)               ***

(2)               ***

(3)               ***

(4)               ***

N.                “Grant Date” means the date on which a Bonus is granted to a Participant. The Grant Date shall be the first regularly scheduled pay date in March of the calendar year following the Bonus Year for which the Bonus was earned.

O.                “Incentive Fee” means the aggregate of the incentive fees derived from the Bonus Plan Group for a Bonus Year.

P.                  “Incentive Fee Bonus” means the portion of a Participant’s Bonus that is based on a specified dollar amount or percentage of the Incentive Fee Pool for a Bonus Year and that is payable to the Participant as determined by the Sellers’ Representative and as set forth in the Participant’s Award Letter.

Q.                “Incentive Fee Pool” means an amount equal to ***.

R.                 “Operating Income” means, with respect to a calendar year accounting period, the consolidated net income, before any Taxes based on net income, of the Bonus Plan Group, determined in accordance with GAAP, plus (without duplication and in each case only to the extent deducted in determining such consolidated net income) (A) any expense, amortization or other write-down of goodwill or any intangible assets, whether existing or acquired at the time of Closing, or acquired any time after Closing and (B) any allocation of corporate, overhead, compensation or commission expense from Purchaser or any Affiliates of Purchaser that are not Permitted Commission Expenses and Permitted Overhead Expenses. For the avoidance of doubt, “Operating Income” shall be exclusive of any Incentive Fee (as defined herein).

S.                  “Operating Income Bonus” means the portion of a Participant’s Bonus that is based on a specified dollar amount or percentage of the Operating Income Pool for a Bonus Year and that is payable to the Participant as determined by the Sellers’ Representative and as set forth in the Participant’s Award Letter.

T.                  “Operating Income Pool” means an amount equal to ***.

U.                “Participant” means any Employee of the Company to whom a Bonus has been granted under Section V.

V.                “Plan” means the [Hatteras Funds] Annual Bonus Plan, as set forth herein and as it may be amended from time to time.

W.               “Retirement” means a Participant’s Termination of Employment (other than for Cause) after his or her attainment of at least age 55 and completion of at least five years of service with the Company.

X.                “Sellers’ Representative” means the Sellers’ Representative under the Asset Purchase Agreement.

Y.                “Termination of Employment” means the Participant’s separation from service with the Company and all entities with which the Company would be considered a single employer under section 414(b) of the Code or section 414(c) of the Code.

III.             Administration

A.                The Plan shall be administered, construed and interpreted by the Sellers’ Representative. The Sellers’ Representative may prescribe, amend and rescind rules and regulations relating to the Plan, and may make all other determinations necessary or advisable for the administration of the Plan. Each such rule, regulation or determination shall be conclusive and binding for all purposes of the Plan.

B.                 At the sole election of the Sellers’ Representative, the Sellers’ Representative may delegate any or all of the Sellers’ Representative’s rights and duties with respect to the Plan to a Compensation Committee (the “Committee”). The Committee shall exercise the full authority of the Sellers’ Representative with respect to the Plan to the extent authorized to do so by its constituting resolution(s). If the Plan is administered by the Committee, all references to the Sellers’ Representative in the Plan shall mean and relate to the Committee. No Participant who is a member of the Committee shall participate in any decision-making activities under the Plan that will in any way affect his or her own Bonus(es) under the Plan.

C.                 Neither the Sellers’ Representative nor any member of the Committee shall be personally liable to any person by reason of any action taken or not taken by him, her or it with respect to the Plan or for any mistake of judgment made by him or her in his or her capacity as an administrator of the Plan. The Company shall indemnify and hold harmless the Sellers’ Representative and each member of the Committee, and each employee to whom any duty or power relating to the administration, interpretation or implementation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud, self-dealing or willful misconduct.

IV.             Participants. Subject to the provisions of the Plan, the Sellers’ Representative shall have full and final authority, in his, her or its sole discretion, to determine the Employees to be granted Bonuses under the Plan for a Bonus Year, and thus to become Participants for such Bonus Year.

V.               Grant of Bonus. The amount of a Bonus to be granted to an Employee who is designated as eligible under Section IV shall be determined by the Sellers’ Representative, in his, her or its sole discretion. Each Bonus granted under the Plan shall be evidenced by an Award Letter.

VI.             Payment of Bonus. Unless otherwise determined by the Sellers’ Representative, any Operating Income Bonus shall be paid on the Grant Date and any Incentive Fee Bonus(es) shall be paid within the thirty (30) days following receipt by the Company of any portion of the Incentive Fee for the applicable Bonus Year. However, notwithstanding the foregoing, all Bonuses for a Bonus Year shall be paid on or before March 15 of the calendar year following the calendar year that contains the Grant Date.

VII.          Termination

A.                Termination Without Cause; Due to Retirement, Disability or Death; or For Good Reason. If a Participant’s Termination of Employment occurs by reason of (i) his or her termination by the Company without Cause, (ii) his or her Retirement, Disability or death, or (iii) his or her resignation for Good Reason, in each case during a Bonus Year or after a Bonus Year but before the Grant Date for the Bonus Year, the Participant shall nevertheless be eligible for the Bonus for such Bonus Year in the discretion of the Sellers’ Representative.

B.                 Termination for Cause; Voluntary Termination. If a Participant’s Termination of Employment is (i) by the Company for Cause, or (ii) by the Participant other than due to Retirement, Disability, death or for Good Reason during a Bonus Year, or after a Bonus Year but before the Grant Date for the Bonus Year, no amount shall be payable to the Participant as a Bonus for that Bonus Year.

VIII.       Transferability

A.                No Bonus payable under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber, charge or otherwise transfer or dispose of (“Transfer”) such Bonus shall be void. No Bonus awarded hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such Bonus. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to Transfer any Bonus awarded hereunder, then the Participant or Beneficiary’s right to receive payment with respect to such Bonus shall, in the discretion of the Company, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary(ies) (designated as provided in subsection B below), his or her spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Sellers’ Representative may deem proper, in his, her or its sole and absolute discretion.

B.                 Each Employee, upon becoming a Participant, shall file with the Sellers’ Representative a notice in writing in substantially the form set forth as Exhibit A hereto designating one or more persons (natural or otherwise) as Beneficiary(ies) to whom payments otherwise due the Participant shall be made in the event of death while in the employment of the Company or after severance therefrom. Participants shall have the right to change their designated Beneficiary(ies) from time to time; provided, however, that no such change shall be effective until notice of it has been received in writing by the Sellers’ Representative.

IX.             Plan Unfunded; Accrual Required. This Plan shall be unfunded for purposes of ERISA, and the payment of benefits hereunder shall be made from the general assets of the Company. Any assets which may be set aside, earmarked, or identified as being intended for the payment of Bonuses under this Plan shall remain assets of the Company and shall be subject to the claims of its general creditors. Each Participant shall be a general and unsecured creditor of the Company to the extent of the value of his or her Bonuses accrued hereunder, and shall have no right, title or interest in any specific asset that the Company may set aside, earmark or identify as for the payment of Bonuses under the Plan. The Company may hedge its liability to make payments under the Plan by establishing an account in the name of the Company with a financial institution or elsewhere. Notwithstanding the foregoing, the Company shall accrue during a Bonus Year, on a monthly basis and in accordance with GAAP, its liability for the payment of Bonuses hereunder for such Bonus Year. Further, at all times through the end of the Earnout Period, the Company shall not make distributions to equityholders of the Company to the extent that, after making such distributions, it would have insufficient funds to make payments under the Plan.

X.                Limitations. Participants shall acquire no rights hereunder except for the right to receive cash in payment of the Bonuses in accordance with the terms of this Plan. Without limiting the generality of the foregoing, nothing contained in this Plan shall, or shall be construed to (i) give any Employee any right to be awarded any Bonus other than in the sole discretion of the Sellers’ Representative; (ii) give any Participant any rights whatsoever with respect to any equity in the Company; (iii) limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time; or (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

XI.             Amendment and Termination of the Plan. The Company may, subject to the consent of the Sellers’ Representative, amend or terminate this Plan at any time; provided, however, that an amendment to or termination of this Plan shall not adversely affect the rights of Participants or Beneficiaries to payments in respect of any Bonus that has been granted prior to the date of such amendment or termination, without such Participant or Beneficiary’s written consent.

XII.          Miscellaneous

A.                This Plan is effective as of ___________ __, ____.

B.                 The Company shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments. Such withholding may be made from other amounts due from the Company to the Participant (including salary or bonus, deferred or otherwise) or upon any other event that would cause a Bonus to be deemed taxable compensation or wages to the Participant.

C.                 No amounts payable in respect of any Bonus or received by any Participant pursuant to the Plan, shall be included as “wages” or “salary” in determining the amount of any payment under any welfare benefit, pension plan, profit sharing plan, or any other employee benefit plan (e.g., life insurance or disability insurance) of the Company.

D.                This Plan and awards granted hereunder shall be governed and construed in accordance with the laws of the _____ of __________ without reference to principles of the conflict of laws.

EXHIBIT A

[HATTERAS FUNDS] ANNUAL BONUS PLAN

(Effective as of _________ __, ____)

BENEFICIARY DESIGNATION

This Form is for your use under the [Hatteras Funds] Annual Bonus Plan (the “Plan”) to name a Beneficiary for the amount payable to you from the Plan. You should complete the Form, sign it, have it signed by the Company, and date it.

* * * * *

I understand that in the event of my death before I receive an amount payable under the Plan, the amount will be paid in a single sum to the Beneficiary designated by me below or, if none or if my designated Beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last Beneficiary Designation filed by me during my lifetime cancels all prior Beneficiary Designations previously filed by me for the Plan.

I hereby state that ______________________________ [insert name], residing at ____________________________________________________________ [insert address], whose Social Security number is _______________, is designated as my Beneficiary.

______________________________                                            _______________

Signature of Employee                                                                        Date

ACCEPTED:

[HATTERAS FUNDS]

By: ______________________________

Date: _____________________________

A-1

EXHIBIT H-2

POST-CLOSING PERFORMANCE BONUS PLAN

[HATTERAS FUNDS]

PERFORMANCE BONUS PLAN

(Effective as of _________ __, ____)

TABLE OF CONTENTS

Page

I.	Purpose		1
II.	Definitions		1
	A.	“2016 Bonus”	1
	B.	“2016 Payment”	1
	C.	“2018 Bonus”	1
	D.	“2018 Payment”	1
	E.	“Asset Purchase Agreement”	1
	F.	“Award Letter”	1
	G.	“Beneficiary”	1
	H.	“Bonus”	2
	J.	“Bonus Year”	2
	K.	“Cause”	2
	L.	“Change of Control”	2
	M.	“Code”	2
	N.	“Company”	2
	O.	“Disability”	2
	P.	“Employee”	3
	Q.	“ERISA”	3
	R.	“Good Reason”	3
	S.	“Grant Date”	3
	T.	“Participant”	3
	U.	“Plan”	3
	V.	“Retirement”	3
	W.	“Sellers’ Representative”	4
	X.	“Termination of Employment”	4
III.	Administration		4
IV.	Participants		4
V.	Grant of Bonus		5
VI.	Payment of Bonus		5
VII.	Termination		5
VIII.	Transferability		5
IX.	Plan Unfunded; Accrual Required		6
X.	Limitations		6
XI.	Amendment and Termination of the Plan		6
XII.	Miscellaneous		6
EXHIBIT A			A-1

[HATTERAS FUNDS] PERFORMANCE BONUS PLAN

(Effective as of ________ __, ____)

I.                 Purpose. The purpose of the [Hatteras Funds] Performance Bonus Plan (the “Plan”) is to provide additional compensation to certain key employees of [Hatteras Funds] (the “Company”) based on the Company’s performance over a particular year.

II.                Definitions. Unless the context otherwise requires, capitalized terms used in this Plan but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement (as defined below). As used in this Plan:

A.                “2016 Bonus” means a payment that is equal to a specified dollar amount or percentage of the 2016 Payment, as determined by the Sellers’ Representative and set forth in the Participant’s Award Letter(s).

B.                 “2016 Payment” means for the 2016 Bonus Year an amount equal to ***.

C.                 “2018 Bonus” means a payment that is equal to a specified dollar amount or percentage of the 2018 Payment, as determined by the Sellers’ Representative and set forth in the Participant’s Award Letter(s).

D.                “2018 Payment” means for the 2018 Bonus Year an amount equal to ***.

E.                 “Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of October 1, 2013, by and among Scotland Acquisition, LLC, a Delaware limited liability company (“Purchaser”), RCS Capital Corporation, a Delaware corporation, the persons named as principals on the signature pages thereto (each a “Principal”), Hatteras Investment Partners LLC, a Delaware limited liability company, Hatteras Investment Management LLC, a Delaware limited liability company, Hatteras Capital Investment Management, LLC, a Delaware limited liability company, Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company, and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (collectively, the “Hatteras Sellers”), and the Sellers’ Representative.

F.                  “Award Letter” means a letter sent by the Company to the Participant describing the grant of the Bonus, in such form as the Sellers’ Representative shall from time to time approve, containing such provisions as the Sellers’ Representative shall deem advisable, and signed on behalf of the Company by the Sellers’ Representative.

G.                “Beneficiary” means a person or persons or legal entity, designated by a Participant in the manner set forth in Section VIII.B to receive payment hereunder after the Participant’s death or, if no designation is made or if the designated Beneficiary predeceases the Participant, the Participant’s surviving spouse or, if none, the Participant’s estate.

H.                “Bonus” means that amount awarded to a Participant for a Bonus Year. The term “Bonus” refers in the aggregate to (i) the Participant’s 2016 Bonus(es) and (ii) the Participant’s 2018 Bonus(es).

I.                   “Bonus Year” means 2016 for purposes of the 2016 Bonus and the 2016 Payment and 2018 for purposes of the 2018 Bonus and the 2018 Payment.

J.                   “Cause” means the Participant has:

(1)               ***

(2)               ***

(3)               ***

(4)               ***

(5)               ***

K.                “Change of Control” means a Change of Control Acceleration Event as defined in Schedule 3.2(c) to the Asset Purchase Agreement.

L.                 “Code” means the Internal Revenue Code of 1986, as amended.

M.               “Company” means [Hatteras Funds], a limited liability company organized under the laws of the ________ of ________.

N.                “Disability” means the onset of any sickness, injury or disability that causes the Participant to be unable to perform his or her duties pursuant to his or her employment agreement for a consecutive period of one hundred eighty (180) days or an aggregate of six (6) months in any twelve (12)-consecutive month period; provided, that, a determination of “Disability” shall be made by a physician satisfactory to both the Participant and the Company, and if the Participant and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to “Disability” shall be binding on all parties.

O.                “Employee” means any person who is employed by the Company on a full-time basis, who is compensated for such employment by a regular salary, and who, in the opinion of the Sellers’ Representative, contributes materially to the Company’s success.

P.                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Q.                “Good Reason” means the occurrence of any of the following, in each case during the term of such Participant’s employment with the Company and without the Participant’s written consent or the Company’s curing such occurrence ***:

(1)               ***

(2)               ***

(3)               ***

(4)               ***

(5)               ***

(6)               ***

R.                 “Grant Date” means the date on which a Bonus is granted to a Participant. The Grant Date(s) for the 2016 Bonus and the 2018 Bonus shall be the Closing Date or as soon as administratively practicable thereafter, and any other date after the Closing Date on which the Sellers’ Representative awards a 2016 Bonus or a 2018 Bonus to an Employee.

S.                  “Participant” means any Employee of the Company to whom a Bonus has been granted under Section V.

T.                  “Plan” means the [Hatteras Funds] Performance Bonus Plan, as set forth herein and as it may be amended from time to time.

U.                “Retirement” means a Participant’s Termination of Employment (other than for Cause) after his or her attainment of at least age 55 and completion of at least five years of service with the Company.

V.                “Sellers’ Representative” means the Sellers’ Representative under the Asset Purchase Agreement.

W.               “Termination of Employment” means the Participant’s separation from service with the Company and all entities with which the Company would be considered a single employer under section 414(b) of the Code or section 414(c) of the Code.

III.             Administration

A.                The Plan shall be administered, construed and interpreted by the Sellers’ Representative. The Sellers’ Representative may prescribe, amend and rescind rules and regulations relating to the Plan, and may make all other determinations necessary or advisable for the administration of the Plan. Each such rule, regulation or determination shall be conclusive and binding for all purposes of the Plan.

B.                 At the sole election of the Sellers’ Representative, the Sellers’ Representative may delegate any or all of the Sellers’ Representative’s rights and duties with respect to the Plan to a Compensation Committee (the “Committee”). The Committee shall exercise the full authority of the Sellers’ Representative with respect to the Plan to the extent authorized to do so by its constituting resolution(s). If the Plan is administered by the Committee, all references to the Sellers’ Representative in the Plan shall mean and relate to the Committee. No Participant who is a member of the Committee shall participate in any decision-making activities under the Plan that will in any way affect his or her own Bonus(es) under the Plan.

C.                 Neither the Sellers’ Representative nor any member of the Committee shall be personally liable to any person by reason of any action taken or not taken by him, her or it with respect to the Plan or for any mistake of judgment made by him or her in his or her capacity as an administrator of the Plan. The Company shall indemnify and hold harmless the Sellers’ Representative and each member of the Committee, and each employee to whom any duty or power relating to the administration, interpretation or implementation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud, self-dealing or willful misconduct.

IV.             Participants. Those Employees who receive Award Letters at the Closing (or as soon as administratively practicable thereafter) for the 2016 Bonuses and the 2018 Bonuses shall become Participants as a result of such awards. Subject to the provisions of the Plan, the Sellers’ Representative shall have full and final authority, in his, her or its sole discretion, to determine the Employees to be granted 2016 Bonuses and 2018 Bonuses under the Plan after the Closing Date (who may be one or more of the same Employees who received Award Letters on the Closing Date or as soon as administratively practicable thereafter) and thus to become Participants at the time of such later grant(s).

V.                Grant of Bonus. The amount of a Bonus to be granted to an Employee who is designated as eligible under Section IV shall be determined by the Sellers’ Representative, in his, her or its sole discretion. Each Bonus granted under the Plan shall be evidenced by an Award Letter.

VI.             Payment of Bonus. Unless otherwise determined by the Sellers’ Representative, any 2016 Bonus or 2018 Bonus shall be paid within the thirty (30) days following the Purchaser’s preparation of the audited consolidated balance sheet and the related audited consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows relating to the Earnout Group Business for the applicable Bonus Year. However, notwithstanding the foregoing, (i) the 2016 Bonuses shall be paid in the year 2017 and (ii) the 2018 Bonuses shall be paid in the year 2019.

VII.          Termination

A.                Termination Without Cause; Due to Retirement, Disability or Death; or For Good Reason. If a Participant’s Termination of Employment occurs by reason of his or her termination by the Company without Cause, by reason of his or her Retirement, Disability or death, or by reason of his or her resignation for Good Reason, in each case, (i) before the payment date of the 2016 Bonuses, no amount shall be payable to the Participant as a 2016 Bonus except to the extent the Participant’s Award Letter provides otherwise or (ii) before the payment date of the 2018 Bonuses, no amount shall be payable to the Participant as a 2018 Bonus except to the extent the Participant’s Award Letter provides otherwise.

B.                 Termination for Cause; Voluntary Termination. If a Participant’s Termination of Employment is by the Company for Cause, or is by the Participant other than due to Retirement, Disability, death or for Good Reason (i) before the payment date of the 2016 Bonuses, no amount shall be payable to the Participant as a 2016 Bonus, or (ii) before the payment date of the 2018 Bonuses, no amount shall be payable to the Participant as a 2018 Bonus.

VIII.       Transferability

A.                No Bonus payable under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber, charge or otherwise transfer or dispose of (“Transfer”) such Bonus shall be void. No Bonus awarded hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such Bonus. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to Transfer any Bonus awarded hereunder, then the Participant or Beneficiary’s right to receive payment with respect to such Bonus shall, in the discretion of the Company, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary(ies) (designated as provided in subsection B below), his or her spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Sellers’ Representative may deem proper, in his, her or its sole and absolute discretion.

B.                 Each Employee, upon becoming a Participant, shall file with the Sellers’ Representative a notice in writing in substantially the form set forth as Exhibit A hereto designating one or more persons (natural or otherwise) as Beneficiary(ies) to whom payments otherwise due the Participant shall be made in the event of death while in the employment of the Company or after severance therefrom. Participants shall have the right to change their designated Beneficiary(ies) from time to time; provided, however, that no such change shall be effective until notice of it has been received in writing by the Sellers’ Representative.

IX.             Plan Unfunded; Accrual Required. This Plan shall be unfunded for purposes of ERISA, and the payment of benefits hereunder shall be made from the general assets of the Company. Any assets which may be set aside, earmarked, or identified as being intended for the payment of Bonuses under this Plan shall remain assets of the Company and shall be subject to the claims of its general creditors. Each Participant shall be a general and unsecured creditor of the Company to the extent of the value of his or her Bonus(es) accrued hereunder, and shall have no right, title or interest in any specific asset that the Company may set aside, earmark or identify as for the payment of Bonuses under the Plan. The Company may hedge its liability to make payments under the Plan by establishing an account in the name of the Company with a financial institution or elsewhere. Notwithstanding the foregoing, the Company shall accrue, on a monthly basis and in accordance with GAAP, from the Closing Date and from such later date on which a 2016 Bonus or a 2018 Bonus is awarded until the payment of the 2016 Bonuses and 2018 Bonuses, respectively, its liability for such payments. Further, at all times through the end of the Earnout Period, the Company shall not make distributions to equityholders of the Company to the extent that, after making such distributions, it would have insufficient funds to make payments under the Plan.

X.                Limitations. Participants shall acquire no rights hereunder except for the right to receive cash in payment of the Bonuses in accordance with the terms of this Plan. Without limiting the generality of the foregoing, nothing contained in this Plan shall, or shall be construed to (i) give any Employee any right to be awarded any Bonus other than in the sole discretion of the Sellers’ Representative; (ii) give any Participant any rights whatsoever with respect to any equity in the Company; (iii) limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time; or (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

XI.             Amendment and Termination of the Plan. The Company may, subject to the consent of the Sellers’ Representative, amend or terminate this Plan at any time; provided, however, that an amendment to or termination of this Plan shall not adversely affect the rights of Participants or Beneficiaries to payments in respect of any Bonus that has been granted prior to the date of such amendment or termination, without such Participant or Beneficiary’s written consent.

XII.          Miscellaneous

A.                This Plan is effective as of ___________ __, ____.

B.                 The Company shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments. Such withholding may be made from other amounts due from the Company to the Participant (including salary or bonus, deferred or otherwise) or upon any other event that would cause a Bonus to be deemed taxable compensation or wages to the Participant.

C.                 No amounts payable in respect of any Bonus or received by any Participant pursuant to the Plan, shall be included as “wages” or “salary” in determining the amount of any payment under any welfare benefit, pension plan, profit sharing plan, or any other employee benefit plan (e.g., life insurance or disability insurance) of the Company.

D.                This Plan and awards granted hereunder shall be governed and construed in accordance with the laws of the _____ of __________ without reference to principles of the conflict of laws.

EXHIBIT A

[HATTERAS FUNDS] PERFORMANCE BONUS PLAN

(Effective as of _________ __, ____)

BENEFICIARY DESIGNATION

This Form is for your use under the [Hatteras Funds] Performance Bonus Plan (the “Plan”) to name a Beneficiary for the amount payable to you from the Plan. You should complete the Form, sign it, have it signed by the Company, and date it.

* * * * *

I understand that in the event of my death before I receive an amount payable under the Plan, the amount will be paid in a single sum to the Beneficiary designated by me below or, if none or if my designated Beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last Beneficiary Designation filed by me during my lifetime cancels all prior Beneficiary Designations previously filed by me for the Plan.

I hereby state that ______________________________ [insert name], residing at ____________________________________________________________ [insert address], whose Social Security number is _______________, is designated as my Beneficiary.

______________________________                                         _______________

Signature of Employee                                                                       Date

ACCEPTED:

[HATTERAS FUNDS]

By: ______________________________

Date: _____________________________

A-1

EXHIBIT I

FORM OF TRANSACTION NOTICE

On October 1, 2013, Hatteras Investment Partners LLC, a Delaware limited liability company (“HIP”), Hatteras Investment Management LLC, a Delaware limited liability company (“HIM”), Hatteras Capital Investment Management, LLC, a Delaware limited liability company (“HCIM”), Hatteras Alternative Mutual Funds LLC, a Delaware limited liability company (“HAMF”), and Hatteras Capital Investment Partners, LLC, a Delaware limited liability company (“HCIP,” and each of the foregoing, a “Hatteras Seller,” and, collectively, the “Hatteras Sellers”), David Perkins, in his capacity as the Hatteras Sellers’ representative, and certain other individuals named as principals of the Hatteras Sellers entered into an asset purchase agreement (the “Purchase Agreement”) with Scotland Acquisition, LLC, a Delaware limited liability (the “Purchaser”) and RCS Capital Corporation, a Delaware corporation (the “Guarantor”). Pursuant to the Purchase Agreement, the Purchaser will acquire substantially all of the assets of the Hatteras Sellers related to the business and operations conducted by the Hatteras Sellers and their subsidiaries (the “Business”), effective upon the satisfaction of certain conditions to closing set forth in the Purchase Agreement.

The Purchaser’s acquisition of the Business will result in a change in control of [HIP / HCIM ] and an assignment of the investment advisory agreement currently in effect between [HIP / HCIM ] and [FUND]. Such an assignment requires your consent.

The undersigned hereby provides such consent on behalf of [FUND] as of the [__] day of [________], 2013.

[FUND]

By:
Name:
Title: